As filed with the Securities and Exchange Commission on July 18, 2006

Registration No. 333-125734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

REGISTRATION STATEMENT ON FORM S-3

UNDER

THE SECURITIES ACT OF 1933

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	92-0181950
(State of Incorporation)	(I.R.S. Employee I.D. No.)

7515 Irvine Center Drive

Irvine, California 92618

(949) 341-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IRWIN GUBMAN

PEOPLE’S CHOICE HOME LOAN
SECURITIES CORP.

7515 Irvine Center Drive

Irvine, California 92618

(949) 341-2000

(Name, address, including zip code and
telephone number, including area code, of
agent for service)

Copy to: THOMAS Y. HINER, ESQ. Hunton & Williams 951 E. Byrd Street Riverfront Plaza, East Tower Richmond, Virginia 23219 (804) 788-8279 (804) 788-8218 (telecopy)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*
Collateralized Notes and Pass-Through Certificates	$7,000,000,000	100%	$7,000,000,000	Previously Paid

*	No additional securities are being registered in connection with this Post-Effective Amendment No. 3 to the Registrant’s Registration Statement (File No. 333-125734). The full amount of the registration fee for the previously registered securities was paid in connection with Pre-Effective Amendment No. 1 to this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FORM OF PROSPECTUS SUPPLEMENT

MORTGAGE-BACKED NOTES

PROSPECTUS SUPPLEMENT dated [                    ] (to Prospectus dated July 18, 2006)

$[                    ]

[insert People’s Choice Logo]

People’s Financial Realty Mortgage Securities Trust, Series

[            ]

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation

Sponsor

[Wells Fargo Bank, National Association]

Master Servicer and Securities Administrator

Mortgage-Backed Notes, Series [            ]

Investment in these notes involves risks. You should carefully consider the risk factors beginning on page S-13 in this prospectus supplement.

These notes will be issued by the Issuing Entity, and will be backed only by the assets of the Issuing Entity. Neither these notes nor the assets of the Issuing Entity will be obligations of [the Underwriters], People’s Choice Home Loan Securities Corp., People’s Choice Financial Corporation, People’s Choice Funding, Inc., [the Servicer] or [the Subservicer] or any of their affiliates. These notes will represent obligations solely of the Issuing Entity. These notes will not be insured or guaranteed by any governmental agency or any other entity.

The Trust

The trust will consist primarily of a pool of one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans separated into two loan groups. The trust will issue [fifteen] classes of notes, each of which is offered under this prospectus supplement.

The principal and interest on the notes will be payable monthly, commencing on [    ], 200[    ].

Credit Enhancement

The offered notes will have credit enhancement in the form of

•	excess interest and overcollateralization; and

•	subordination provided to the Class A Notes by the Class M Notes and provided to the Class M Notes by each class of Class M Notes with a lower payment priority.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the sponsor from the offering will be approximately [            ]% of the aggregate note principal balance of the offered notes, before deducting expenses. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[                                ]

[ ]	[ ]	[ ]

Important notice about information presented in this

prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this prospectus supplement, which describes the specific terms of this series of notes.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered notes and does not contain all the information that you should consider in making your investment decision. To understand the terms of the offered notes, carefully read this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

The Transaction Parties

Sponsor. People’s Choice Financial Corporation, a Maryland corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Depositor. People’s Choice Home Loan Securities Corp., a Delaware corporation with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000. The Depositor is a wholly-owned subsidiary of the Sponsor.

Seller. People’s Choice Funding, Inc., a Delaware corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Issuing Entity. People’s Financial Realty Mortgage Trust Series [            ].

Securities Administrator and Master Servicer. [Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the Securities Administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: People’s Choice [            ], and its telephone number is (410) 884-2000.]

Trustee. [[                        ], a national banking association. The corporate trust office of the trustee is located at [            ], Attention: [            ], and its telephone number is (        )         -        .]

Servicer. [                    ].

Subservicer. People’s Choice Home Loan, Inc., a Wyoming corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

[Swap Provider. [                    ], a [                    ], will provide an interest rate swap for this transaction. The principal executive office of the swap provider is located at [                    ], and its telephone number is [                    ]. See “Description of the Offered Notes—The Swap Agreement” in this prospectus supplement.]

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be [            ], which is also referred to in this prospectus supplement as the initial cut-off date.

Closing Date

The closing date will be on or about [            ].

Determination Date

The fifteenth day of each month in which a payment date occurs. If such day not a business day, then the immediately preceding business day.

Payment Date

The 25th day of each month, beginning in [            ]. If such day is not a business day, then the next business day.

Assumed Final Payment Date

The assumed final payment date for payments on the offered notes is the payment date in [            ].

Record Date

With respect to any offered notes and any payment date, the close of business on the business day immediately preceding such payment date.

Transaction Structure

The following diagram illustrates the various parties involved in the transaction and their functions.

[FLOW CHART TO BE INSERTED]

Offered Notes

Class	Note Rate	Initial Note Principal Balance			Initial Rating (Moody’s/S&P/Fitch)	Designation
Class A Notes:
1A1	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
1A2	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
1A3	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
2A1	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate

Total Class A Notes:		$	[	]

Class M Notes:
M1	Adjustable Rate	$	[	]	Aa1/AA+/AA+	Subordinate/Adjustable Rate
M2	Adjustable Rate	$	[	]	Aa2/AA+/AA+	Subordinate/Adjustable Rate
M3	Adjustable Rate	$	[	]	Aa3/AA+/AA	Subordinate/Adjustable Rate
M4	Adjustable Rate	$	[	]	A1/AA/AA-	Subordinate/Adjustable Rate
M5	Adjustable Rate	$	[	]	A2/AA-/A+	Subordinate/Adjustable Rate
M6	Adjustable Rate	$	[	]	A3/A+/A	Subordinate/Adjustable Rate
M7	Adjustable Rate	$	[	]	Baa1/A/A-	Subordinate/Adjustable Rate
M8	Adjustable Rate	$	[	]	Baa2/BBB+/BBB+	Subordinate/Adjustable Rate
M9	Adjustable Rate	$	[	]	Baa3/BBB+/BBB+	Subordinate/Adjustable Rate
M10	Adjustable Rate	$	[	]	Ba1/BBB/BBB	Subordinate/Adjustable Rate
M11	Adjustable Rate	$	[	]	NR/BBB-/BBB-	Subordinate/Adjustable Rate

Total Class M Notes:		$	[	]

Total Offered Notes:		$	[	]

[To the extent that there were notes to be issued that were not offered pursuant to this prospectus supplement, they would be designated in the table above as “Non-Offered Notes” and throughout this prospectus supplement as “Non-Offered Notes.” The sample securities structure presented herein involves the issuance of only Offered Notes.]

The trust will also issue Owner Trust Certificates, which represent the equity interests in the trust, but such Owner Trust Certificates are not offered by the prospectus supplement.

Other Information:

Offered Notes:

The note rates on each class of the offered notes will be equal to the least of:

•	one-month LIBOR plus the related note margin set forth on the following page,

•	[the maximum note rate, which will equal (i) [ ]% per annum, for any payment date on which the swap agreement described herein is in effect, and (ii) [ ]% per annum, for any other payment date,] and

•	the available funds rate as described in this prospectus supplement.

Note Margin (bps)

Class	(1)	(2)
1A1
1A2
1A3
2A1
M1
M2
M3
M4
M5
M6
M7
M8
M9
M10
M11

(1)	Prior to the step-up date.
(2)	On and after the step-up date, as described in this prospectus supplement.

The Trust

The sponsor will establish People’s Financial Realty Mortgage Securities Trust, Series [            ], a Delaware statutory trust, pursuant to a trust agreement among the sponsor, the owner trustee and [Wells Fargo Bank, National Association], as certificate registrar. Pursuant to a sale and servicing agreement among the issuing entity, the sponsor, the seller, the indenture trustee, the servicer, the subservicer, the master servicer and the securities administrator, the depositor will deposit into the trust the mortgage loans described below. On the closing date, pursuant to an indenture among the issuing entity, the indenture trustee and the securities administrator, the trust will issue the offered notes.

Payments of interest and principal on the offered notes will be made from payments received from the assets of the trust as described in this prospectus supplement.

The beneficial ownership interest in the trust will be represented by the owner trust certificates, which are not offered by this prospectus supplement.

See “Description of the Notes” in this prospectus supplement.

The Mortgage Loans

The notes represent obligations of the issuing entity and will be secured by, among other things, collateral consisting, on the closing date, of a mortgage pool with an aggregate principal balance, as of [        ], of approximately $[            ], referred to in this prospectus supplement as the initial mortgage loans. The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2. All of the mortgage loans are subprime mortgage loans. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan shall mean the combined loan-to-value ratio.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of [        ] mortgage loans. The characteristics of the final loan groups will not materially differ from the information provided with respect to the loan groups. Unless otherwise specified, all percentages described with respect to the mortgage loans are calculated based on the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Loan Group 1

The mortgage loans in loan group 1 will initially contain approximately [        ] one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential mortgage properties. The mortgage loans in loan group 1 have an aggregate stated principal balance of approximately $[            ]as of the cut-off date.

Approximately [        ]% of the mortgage loans in loan group 1 have fixed interest rates and [        ]% of the mortgage loans in loan group 1, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):		[	]
Weighted average mortgage rate (approximate):		[	]
Weighted average remaining term to stated maturity (approximate):		[	]
Range of principal balances (approximate):	$	[	]
Average principal balance:	$	[	]
Range of loan-to-value ratios (approximate):		[	]
Weighted average loan-to-value ratio (approximate):		[	]

The interest rate on each adjustable-rate mortgage loan in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related note margin, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately [            ] of the mortgage loans in loan group 1 are interest-only for the first five years after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately [            ] of the mortgage loans in loan group 1 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. The amount of principal received during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity.

Approximately [            ] of the mortgage loans in loan group 1 are secured by second liens on the related mortgaged property.

Loan Group 2

The mortgage loans in loan group 2 will initially contain approximately [            ] conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential mortgage properties. The mortgage loans in loan group 2 have an aggregate stated principal balance of approximately $[            ]as of the cut-off date.

Approximately [            ] of the mortgage loans in loan group 2 have fixed interest rates and [            ] of the mortgage loans in loan group 2, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):	[	]
Weighted average mortgage rate (approximate):	[	]
Weighted average remaining term to stated maturity (approximate):	[	]
Range of principal balances (approximate):	[	]
Average principal balance:	[	]
Range of loan-to-value ratios (approximate):	[	]
Weighted average loan-to-value ratio (approximate):	[	]

The interest rate on each adjustable-rate mortgage loan in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related note margin, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately [            ] of the group 2 loans are interest-only for the first five years after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately [            ] of the mortgage loans in loan group 2 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. The amount of principal received during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity.

Approximately [            ] of the mortgage loans in loan group 2 are secured by second liens on the related mortgaged property.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

[The Prefunding Account

To the extent that a transaction will include a prefunding period, indicate: (i) the term or duration of the prefunding period (which shall be no longer than one year following the date of issuance); (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account, (iv) any limitation on the ability to add pool assets or (v) the requirements for assets that may be added to the pool.]

Servicing of the Mortgage Loans and Securities Administration

[                    ] will act as servicer with respect to the mortgage loans. The servicer has engaged People’s Choice Home Loan, Inc. as subservicer, which will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the notes. See “The Servicer and The Subservicer” and “The Sale and Servicing Agreement” in this prospectus supplement.

The servicer and the subservicer will be paid in the aggregate on a monthly basis, an amount equal to the product of [        ]% per annum of the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee. The servicing fee will be paid prior to payments to noteholders.

[Wells Fargo Bank, National Association] will act as master servicer and will be required to monitor the performance of the servicer pursuant to the sale and servicing agreement. [Wells Fargo Bank, National Association], acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See “The Master Servicer and The Securities Administrator” in this prospectus supplement.

As compensation for master servicing and securities administration, the master servicer will be entitled to retain any net interest or other income earned on deposits in the payment account and will pay the indenture trustee its respective fee from its own funds. The compensation payable to the master servicer will be prior to any payments to noteholders.

Advances

The servicer or the subservicer, on behalf of the servicer, will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer (or the subservicer, as the case may be) reasonably believes that such cash advances cannot be repaid from future payments or other collections on the mortgage loans for which such advances are being made. The master servicer, acting as successor servicer, will advance its own funds to make advances, if the servicer fails to do so (unless it deems the advances to be nonrecoverable), as required under the sale and servicing agreement. These cash advances are intended only to maintain a regular flow of scheduled interest and principal payments on the notes or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. Neither the servicer nor the subservicer will be obligated to make any advances of balloon payments or advances of principal with respect to any REO property or on any second lien mortgage loan.

The Offered Notes

The offered notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing note principal balances of $[            ] and integral multiples of $[1] in excess thereof with respect to the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes and in minimum denominations representing note principal balances of $[100,000] and integral multiples of $[1] in excess thereof with respect to the Class M Notes.

Interest Payments

In general, on any payment date, interest funds with respect to the mortgage loans in each loan group, after the payment of certain fees and expenses, [plus, or minus, amounts received or paid in respect of the interest rate swap agreement,] will be distributed, first, to pay accrued note interest on the Class A Notes, on a pro rata basis. Then any remaining funds available from all the loan groups will be used to make payments as follows:

first, to pay accrued note interest on the Class M1 Notes;

second, to pay accrued note interest on the Class M2 Notes;

third, to pay accrued note interest on the Class M3 Notes;

fourth, to pay accrued note interest on the Class M4 Notes;

fifth, to pay accrued note interest on the Class M5 Notes;

sixth, to pay accrued note interest on the Class M6 Notes;

seventh, to pay accrued note interest on the Class M7 Notes;

eighth, to pay accrued note interest on the Class M8 Notes;

ninth, to pay accrued note interest on the Class M9 Notes;

tenth, to pay accrued note interest on the Class M10 Notes; and

eleventh, to pay accrued note interest on the Class M11 Notes.

Principal Payments

Principal funds will be used to pay principal of the offered notes as described in this prospectus supplement, generally in proportion to the extent of principal received on the related mortgage loans.

Net Monthly Excess Cashflow Payments

Amounts available after paying interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including maintaining the required level of overcollateralization with respect to the related and non-related loan groups and making payments for reimbursement of losses.

See “Description of the Notes” in this prospectus supplement for additional information.

The allocation of payments will differ depending on whether the payment date is prior to or after the stepdown date or if the payment occurs when a trigger event is in effect.

The stepdown date means the earlier to occur of (1) the first payment date on which the aggregate note principal balance of the Class A Notes has been reduced to zero and (2) the later to occur of (x) the payment date occurring in [            ] and (y) the first payment date on which the senior enhancement percentage (calculated, for this purpose only, before giving effect to payments on the notes on such payment date, but using the stated principal balance of the mortgage loans for such payment date) is greater than or equal to approximately [        ]%.

A trigger event exists for any payment date if (1) the average for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months, of the fraction (calculated for each month), expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the close of business day of such month, exceeds [        ]% of the senior enhancement percentage; or

(2) the cumulative amount of realized losses incurred on the mortgage loans from the cut-off date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth under the defined term “trigger event” in the glossary of this prospectus supplement of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists of excess interest, overcollateralization and the subordination provided to the more senior classes of notes by the more subordinate classes of notes as described under “Description of the Notes—Credit Enhancement” in this prospectus supplement.

[The Swap Agreement

Under the interest rate swap agreement, on each payment date, beginning with the payment date in [            ] and ending with the payment date in [            ], the trust will be obligated to make fixed payments based on the fixed rate specified in the interest rate swap agreement multiplied by a notional amount, and the swap provider will be obligated to make floating payments equal to one-month LIBOR multiplied by a notional amount, as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will make a net swap payment to the trust. Any net swap payments payable to the trust will be included in interest funds and used to make payments as described in this prospectus supplement. Any net swap payments made to the swap provider will reduce the amount of interest and principal available for payments to the noteholders.

Upon early termination of the interest rate swap agreement, the trust or the swap provider may be liable to make a termination payment to the other party. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the trust is required to make a swap termination payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, prior to any payments to noteholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to all distributions to noteholders.

Except as provided in the previous sentence, amounts payable by the trust will be deducted from available interest and principal funds before payments to noteholders.

See “Description of the Notes — The Swap Agreement” in this prospectus supplement.]

[The Corridor Agreement

The offered notes will have the benefit of an interest rate corridor for the first, second, third, fourth, fifth and sixth payment dates. The interest rate corridor is referred to as the “corridor agreement.” Pursuant to the corridor agreement, the corridor counterparty will agree to pay to the trust, on each of the payment dates in [            ,             ,             ,             ,              and             ], a monthly payment in an amount equal to the product of (1) the excess, if any, of the lesser of one-month LIBOR or [10.00%] per annum over a “strike rate” set forth in the corridor agreement for such payment date and (2) the notional amount for such payment date set forth in the corridor agreement. The notional amount declines in accordance with the schedule set forth in the corridor agreement. The corridor agreement will terminate after the payment date in [                ]. Corridor payments, if any, made by the counterparty under the corridor agreement will be available for payment on the offered notes in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement. See “Description of the Notes—The Corridor Agreement” in this prospectus supplement.]

Optional Redemption

At its option, on or after the first payment date on which the aggregate stated principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [10%] of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the majority holder of the owner trust certificates may redeem all the offered notes, and thereby effect redemption and early retirement of the offered notes. If the majority holder of the owner trust certificates does not exercise its option to redeem the offered notes within 90 days of the first possible optional redemption date, the servicer or subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the offered notes.

In addition, if the majority holder of the owner trust certificates does not exercise its option to redeem the offered notes, the applicable margin on the offered notes will increase as provided in this prospectus supplement.

If net interest margin notes secured by the residual interests and prepayment penalties related to the mortgage loans are issued subsequent to the closing of this transaction, then any optional redemption of the Notes may not be exercised until the net interest margin notes have been paid in full or until the investors in the net interest margin notes have consented to the optional redemption.

See “Indenture—Optional Redemption” and “Glossary—Note Margin” in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

The seller has made or will make certain representations and warranties relating to the mortgage loans. If, with respect to any mortgage loan, any of these representations and warranties are breached in any material respect (as of the date made) or there exists any uncured material document defect the Seller will be obligated to repurchase, or substitute for, the subject mortgage loan, as further described in this prospectus supplement under “The Mortgage Pool—General.”

Federal Income Tax Consequences

For federal income tax purposes, (a) the offered notes will be characterized as indebtedness to a holder other than the owner of the owner trust certificates and (b) as long as the ultimate parent (the “parent REIT”) of the entity holding 100% of the owner trust certificates maintains its REIT status and all the owner trust certificates are held by that REIT, a qualified REIT subsidiary of the parent REIT or a wholly-owned subsidiary of the parent REIT that is disregarded for federal income tax purposes, then the trust will be treated as a qualified REIT subsidiary within the meaning of Section 856(i) of the Code.

Although the trust is a taxable mortgage pool, it will not be subject to federal income tax as long as it is owned by the parent REIT, a qualified REIT subsidiary of the parent REIT, or a subsidiary of the parent REIT that is disregarded for federal income tax purposes.

The trust agreement sets forth restrictions on the transferability of the owner trust certificates to ensure that it will only be held by a real estate investment trust, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary.

See “Risk Factors — The Trust May Be Taxable if the Seller Fails to Qualify as a QRS or Its Parent, People’s Choice Financial Corporation, Fails to Qualify as a REIT” in this prospectus supplement and “Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the offered notes.

Ratings

When issued, the offered notes will receive ratings not lower than those set forth on page S-5 of this prospectus supplement. The ratings on the offered notes address the likelihood that holders of the offered notes will receive all payments on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that noteholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes.

See “Ratings” in this prospectus supplement.

Legal Investment Matters

None of the offered notes will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment Matters” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered notes.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered notes will develop or, if one does develop, that it will provide holders of the offered notes with liquidity of investment or that it will continue for the life of the offered notes. There are only a limited number of securitizations which include mortgage loans originated by the Seller. As a result, the secondary market for the offered notes may be very limited. In addition, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriters are not obligated to make a market in the offered notes. The offered notes will not be listed on any securities exchange.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the notes, and your investment in the notes, may not perform as you anticipate.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

the Federal Truth in Lending Act and Regulation Z promulgated under that Act, requiring certain disclosures to the mortgagors regarding the terms of the mortgage loans;

the Equal Credit Opportunity Act and Regulation B promulgated under that Act, prohibiting discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

the Fair Credit Reporting Act, regulating the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The sponsor will represent, with respect to each mortgage loan, that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, the sponsor will represent that none of the mortgage loans (i) are “high cost loans,” (ii) are covered by the Home Ownership and Equity Protection Act of 1994, (iii) are in violation of, or classified as “high cost,” “threshold,” “predatory” or “covered” loans under, any other applicable state, federal or local law. In the event of a breach of any of such representations, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner and to the extent described in this prospectus supplement.

The Trust May Be Taxable if the Seller Fails to Qualify as a QRS or Its Parent, People’s Choice Financial Corporation, Fails to Qualify as a REIT.

It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for United States federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be entirely owned, directly or indirectly, by People’s Choice Financial Corporation (“PCFC”), which will represent that it is a real estate investment trust, or REIT. So long as the trust continues to be entirely owned by a single REIT, a qualified REIT subsidiary, or an entity that is disregarded for United Stated federal income tax purposes that is wholly owned by a single REIT or a qualified REIT subsidiary classification of the trust as a TMP will not cause it to be subject to corporate income tax.

In the event that the trust is not wholly owned by a qualified REIT subsidiary or a REIT, as described above, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity.

No transfer of the owner trust certificates will be permitted, except that 100% of the owner trust certificates may be transferred to a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary (in accordance with the terms of the indenture and the trust agreement), and except that the owner trust certificates may be pledged to secure indebtedness and may be the subject of repurchase agreements treated as secured indebtedness for federal income tax purposes, and the owner trust certificates may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, all in accordance with the indenture and the trust agreement. If the owner trust certificate is subject to a repurchase agreement in connection with certain financing activities and the lender in any such financing arrangements forecloses on the owner trust certificate and, as a result, the owner trust certificate is held by an entity other than a REIT, a qualified REIT subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. See “Federal Income Tax Consequences—Tax Classification of the Trust and the Offered Certificates” in this prospectus supplement.

In the event that United States federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the offered notes at a time earlier than anticipated.

All of the Mortgage Loans Were Underwritten in Accordance with Underwriting Standards for Subprime Mortgage Loans, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Notes

The mortgage loans were underwritten in accordance with underwriting standards for subprime mortgage loans. These standards are “subprime” because of either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors or standard underwriting guidelines for “Alt-A” mortgage loans. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines. These documentation standards may include mortgagors who provide limited documentation in connection with the underwriting of the related mortgage loan, including “stated income” mortgage loans or “limited documentation” mortgage loans, as described in this prospectus supplement. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure, default and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae, Freddie Mac or Alt-A underwriting guidelines.

In addition, the Seller’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Seller’s first-lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Seller’s loan-to-value ratio determination. Also, none of the mortgage loans are covered by a primary mortgage insurance policy. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered notes.

For a description of the underwriting programs under which the mortgage loans were originated, see “The Mortgage Pool—Underwriting Standards” in this prospectus supplement.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to be Incurred on the Offered Notes

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Notes, and, to a more limited extent, the holders of the Class M Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your offered notes as a result of delinquencies or defaults on the mortgage loans. On the closing date, the initial amount of overcollateralization will approximately equal the initial overcollateralization target amount described in this prospectus supplement.

If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in such entity’s good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults on the mortgage loans, you may suffer losses.

The ratings of the offered notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the sponsor, the master servicer, the securities administrator, the servicer, the subservicer, the Seller, the indenture trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered notes. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered notes. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered notes.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Note Rates on the Offered Notes and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Offered Notes

The note rates with respect to the offered notes adjust each month and are based upon the value of an index of one-month LIBOR plus the related note margin, limited by a maximum note rate and the available funds rate. However, the mortgage rates of the mortgage loans are fixed rates or are based upon a different index of six-month LIBOR plus the related gross margin, and adjust semi-annually commencing, in certain cases, after an initial fixed-rate period. One-month LIBOR and six-month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable-rate mortgage loans adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in six-month LIBOR and the interest rate on the mortgage loan.

Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than six-month LIBOR. To the extent that any note rate is limited to the available funds rate, basis risk shortfalls may occur. [An interest rate swap agreement and a corridor agreement are included in the trust, payments from which are intended to cover a portion of any differences between the interest rates on the mortgage loans and the interest rates on the offered notes. However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of basis risk shortfalls.] See “Description of the Offered Notes” in this prospectus supplement.

[To the extent that amounts payable under the interest rate swap agreement or the corridor agreement are insufficient to cover basis risk shortfalls on the offered notes, net monthly excess cashflow may be used to cover such shortfalls, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note rate on a class of offered notes is limited to the available funds rate, there will be little or no net monthly excess cashflow.]

The Yields on the Offered Notes Are Sensitive to Fluctuations in LIBOR

The offered notes will each accrue interest at an adjustable rate determined separately for each payment date according to an index in the manner described in this prospectus supplement under “Description of the Offered Notes”. The note rate on the offered notes will vary directly with one-month LIBOR. Therefore, the yield to investors on these offered notes will be sensitive to fluctuations of the index.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to be Incurred on the Offered Notes

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Notes

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures, defaults and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or high principal balances. Any of these losses will be allocated to the offered notes to the extent not covered by credit enhancement.

The Mortgage Loans Are Concentrated in the States of [California and Florida], Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, mortgage loans secured by mortgaged properties in such areas will experience higher rates of delinquency, default and loss than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of [California]. Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of [Florida]. The concentration of the mortgage loans in these states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

Some of the Mortgage Loans Have an Initial Interest-only Period or an Initial Slow Amortization Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, have initial interest-only periods of five years. During this period, the payments made by the related borrower will be less than they would be if the mortgage loan amortized. As a result, no principal payments will be made to the offered notes from these mortgage loans during their interest-only period, except in the case of a prepayment.

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. During the initial ten-year period, the payments made by the related borrower will be less than they would be if the mortgage loan amortized over its actual 30-year term.

Mortgage loans with an initial interest-only period or slower amortization period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, default, loss and prepayment of these mortgage loans.

After the initial five-year interest-only period or ten-year slow amortization period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, defaults and losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing, or not fully amortizing, during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered notes.

Second Lien Mortgage Loans May Have a Greater Risk of Default and Loss

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by second liens, rather than first liens on the related mortgaged property. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer or subservicer may write off the entire outstanding balance of the mortgage loan as a bad debt. Any second lien mortgage loan may be written off as a realized loss by the servicer or subservicer after 180 days of delinquency.

Each second lien mortgage loan was originated at the same time as the first-lien mortgage loan, which may also be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on the mortgage loans with second liens included in the trust is approximately [        ]%, [        ]% and [        ]% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively, and the weighted average combined loan-to-value ratio at origination of these mortgage loans, including the related second lien, is approximately [        ]%, [        ]% and [        ]% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively. With respect to these mortgage loans, foreclosure frequency (and the frequency of defaults and losses) may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Seller or from any other lender.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal payments on the offered notes.

•	If you purchase your offered notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your offered notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase because of the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•	Approximately [ ]% and [ ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [ ]% of the mortgage loans in the aggregate, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•	The Seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Seller may purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the sale and servicing agreement. These purchases will have the same effect on the holders of the offered notes as a prepayment of the mortgage loans.

•	The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal payments to holders of the classes of offered notes then entitled to payments of principal. An earlier return of principal to the holders of the offered notes as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered notes.

•	Because principal payments are paid to certain classes of offered notes before other such classes, holders of classes of offered notes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for payment of principal.

•	After receiving a request for a payoff statement from a borrower under a mortgage loan, the Seller may itself refinance such mortgage loan, thereby causing its prepayment in full.

•	Recently, certain pools of mortgage loans previously sold by the Seller to the Depositor have experienced higher than anticipated prepayment rates. There can be no assurance that the prepayment rates on the mortgage loans in the trust will conform to investor expectations. An increase in prepayment rates may influence the yield on the offered notes as described herein.

See “Yields on the Offered Notes” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered notes.

The Mortgage Loans May Be Subject To Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered notes, to the extent not covered by credit enhancement, will be affected.

Some Additional Risks are Associated with the Offered Notes

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such offered notes, the actual yield to maturity of such offered notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The sale and servicing agreement does not permit the allocation of realized losses to the offered notes. Investors in these offered notes should note that although realized losses will not be allocated to these offered notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay these offered notes all interest and principal to which they are entitled. If the offered notes become undercollateralized by the mortgage loans, the amount of such undercollateralization will reduce the balance at which interest accrues on the Class M11, Class M10, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Notes, in that order, in each case until the balance on which interest accrues on that Class has been reduced to zero. The difference between the interest that would have accrued on the note balance of a class and the interest that actually accrues on that class will be payable as deferred interest out of net monthly excess cashflow on subsequent payment dates, to the extent of available funds. In addition, if the amount of undercollateralization exceeds the note principal balance of the Class M Notes, the weighted average lives of, and the yields to maturity on, the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group.

In addition, the yield on the offered notes will be sensitive to changes in the rates of prepayment of the mortgage loans. Because payments of principal will be made to the holders of such offered notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of offered notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes. The yield to maturity on such classes of offered notes will also be extremely sensitive to losses because of defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, or a class of notes with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered notes may be adversely affected by losses even if such classes of offered notes do not ultimately bear such loss.

Also, investors in the offered notes should be aware that, to the extent the overcollateralized amount has been reduced to the overcollateralization floor, the most subordinate class of offered notes then outstanding may receive more than such class’ pro rata share of principal for that payment date. As a result, the note principal balance of the most subordinate class or classes of offered notes may be reduced to zero prior to the more senior class or classes of offered notes.

Unless the aggregate note principal balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes is reduced to zero, it is not expected that the Class M Notes will receive any payments of principal until the later of the payment date in November 2008 and the first payment date on which the sum of the aggregate note principal balance of the Class M Notes and the overcollateralized amount, before giving effect to payments to be made on that payment date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the end of the related due period, is twice the sum of the aggregate note principal balance of the Class M Notes and the overcollateralized amount as of the closing date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, provided that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Notes may be longer than would otherwise be the case.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loan. Any shortfall in interest collections resulting from a principal prepayment in full or a principal prepayment in part are required to be paid by the servicer, but only up to the amount of the servicing fee in respect of the related payment date. In addition, interest shortfalls as a result of shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.

On any payment date, any shortfalls resulting from the application of the Relief Act or similar state laws and, to the extent not covered by compensating interest paid by the servicer, any prepayment interest shortfalls, will reduce the amount of available funds available to make payments to the offered notes.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase that mortgage loan from the trust.

The Seller will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

[The Interest Rate Swap Agreement Is Subject to Limitations and Counterparty Risk with respect to the Swap Provider

Any net amounts received from the swap provider under the interest rate swap agreement will be treated as interest funds and applied as described in this prospectus supplement. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a payment date exceeds the fixed amount owed to the swap provider on such payment date, and no such net amounts will be payable prior to the payment date in [            ]. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds [        ]% per annum. No assurance can be given that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to pay interest due to noteholders, maintain the required level of overcollateralization or to cover basis risk shortfalls and realized losses allocable to the offered notes. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce the note rates of the offered notes. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered notes.

Upon early termination of the interest rate swap agreement, the trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the trust is required to make a swap termination payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, prior to payments to noteholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to all distributions to noteholders). This feature will reduce the amounts available for payment to noteholders, which may cause the note rates on the offered notes to be limited by the available funds rate, and may result in losses on the offered notes. Investors should note that the level of one-month LIBOR as of [                ], is approximately [        ]% per annum which means the trust will make a net swap payment to the swap provider unless and until one-month LIBOR equals or exceeds approximately [        ]% per annum. In certain scenarios, no assurance can be given as to the timing or amount of interest and principal payments on the offered notes, even if an event of default has occurred.

Payments made by the swap provider under the interest rate swap agreement will be treated as interest funds and available to make payments on the offered notes as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover basis risk shortfall amounts or other amounts payable on the offered notes out of interest funds, and the amount of net monthly excess cashflow payable to the offered notes may be reduced. To the extent that payments on the offered notes depend on payments to be received from the swap provider under the interest rate swap agreement, the ability to make payments on the offered notes will be subject to the credit risk of the swap provider.]

[The Corridor Agreement Is Subject to Counterparty Risk

The assets of the trust include the corridor agreement, which will require the counterparty thereunder to make certain payments to the trust to the extent one-month LIBOR exceeds a strike rate specified in the corridor agreement. Such payments will be available to offset basis risk shortfall amounts with respect to the offered notes under certain circumstances on the first, second, third, fourth, fifth and sixth payment dates. To the extent that payments on the offered notes on those payment dates depend in part on payments to be received under the corridor agreement, the ability to make such payments on the offered notes will be subject to the credit risk of the counterparty to the corridor agreement.]

The Ratings on the Offered Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Notes and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Notes

It is a condition to the issuance of the offered notes that each class of offered notes be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered note on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered notes may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

The Subservicer Has Limited Experience

The primary servicing of the mortgage loans will be performed by People’s Choice Home Loan, Inc., an affiliate of the seller. The servicer engaged the seller as the subservicer, and the seller, with the servicer’s consent, in turn engaged People’s Choice Home Loan, Inc., as the subservicer for the seller. This subservicer has only limited experience in the servicing of mortgage loans, other than on a short term basis. As a result, the level of delinquencies experienced with respect to the mortgage loans may be higher than might otherwise be experienced, which may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered notes. The servicer will be responsible for the performance of all servicing obligations under the servicing agreement with respect to the mortgage loans. The master servicer will oversee and monitor the Servicer’s performance of all servicing obligations under the servicing agreement, will also monitor and oversee certain core functions to be performed by the subservicer, and will act as a back-up servicer as described herein under “Sale and Servicing Agreement; Servicing Agreement.” If certain conditions are met, the seller, or the subservicer on behalf of the seller, will replace the servicer as the servicer under the servicing agreement. See “Sale and Servicing Agreement; Servicing Agreement” in this prospectus supplement.

A Transfer of Primary Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

It will be a servicer event of default for the servicer if (a) any of the rating agencies reduces or withdraws the rating of any of the offered notes for reasons attributable to the servicer, (b) the servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the rating agencies is reduced by more than one level from the level in effect on the closing date or (c) the net worth of the servicer is less than $25,000,000. Such an event of default may result in the termination of the servicer and the transfer of servicing to a successor servicer. The servicer also may terminate the subservicer’s primary servicing of the mortgage loans pursuant to the subservicing agreement for failure to perform its servicing duties, or for failure of certain financial and other covenants. Upon any such termination of the subservicer, the servicer would assume the primary servicing. Investors should note that when the primary servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered notes. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

Bankruptcy Proceedings Could Delay or Reduce Payments on the Offered Notes

The transfer of the mortgage loans from the seller to the depositor is intended by the parties to be, and has been documented as, a sale; however, the seller will treat the transfer of the mortgage loans as a secured financing for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered notes. The risk of such a recharacterization with respect to the mortgage loans may be increased by the seller’s treatment of the transfer of these mortgage loans as a secured financing for accounting purposes.

THE MORTGAGE POOL

General

The notes represent obligations of the Issuing Entity and will be secured by, among other things, collateral consisting on the closing date of a mortgage pool with an aggregate principal balance, as of [            ], of approximately $[            ], referred to in this prospectus supplement as the initial mortgage loans. The mortgage pool will consist of two groups of mortgage loans, referred to in this prospectus supplement as Loan Group 1 and Loan Group 2, and also designated as the Group 1 Loans and Group 2 Loans, respectively. The Group 1 and Group 2 Loans are one- to four-family, adjustable-rate and fixed-rate, fully-amortizing residential subprime mortgage loans secured by first and second liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate Stated Principal Balance of the related mortgage loans as of the Cut-off Date. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan shall mean the combined loan-to-value ratio.

The Seller will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement. The Depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Sale and Servicing Agreement. The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Indenture Trustee for the benefit of the noteholders. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the noteholders. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans have been originated by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See “—Underwriting Standards” in this prospectus supplement.

[                    ] will have contractual responsibility for servicing all the mortgage loans, but People’s Choice Home Loan, Inc. will perform the primary servicing pursuant to a subservicing agreement with the servicer.

All of the mortgage loans have scheduled monthly payments due on the Due Date and contain customary “due-on-sale” clauses.

None of the mortgage loans were 30 days or more delinquent as of the Cut-off Date. See “The Mortgage Pool-Mortgage Loan Characteristics” for statistical information regarding delinquency status and historical information regarding delinquencies in the mortgage pool.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a “high cost home loan” under any federal, state or local law.

A substantial portion of the mortgage loans in Hawaii are secured by a leasehold interest. In connection with the mortgage loans secured by a leasehold interest, the Seller shall represent that, among other things: the leasehold created by direct lease of the freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged; and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

[To the extent that the mortgage pool consists of commercial mortgage loans, the following disclosure as required pursuant to Item 1111(b)(9) will be provided, to the extent material.

•	Location and present use of each mortgaged property;

•	Net operating income and net cash flow information, as well as the components of such items, for each mortgaged property;

•	Current occupancy rates for each mortgaged property;

•	Identity, square feet occupied by and lease expiration dates for the three largest tenants at each mortgaged property; and

•	The nature and amount of all other material mortgages, liens or encumbrances against such properties and their priority.

In addition, the following additional information is to be provided for each commercial mortgage loan that represents, by dollar value, 10% or more of the asset pool, as measured as of the cut-off date:

•	Proposed renovation, improvement or development programs.

•	Competitive conditions.

•	Management of the properties, historical occupancy rates and property uses.

Further information about material tenants and lease terms.]

Mortgage Rate Adjustment

The mortgage rate on the adjustable-rate mortgage loans will adjust semi-annually, commencing after an initial fixed period after origination of generally two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. Because of the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on each adjustable-rate mortgage loan adjusts based on an index equal to six-month LIBOR. In the event that the index is no longer available, an index that is based on comparable information will be selected by the servicer or the subservicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

None of the adjustable-rate mortgage loans will have reached their first adjustment date as of the Closing Date. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Initial Interest-Only and Slow Amortization Mortgage Loans

Approximately [        ]% and [        ]% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, have initial interest-only periods of five years. With respect to these mortgage loans, no amortization of principal will occur until after the initial interest-only period.

Approximately [        ]% and [        ]% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, amortize based on a 40-year term to maturity for their first ten years, after which they amortize based on a 20-year term to maturity. With respect to these mortgage loans, principal amortization will be slower during their first ten years than it would be if such mortgage loans amortized over their full 30-year terms.

Index on the Mortgage Loans

The index applicable to the determination of the mortgage rate on the adjustable-rate mortgage loans is Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). Six-Month LIBOR as provided in the mortgage notes related to the mortgage loans is determined 45 days prior to the adjustment date on the mortgage loan, and is based upon Six-Month LIBOR as reported in The Wall Street Journal. Six-Month LIBOR as reported in The Wall Street Journal may differ from Six-Month LIBOR as made available by Fannie Mae. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1997		1998		1999		2000		2001		2002		2003		2004		2005
January		%		%		%		%		%		%		%		%		%
February
March
April
May
June
July
August
September
October
November
December

Prepayment Charges

Approximately [        ]% and [        ]% of the mortgage loan in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months, one year, two years, or three years, as provided in the related mortgage note, from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, during the first six months, one year, two years or three years as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding [        ]% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of [        ]% of the original principal balance of the mortgage loan. In addition, in some states, a prepayment charge is not incurred if the related mortgagor sells the related Mortgaged Property to a third party. Prepayment charges may be waived under certain circumstances. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The prepayment charges themselves will not be included in the trust estate and will not be available to make payments on the offered notes.

Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of [            ] mortgage loans, [            ] of which are in Loan Group 1, and [            ] of which are in Loan Group 2. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. The loan-to-value ratio of a second lien mortgage loan will equal the combined loan-to-value ratio of such mortgage loan and of the first-lien mortgage loan secured by the same mortgaged property.

Loan Group 1

The Group 1 Loans will consist of adjustable-rate and fixed-rate first- and second-lien mortgage loans. The average principal balance of the Group 1 Loans at origination was approximately $[            ]. No Group 1 Loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the Group 1 Loans as of the Cut-off Date was approximately $[            ]. No Group 1 Loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately $[            ].

The weighted average remaining term to stated maturity of the Group 1 Loans will be approximately [            ] as of the Cut-off Date. None of the Group 1 Loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ] or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group 1 Loan is [            ].

The weighted average loan-to-value ratio at origination of the Group 1 Loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately [        ]% or less than approximately [        ]%.

None of the Group 1 Loans are balloon loans.

None of the Group 1 Loans are buydown mortgage loans.

None of the adjustable-rate Group 1 Loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 1 Loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans		Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less			$		%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total	[	]			%

The average principal balance of the Group 1 Loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

As of the Cut-off Date, the average principal balance of the Group 1 Loans will be approximately $[            ].

Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.251 - 5.500		$	%
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
11.751 - 12.000
12.251 - 12.500
13.501 and Greater
Total			%

As of the Cut-off Date, the Group 1 Loans had mortgage rates ranging from approximately [        ]% per annum to approximately [        ]% per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
June 2007		$	%
July 2007
August 2007
September 2007
October 2007
November 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total			%

As of the Cut-off Date, the weighted average months to the next rate adjustment date of the adjustable-rate Group 1 Loans will be approximately [23 months].

Gross Margins

Gross Margins (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000 and Less		$	%
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
Total			%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
Total			%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total			%

Initial Rate Caps

Initial Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total			%

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.01 - 20.00		$	%
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total			%

The minimum and maximum loan-to-value ratios of the Group 1 Loans at origination will be approximately [        ]% and [        ]%, respectively, and the weighted average of the loan-to-value ratios of the Group 1 Loans at origination will be approximately [        ]%.

Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor		$	%
Owner occupied
Second Home
Total			%

Documentation Types

Documentation Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation			%
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total			%

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA		$	%
AA
A+
A
A-
B
C+
C
Total			%

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family		$	%
Condominium
PUD
Single Family
Total			%

Geographic Distribution of Mortgaged Properties

State	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California			%
Florida
Maryland
Illinois
Nevada
Texas
Hawaii
Ohio
Arizona
Michigan
Washington
Georgia
Pennsylvania
Connecticut
Missouri
Massachusetts
South Carolina
North Carolina
Tennessee
Oregon
Minnesota
New Mexico
Colorado
Oklahoma
Utah
Idaho
Virginia
Rhode Island
Wisconsin
Mississippi
Kansas
Indiana
Arkansas
Wyoming
Louisiana
Kentucky
Iowa
Nebraska
Maine
Total

No more than approximately [            ] of the Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes

Loan Purpose	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash Out Refinance			%
Purchase
Rate/Term Refinance
Total			%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Credit Scores

Credit Scores	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500		$	%
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 825
Total			%

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None			%
6 Months
1 Year
2 Years
3 Years
Total			%

Lien Position

Lien Position	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien		$	%
Second Lien
Total			%

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

Loan Group 2

The Group 2 Loans will consist of adjustable-rate and fixed-rate first and second lien mortgage loans. The average principal balance of the Group 2 Loans at origination was approximately $[            ]. No Group 2 Loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the Group 2 Loans as of the Cut-off Date was approximately $[            ]. No Group 2 Loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately $[            ].

The weighted average remaining term to stated maturity of the Group 2 Loans will be approximately 356 months as of the Cut-off Date. None of the Group 2 Loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ]months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group 2 Loan is [            ].

The weighted average loan-to-value ratio at origination of the Group 2 Loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately[        ]% or less than approximately [        ]%.

None of the Group 2 Loans are balloon loans.

None of the Group 2 Loans are buydown mortgage loans.

None of the adjustable-rate Group 2 Loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 2 Loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
Total			%

The average principal balance of the Group 2 Loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
Total			%

As of the Cut-off Date, the average principal balance of the Group 2 Loans will be approximately $[            ].

Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.001 - 5.250		$	%
5.251 - 5.500
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
12.751 - 13.000
Total			%

As of the Cut-off Date, the Group 2 Loans had mortgage rates ranging from approximately [        ]% per annum to approximately [        ]% per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
April 2007		$	%
June 2007
July 2007
August 2007
September 2007
October 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total			%

As of the Cut-off Date, the weighted average months to the next rate adjustment date of the adjustable-rate Group 2 Loans will be approximately 23 months.

Gross Margins

Gross Margins (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.501 - 3.000		$	%
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
17.501 - 18.000
Total			%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
Total			%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total			%

Initial Rate Caps

Initial Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total			%

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.00 and Less		$	%
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total			%

The minimum and maximum loan-to-value ratios of the Group 2 Loans at origination were approximately [        ]% and[        ]%, respectively, and the weighted average of the loan-to-value ratios of the Group 2 Loans at origination will be approximately [        ]%.

Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor		$	%
Owner occupied
Second Home
Total			%

Documentation Types

Documentation Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation		$	%
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total			%

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA		$	%
AA
A+
A
A-
B
C+
C
Total			%

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family		$	%
Condominium
Modular Home
PUD
Single Family
Total			%

Geographic Distribution of Mortgaged Properties

State	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California		$	%
Florida
Maryland
Illinois
Nevada
Hawaii
Arizona
Michigan
Ohio
Pennsylvania
Washington
Connecticut
Georgia
Texas
Missouri
Colorado
Massachusetts
South Carolina
New Mexico
Tennessee
Oregon
Virginia
Wisconsin
Minnesota
North Carolina
Louisiana
Mississippi
Indiana
Oklahoma
Kansas
Utah
Rhode Island
Kentucky
Arkansas
Idaho
Delaware
Iowa
Maine
Nebraska
Montana
Wyoming
Alaska
Total

No more than approximately[        ]% of the Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes

Loan Purpose	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash Out Refinance		$	%
Purchase
Rate/Term Refinance
Total			%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Credit Scores

Credit Scores	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500		$	%
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 824
Total			%

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None		$	%
6 Months
1 Year
2 Years
3 Years
Total			%

Lien Position

Lien Position	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien		$	%
Second Lien
Total			%

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

Aggregate of Mortgage Loans in Loan Group 1 and Loan Group 2

The average principal balance of the mortgage loans at origination was approximately $[            ]. No mortgage loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $[            ]. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately [            ].

The weighted average remaining term to stated maturity of the mortgage loans will be approximately [            ]months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ] or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is [            ].

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately 100.00% or less than approximately [        ]%.

None of the mortgage loans are balloon loans.

None of the mortgage loans are buydown mortgage loans.

None of the adjustable-rate mortgage loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

The average principal balance of the mortgage loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

As of the Cut-off Date, the average principal balance of the mortgage loans will be approximately $[            ].

Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.001 - 5.250			%
5.251 - 5.500
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
11.751 - 12.000
12.251 - 12.500
12.751 - 13.000
13.501 and Greater
Total

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately [        ] % per annum to approximately [        ] % per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
April 2007		$	%
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total

As of the Cut-off Date, the weighted average months to the next adjustment date of the adjustable-rate mortgage loans will be approximately [            ].

Gross Margins

Gross Margins (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000 and Less		$	%
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate mortgage loans will be approximately [            ] % per annum.

Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
17.501 - 18.000
Total

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate mortgage loans will be approximately [        ] % per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
Total

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate mortgage loans will be approximately[        ] % per annum.

Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total

Initial Rate Caps

Initial Rate Caps (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.00 and Less		$	%
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total

The minimum and maximum loan-to-value ratios of the mortgage loans at origination were approximately [        ]% and [        ]%, respectively, and the weighted average of the loan-to-value ratios of the mortgage loans at origination will be approximately [        ]%.

Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor
Owner occupied
Second Home
Total

Documentation Types

Documentation Types	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA
AA
A+
A
A-
B
C+
C
Total

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family
Condominium
Modular Home
PUD
Single Family
Total

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California
Florida
Maryland
Illinois
Nevada
Hawaii
Arizona
Michigan
Ohio
Texas
Pennsylvania
Washington
Connecticut
Georgia
Missouri
Massachusetts
South Carolina
Colorado
Tennessee
New Mexico
Oregon
North Carolina
Virginia
Minnesota
Wisconsin
Oklahoma
Mississippi
Utah
Indiana
Louisiana
Rhode Island
Kansas
Idaho
Arkansas
Kentucky
Iowa
Maine
Wyoming
Nebraska
Delaware
Montana
Alaska
Total

No more than approximately [        ]% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash-Out Refinance
Purchase
Rate/Term Refinance
Total

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less
181 - 300
301 - 360
Total

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less
181 - 300
301 - 360
Total

Credit Scores

Credit Scores	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 825
Total

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None
6 Months
1 Year
2 Years
3 Years
Total

Lien Position

Lien Position	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien
Second Lien
Total

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

[Prefunding and Conveyance of Subsequent Mortgage Loans

To the extent that a prefunding account will be included in a transaction, the following additional information will be disclosed regarding the prefunding period:

(1) The term or duration of any prefunding period (which shall be no longer than one year following the date of issuance).

(2) For prefunding periods, the amount of proceeds to be deposited in the prefunding account.

(3) The percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account.

(4) Triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers.

(5) When and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted. Describe any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed.

(6) The acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool.

(7) Which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets. In addition, whether or not there will be any independent verification of such person’s exercise of authority or determinations shall be disclosed.

(8) Any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements.

(9) If applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such account.

(10) The circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of. A statement of whether, and if so, how, investors will be notified of changes to the asset pool.]

Underwriting Standards

All People’s Choice mortgage loans are originated by People’s Choice Home Loan, Inc., a Wyoming corporation (“PCHLI”), in accordance with the underwriting criteria described in this section and detailed in the print and on-line manuals that our underwriters use in making their credit decisions (“Underwriting Guidelines”). For all originations, PCHLI controls the credit underwriting, documentation and closing of the loans. The Seller purchases mortgage loans from PCHLI from time to time.

Approximately 80% of PCHLI loan production consists of wholesale loan transactions. In a wholesale loan transaction, an independent third-party mortgage broker receives a mortgage loan application from a borrower, gathers information needed to make a credit decision, processes that information, and provides that information to PCHLI. PCHLI then reviews the information provided by the mortgage broker and makes a credit decision based on the borrower’s application for a mortgage loan. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the broker for completeness, accuracy and authenticity. For example, PCHLI orders its own tri-merged credit report, verbally verifies employment, verifies income when appropriate, and completes an internal independent review of each appraisal submitted for consideration. PCHLI also uses third-party vendors to verify the customer information disclosed on the borrower’s credit application.

For PCHLI’s fiscal year ended December 31, 2005, approximately 20% of PCHLI loan production consisted of retail loan transactions. A PCHLI loan officer receives a mortgage loan application from a borrower, gathers information needed to make a credit decision, processes that information, packages and checks the information for inaccuracies prior to submitting it for underwriting, and provides that information to PCHLI underwriters. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the PCHLI loan officer and makes a credit decision based on the borrower’s application for a mortgage loan using the same processes and guidelines used in wholesale transactions. PCHLI typically conducts a final pre-funding check of the underwriting packages prior to wiring money to fund a mortgage loan.

All underwriting functions of PCHLI are performed in its hub offices. PCHLI’s wholesale offices are located in Carlsbad, California; Irvine, California; Greenwood Village, Colorado; Fort Lauderdale, Florida; Tampa, Florida; Honolulu, Hawaii; Naperville, Illinois; Southfield, Minnesota; Pearl River, New York; Pittsburgh, Pennsylvania; and Dallas, Texas. PCHLI’S retail offices are located in Phoenix, Arizona; Irvine, California; Sacramento, California; San Ramon, California; Denver, Colorado; Greenbelt, Maryland; and Las Vegas, Nevada. PCHLI does not delegate underwriting authority to any broker or correspondent. Loan applications are evaluated by condition of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio (“LTV”), consistency of the applicant’s employment and residence, and other factors. PCHLI does not originate “Section 32,” state or local high-cost loans.

PCHLI is in the nonprime lending market. To offset higher (and possibly much higher) predicted delinquency and foreclosure rates, mortgage loans originated by PCHLI and other nonprime lenders generally bear higher interest rates than mortgage loans that conform to Fannie Mae and Freddie Mac standards. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates that the loans were originated by PCHLI. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

The mortgage loans are generally consistent with and conform to the Underwriting Guidelines. On a case-by-case basis, exceptions to the Underwriting Guidelines may be made where compensating factors exist. It is expected that some portion of the PCHLI loans will represent those exceptions. In addition, PCHLI documents all exceptions in its loan files. Under each program, PCHLI reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio (“DTI”) to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property appraisal. In determining the ability of the applicant to repay the loan, a loan rate is assigned that is generally equal to the interest rate established under the Underwriting Guidelines. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure and require the underwriters to be satisfied that the value of the property being financed, as reflected by an appraisal and a review of the appraisal, supports the outstanding loan balance at time of funding of the PCHLI loan. In general, mortgage loans do not exceed $1,000,000, with a maximum combined LTV (all outstanding liens) at funding of 100%. The maximum LTV depends on, among other things, the loan size, the purpose of the mortgage loan, borrower’s credit history, repayment ability and DTI, as well as the type and occupancy of the property.

Documentation Programs

The Underwriting Guidelines specify which applicants may qualify for “full documentation,” “lite documentation,” and “stated income documentation” programs. The specific income documentation required for PCHLI’s various programs varies as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months. Under the lite documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal or business checking account bank statements or a current paycheck stub with year-to-date information. Under the stated income documentation program, an applicant will be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All of these programs require, for salaried employees, a telephone verification of the applicant’s employment. For a self-employed borrower, there is a telephone verification, as well as additional documentation to verify the existence of the business owned by the borrower. In evaluating the credit quality of borrowers, PCHLI utilizes Credit Scores (as defined below), mortgage or rent payment history, job stability and income. The Underwriting Guidelines require all borrowers to have demonstrated a willingness to pay.

Lending Programs

The Underwriting Guidelines describe four lending programs. These lending programs establish the maximum permitted LTV, the maximum loan amount and the allowed use of loan proceeds given the consumer credit history, liens/charge-offs/bankruptcy history, DTI, use of proceeds, documentation type and other factors.

In general, higher credit-risk mortgage loans are graded in categories that require lower DTI ratios and lower LTV ratios, and permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Specific risks for mortgage loans are considered along with the “Credit Score,” the measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. To calculate the numerical Credit Scores cited below, PCHLI obtains a tri-merged credit report, which is composed of credit information as reported by the three primary credit repositories, Equifax®, TransUnion®, and Experian®. Most frequently, the report will contain Credit Scores from all three credit bureaus, and PCHLI will use the middle Credit Score. If one of the three credit bureaus does not report a Credit Score for the borrower, PCHLI will use the lower of the two remaining scores. If there are two or more borrowers, PCHLI uses the Credit Score of the primary wage-earner.

The Underwriting Guidelines have the following programs and criteria for assessing the potential likelihood that an applicant will satisfy the repayment obligation of a mortgage loan:

(i) EZ Grade Program

The EZ Grade program uses a loan applicant’s mortgage and rent payment history, bankruptcy history, foreclosure history, and DTI to determine the amount and the maximum LTV permitted for the loan. The six grade classifications are listed below:

“A+” Risk. The applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had any 30-day-late payments within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 619 or below. With a Credit Score of 620 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The applicant may not have had any notice of default on a mortgage loan within 24 months before the application date. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 95% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 90% is permitted for a mortgage loan on a non-owner-occupied property or a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100%. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85%, and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A” Risk. An applicant must have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had more than one 30-day-late payment (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 639 or below. With a Credit Score of 640 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 95% (90% under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 90% is permitted for a mortgage loan on a non-owner-occupied property and a maximum first-lien LTV of 90% on a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100% for an owner-occupied property and 95% on all non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55% are allowed if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A-” Risk. An applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, applicant may not have had more than three 30-day-late payments (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. Open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 659 or below. With a Credit Score of 660 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 90% (80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family, owner-occupied property. The maximum combined LTV, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“B” Risk. An applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. Unlimited 30-day-late payments and a maximum of one 60-day-late payment within the previous 12 months are acceptable on any existing mortgage loan. An existing loan must be less than 89 days late at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. In most cases, open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 18 months. Debts in Chapter 13 cases filed more than 18 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 85% (75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 80% (70% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage on a non-owner-occupied property. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C+” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. Three 60-day-late payments or a maximum of one 90-day-late payment within the last 12 months are acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 12 months. Debts in Chapter 13 cases filed more than 12 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. In most cases, a maximum first-lien LTV of 80% for a mortgage loan on a single-family or two-family owner-occupied property for a full documentation program (70% for mortgage loans originated under the stated income documentation program with Credit Score greater than 620, 65% for Credit Scores below 620 for stated income non-owner-occupied properties) is permitted. A maximum first-lien LTV of 75% is permitted for a mortgage loan on a non-owner-occupied single-family property (70% for a mortgage loan a three-to-four-family non-owner-occupied residential property). The maximum combined LTV, including any related subordinate lien, is 95% on owner-occupied properties and 90% on non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. A maximum of one 120-day-late payment is acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the PCHLI loan. Debts in Chapter 13 cases must be paid prior to funding, and debts in Chapter 7 must be discharged. No notice-of-default filings may have occurred during the preceding 3 months. The mortgaged property may show evidence of some deferral of maintenance but must be in average condition. A maximum first-lien LTV of 70% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 65% is permitted for a mortgage loan on a non-owner-occupied single-family residence property or a three-to-four-family residential property. Rural, remote or unique properties are not allowed. The maximum combined LTV, including any related subordinate lien, is 85% for a refinance loan and 80% for the stated documentation program. No second-lien financing is available for non-owner-occupied properties. Applicant’s DTI may generally not exceed 55%.

(ii) EZ Score Program

The EZ Score program is for applicants with a minimum Credit Score of 600. A mortgage and rent payment rating is generally not required. The applicant is evaluated by Credit Score, ability to pay (DTI), bankruptcy history and foreclosure history. Loan amounts up to $1,000,000 are permitted.

(iii) Quick-Fi Program

The Quick-Fi program is for refinance transactions only. The applicant must have a minimum Credit Score of 540 and must have paid no more than 30 days late on their existing mortgage loan during the previous 18 months. For all previous mortgage loans, the applicant must not have paid 30 days late on more than one payment. Applicants are qualified off the income stated on the Uniform Residential Loan Application. Loan amounts up to $1,200,000 are allowed.

(iv) 80/20 Program

The 80/20 program is a combination transaction where PCHLI makes a mortgage loan secured by both a first-position and second-position lien on the mortgaged property. The first lien represents 80% of the mortgaged property’s value and the second lien represents 20% of its value. An applicant must have a Credit Score of 580 or higher to qualify for this program. Applicants with Credit Scores between 580 and 599 must demonstrate 12 months’ mortgage and rent payment history and must document their income under PCHLI’s full documentation program. When an applicant’s Credit Score is 600 or above, PCHLI qualifies the applicant based on Credit Score and the amount of time elapsed since previous notices of default, foreclosures and bankruptcies. Some of the second-lien mortgage loans may be 30-year amortization loans that require a balloon payment after 15 years.

Loan Products

PCHLI offers fully amortizing, 30-year fixed/adjustable-rate mortgage loans (“ARMs”). PCHLI also offers fully amortizing fixed-rate loans. To lower borrowers’ initial payments, PCHLI offers an interest-only loan (“I/O”) that has fixed interest-only payments for the first two or three years, variable interest-only payments through the fifth year, and fully amortizing payments for the remaining 25 years. As a complement, PCHLI also offers a 30-year loan that amortizes on a 40-year amortization schedule for the first 10 years (“40/10”) and becomes fully amortizing afterwards. Please see the table below.

Loan product (excluding 80/20)	Term (years)	Fixed-rate period	Amortization rate
Fixed-rate	15, 20, 30	Life of loan	Fully amortizing

30-year ARM	30	2, 3 or 5 years	Fully amortizing

Five-year I/O	30	2 or 3 years	No amortization for 5 years, fully amortizing thereafter

40/10	30	2, 3 or 5 years	Amortizes at a 40-year amortization rate for 10 years, fully amortizing thereafter

THE SELLER AND THE SPONSOR

The Seller is People’s Choice Funding, Inc. (“PCFI”), a mortgage banking company headquartered in Irvine, California, that funds and acquires first and second lien mortgage loans originated by its affiliate, PCHLI, through that affiliate’s wholesale and retail divisions. The Sponsor is Peoples Choice Financial Corporation (“PCFC”), a Maryland corporation and the ultimate parent company of the Seller and PCHLI. The Sponsor was formed pursuant to a transaction which closed on

December 28, 2004. This transaction raised approximately $326 million in a private offering of the common stock of PCFC. PCFC has elected to be taxed as a real estate investment trust, or REIT, under the Code, commencing with the taxable year ended December 31, 2004. As of December 31, 2005, the Sponsor has sponsored the securitization of approximately $5,669,690,000 of residential subprime mortgage loans, including securitizations sponsored by its affiliates, prior to formation of the Sponsor.

PCHLI has been originating mortgage loans since 2000, through wholesale and, more recently, retail channels. The only difference in the originations through these channels is the borrower’s point of contact: for wholesale loans, the independent mortgage broker is the borrower’s contact, and for retail loans, PCHLI contacts the borrowers directly.

PCFI was formed in May, 2004, as a Delaware corporation, and it commenced operations during December, 2004. For the twelve months ended December 31, 2005, PCFI purchased approximately $3.55 billion of residential mortgage loans from PCHLI.

PCFI is a “qualified REIT subsidiary” of PCFC. PCHLI is a “taxable REIT subsidiary” of PCFC.

PCFC’s, PCFI’s and PCHLI’s principal offices are located at 7515 Irvine Center Drive in Irvine, California, 92618. PCHLI is the parent of the Depositor and is the Subservicer. For the twelve months ended December 31, 2005, PCHLI originated approximately $5.69 billion of residential mortgage loans.

THE DEPOSITOR

The Depositor is People’s Choice Home Loan Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of PCFC, and is an affiliate, through common parent ownership, of the Subservicer. The Depositor will have limited obligations with respect to a given series of securities. The Depositor will obtain the mortgage loans from PCFI and may also assign to the trustee certain rights of the Seller with respect to the mortgage loans. See “Assignment of the Mortgage Loans” in this prospectus supplement. In addition, after the issuance of the notes, the depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://regabpeopleschoice.com/. On this Website, you can view, for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two (2) years or since the applicable securitization closing date, if such closing date occurred less than two (2) years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from the others, as well as from the mortgage loans to be included in the trust that will issue the notes offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 7515 Irvine Center Drive, Irvine, California, 92618. Its phone number is (949) 341-2000.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Offered Notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Sponsor deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement.

DESCRIPTION OF THE OFFERED NOTES

General

The Series [            ] Notes will consist of [            ] classes of notes, each of which is offered hereby.

Only the Offered Notes are offered by this prospectus supplement. Each class of the Offered Notes will have the approximate initial Note Principal Balance, as applicable, as set forth on page S-5 hereof and will have the Note Rate as defined under “Glossary” in this prospectus supplement. The Note Rate on each class of Offered Notes will include limits of the Maximum Note Rate and the Available Funds Rate.

The Owner Trust Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the Offered Notes. The principal balance of the Owner Trust Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Note Principal Balance of all the Offered Notes. The Owner Trust Certificates will be entitled to payments as provided in the Agreements. People’s Choice Funding Inc. will initially own the Owner Trust Certificates.

Generally, payments of principal on the Class 1A1, Class 1A2 and Class 1A3 Notes will be based primarily on amounts available for payment in respect of the Group 1 Loans and payments of principal on the Class 2A1 Notes will be based primarily on amounts available for payment in respect of the Group 2 Loans. Payments of principal on the Class 1A1, Class 1A2 and Class 1A3 Notes will be made first from payments received from the Group 1 Loans and payments of principal on the Class 2A1 Notes and will be made first from payments received from the Group 2 Loans. Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from the Group 2 Loans to the Class 1A1, Class 1A2 or Class 1A3 Notes or from the Group 1 Loans to the Class 2A1 Notes is a type of credit enhancement only, which has the effect of providing limited cross-collateralization to the Group 1 Loans or the Group 2 Loans, respectively.

Payments of principal and interest on the Class M Notes will be based on amounts available for payment in respect of the mortgage loans in each of Loan Group 1 and Loan Group 2.

The Offered Notes will be issued by the trust, the assets of which on the Closing Date will consist of the following:

•	all the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,

•	the rights of the trust under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement,

•	[the rights of the trust under the interest rate swap agreement and the corridor agreement,]

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller,

•	such assets relating to the mortgage loans as from time to time may be held in the Payment Account,

•	the rights with respect to the Servicing Agreement, and

•	any proceeds of the foregoing.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof with respect to the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes and in minimum denominations representing Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof with respect to the Class M Notes.

The Book-Entry Notes will initially be represented by one or more global notes registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Notes will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Notes.” Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Note Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Notes” and “—Definitive Notes” in this prospectus supplement.

The definitive notes, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at [Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention: Corporate Trust Services - PFRMS [            ]], for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the Offered Notes, other than the final payment on any class of Offered Notes, will be made on each payment date by the Securities Administrator to the persons in whose names the notes are registered at the close of business on the related Record Date. Payments will be made by wire transfer in immediately available funds to the account of the noteholders specified in the request. The final payment on any class of Offered Notes will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to noteholders of the final payment.

Registration of the Book-Entry Notes

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of notes.

Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Notes may do so only through participants and indirect participants. In addition, Note Owners will receive all distributions of principal of and interest on the Book-Entry Notes from the Securities Administrator through DTC and DTC participants. Accordingly, Note Owners may experience delays in their receipt of payments. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Securities Administrator as noteholders, as such term is used in the Agreements and Note Owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Notes among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with which Note Owners have accounts with respect to the Book-Entry Notes similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the Rules provide a mechanism by which Note Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Notes.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Notes, may be limited because of the absence of physical notes for the Book-Entry Notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a noteholders under the Agreements only at the direction of one or more participants to whose DTC account the Book-Entry Notes are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Notes evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, if the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor or the Depositor, at its option, with the consent of the participants, advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository. Additionally, after the occurrence of an event of default under the Agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive note evidencing that Note Owner’s fractional undivided interest in the related class of notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Note Owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the Book-Entry Notes and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Notes as definitive notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Securities Administrator will recognize the holders of definitive notes as noteholders under the Agreements. Definitive notes will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Note in an amount less than $25,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Interest Payments on the Offered Notes

On each payment date, the Securities Administrator shall withdraw from the Payment Account the Interest Funds for such payment date and make the following disbursements and transfers in the order of priority described below:

(i) to pay the Servicing Fee (which includes fees of the Subservicer, to the extent not retained by the Servicer or the Subservicer);

(ii) [to the Swap Provider, any Net Swap Payment or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement;]

(iii) concurrently, to the holders of the Class 1A Notes and the Class 2A Notes, pro rata, based on the entitlement thereof, the related Accrued Note Interest for such classes for such payment date;

(iv) to the holders of the Class M1 Notes, the related Accrued Note Interest for such class for such payment date;

(v) to the holders of the Class M2 Notes, the related Accrued Note Interest for such class for such payment date;

(vi) to the holders of the Class M3 Notes, the related Accrued Note Interest for such class for such payment date;

(vii) to the holders of the Class M4 Notes, the related Accrued Note Interest for such class for such payment date;

(viii) to the holders of the Class M5 Notes, the related Accrued Note Interest for such class for such payment date;

(ix) to the holders of the Class M6 Notes, the related Accrued Note Interest for such class for such payment date;

(x) to the holders of the Class M7 Notes, the related Accrued Note Interest for such class for such payment date;

(xi) to the holders of the Class M8 Notes, the related Accrued Note Interest for such class for such payment date;

(xii) to the holders of the Class M9 Notes, the related Accrued Note Interest for such class for such payment date;

(xiii) to the holders of the Class M10 Notes, the related Accrued Note Interest for such class for such payment date;

(xiv) to the holders of the Class M11 Notes, the related Accrued Note Interest for such class for such payment date; and

(xv) for application as part of Net Monthly Excess Cashflow for such payment date, to be allocated as described under “Overcollateralization Provisions” below.

Calculation of One-Month LIBOR for the LIBOR Notes

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the LIBOR Notes, on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the LIBOR Notes will be established by the Securities Administrator as follows:

(a) If, on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If, on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Notes, for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Offered Notes

A.	On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, Principal Funds shall be paid in the following order of priority;

(i)	[to the Swap Provider, any Net Swap Payments or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) remaining unpaid after all payments described under “–Interest Payments on the Offered Notes” have been made on such payment date;]

(ii)	the related Class A Principal Allocation Fraction of the Principal Payment Amount shall be allocated concurrently as follows:

(a)	sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes, in that order, until the Note Principal Balance of each such Class is reduced to zero; provided that if on any payment date the Principal Deficiency Amount exceeds the aggregate Note Principal Balances of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 1A1, 1A2 and 1A3 Notes;

(b)	to the Class 2A1 Notes until the Note Principal Balance of such Class is reduced to zero;

provided, however, that after the aggregate Note Principal Balance of the Class 1A Notes or of the Class 2A Notes has been reduced to zero, amounts otherwise distributable to such retired Offered Notes pursuant to clause (ii) above shall be distributed to the Class A Notes of the unrelated group, in the manner and order of priority set forth in clauses (ii)(a) and (b) above, as applicable, until the aggregate Note Principal Balance thereof has been reduced to zero; and

(iii)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, in that order, until the Note Principal Balance of each such Class is reduced to zero.

B.	On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, Principal Funds shall be paid in the following order of priority:

(i)	[to the Swap Provider, any Net Swap Payments or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) remaining unpaid after all payments described under “–Interest Payments on the Offered Notes” have been made on such payment date;]

(ii)	the related Class A Principal Allocation Fraction of the Senior Principal Payment Amount shall be allocated concurrently as follows:

(a)	sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes, in that order, until the Note Principal Balances of such Classes are reduced to zero; provided that if on any payment date the Principal Deficiency Amount exceeds the aggregate Note Principal Balances of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 1A1, 1A2 and 1A3 Notes;

(b)	to the Class 2A1 Notes, until the Note Principal Balance of such Class is reduced to zero;

provided, however, that after the aggregate Note Principal Balance of the Class 1A Notes or of the Class 2A Notes has been reduced to zero, amounts otherwise distributable to such retired Offered Notes pursuant to clause (ii) above shall be distributed to the Class A Notes of the unrelated group, in the manner and order of priority set forth in clauses (ii)(a) and (b) above, as applicable, until the aggregate Note Principal Balance thereof has been reduced to zero;

(iii)	to the Class M1 Notes, the Class M1 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(iv)	to the Class M2 Notes, the Class M2 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(v)	to the Class M3 Notes, the Class M3 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(vi)	to the Class M4 Notes, the Class M4 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(vii)	to the Class M5 Notes, the Class M5 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(viii)	to the Class M6 Notes, the Class M6 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(ix)	to the Class M7 Notes, the Class M7 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(x)	to the Class M8 Notes, the Class M8 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(xi)	to the Class M9 Notes, the Class M9 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(xii)	to the Class M10 Notes, the Class M10 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero;

(xiii)	to the Class M11 Notes, the Class M11 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero; and

(xiv)	for application as part of Net Monthly Excess Cashflow for such payment date, to be allocated as described under “Overcollateralization Provisions” below.

The allocation of payments in respect of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes, while increasing the respective percentage interests in the aggregate principal balance of the mortgage loans evidenced by the Class M Notes. Increasing the respective percentage interests in the trust of the Class M Notes relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Class M Notes.

Payments made to the Class A Notes with amounts from non-related Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Loan Groups.

Overcollateralization Provisions

Interest collections on the mortgage loans in each Loan Group [and amounts from the Swap Agreement and Corridor Agreement] are expected to be generated in excess of the fees and expenses payable by the Issuing Entity and the amount of interest payable to the holders of the Offered Notes. In addition, on any payment date occurring on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by a payment of the Overcollateralization Release Amount.

With respect to any payment date, any Net Monthly Excess Cashflow in respect of the mortgage loans in each Loan Group shall be paid as follows:

(i)	to pay unreimbursed extraordinary expenses of any party to the transaction documents in excess of any cap set forth therein;

(ii)	to the Offered Notes, an amount equal to any Extra Principal Payment Amount, payable as part of the Principal Payment Amount in the same manner and order of priority as described under “—Principal Payments on the Offered Notes” above;

(iii)	concurrently on a pro rata basis, based on the amount of any Basis Risk Shortfall Carry-Forward Amounts, to the Class A Notes, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

(iv)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, in that order, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

(v)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, in that order, in an amount equal to any Deferred Interest for such Class or Classes;

(vi)	[to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event pursuant to the Swap Agreement;]

(vii)	[any amount payable by the Trust for the purchase of a substitute Swap Agreement, as provided in the Sale and Servicing Agreement; and]

(viii)	to the holders of the Owner Trust Certificates as provided in the Indenture and the Trust Agreement.

[Any amounts received under the Corridor Agreement shall be applied to make payments described in clauses (iii), (iv) and (viii) above, in that order, before the allocation of any Net Monthly Excess Cashflow to pay the amounts payable pursuant to those clauses.]

[The Swap Agreement

The Swap Agreement

On or before the Closing Date, the Indenture Trustee, on behalf of the Trust, will enter into an interest rate swap agreement with the Swap Provider. Under the interest rate swap agreement, on each payment date on and after the payment date in [            ], the Indenture Trustee, or the Securities Administrator, on behalf of the trust, will be obligated to pay to the Swap Provider, from amounts available therefor pursuant to the Indenture, a fixed amount for that payment date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to [        ]% per annum, (y) the notional amount for that payment date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. The Swap Provider will be obligated to pay to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) one-month LIBOR as determined pursuant to the interest rate swap agreement, (y) the notional amount for that payment date, and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the interest rate swap agreement and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on each payment date (a) by the trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such payment date exceeds the Floating Swap Payment for such payment date, or (b) by the Swap Provider, to the trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such payment date. Any Net Swap Payment made by the Swap Provider on each payment date will be included in Interest Funds.

The interest rate swap agreement will terminate immediately following the payment date in [                ], unless terminated earlier upon the occurrence of a Swap Default or a Termination Event (as defined below) (including an Additional Termination Event (as defined below)), each as defined below.

The respective obligations of the Swap Provider and the Indenture Trustee, or the Securities Administrator on its behalf, to pay specified amounts due under the interest rate swap agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default on the other’s part shall have occurred and be continuing with respect to the interest rate swap agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the interest rate swap agreement.

“Events of Default” under the interest rate swap agreement, referred to as a Swap Default, include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy” (as amended in the interest rate swap agreement) and

•	“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the interest rate swap agreement consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate swap agreement),

•	“Tax Event” (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes) and

•	“Tax Event Upon Merger” (solely with respect to the Swap Provider as the merging party) (which generally relates to the Swap Provider’s receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events,” as defined in the interest rate swap agreement, including (i) redemption of the Notes or purchase of the assets of the Issuing Entity, as described under “The Indenture—Optional Redemption” in this prospectus supplement, (ii) if the Indenture or other transaction documents are amended in a manner materially adverse to the Swap Provider without the prior written consent of the Swap Provider, and (iii) the occurrence of an Event of Default under the Indenture followed by the liquidation of any or all the Trust Estate pursuant to Section 5.04 of the Indenture. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the interest rate swap agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the interest rate swap agreement) and will occur only upon notice, as set forth in the interest rate swap agreement. The occurrence of an Early Termination Date under the interest rate swap agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Indenture Trustee, or the Securities Administrator, on behalf of the trust, or the Swap Provider, may be liable to make a termination payment, referred to as a Swap Termination Payment, to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the interest rate swap agreement computed in accordance with the procedures set forth in the interest rate swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the interest rate swap agreement. In the event that the Indenture Trustee, or the Securities Administrator on its behalf, is required to make a Swap Termination Payment, that payment will be paid from the trust on the related payment date, and on any subsequent payment dates until paid in full, prior to distributions to noteholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event, which Swap Termination Payment will be subordinated to distributions to noteholders.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the interest rate swap agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the interest rate swap agreement) or (ii) a Termination Event (including an Additional Termination Event) under the interest rate swap agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the interest rate swap agreement).

Swap Ratings Requirement

If a Ratings Event (as defined below) occurs with respect to the Swap Provider (or any applicable credit support provider), then the Swap Provider shall, at its own expense, (i) assign the Swap Agreement to a third party within [21] days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to those of the Swap Agreement or (ii) deliver collateral, in an amount which will satisfy the then current rating agency criteria, and an executed 1994 ISDA Credit Support Annex, subject to New York law, within [21] days of such Ratings Event and subject to each of S&P’s, Fitch’s and Moody’s written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Notes. The foregoing requirements are referred to herein as the “Downgrade Provisions.” A “Ratings Event” shall occur with respect to the Swap Provider (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least “[A-1]” by S&P and at least “[P-1]” by Moody’s (including in connection with a merger, consolidation or other similar transaction by the Swap Provider or any applicable credit support provider), such ratings being referred to herein as the “Approved Ratings Thresholds,” unless, within [21] days thereafter, each of S&P, Fitch and Moody’s has reconfirmed the ratings of the Notes, as applicable, which were in effect immediately prior thereto. If a Ratings Event has occurred and the Swap Provider has not complied with the assignment or collateral delivery requirements described above, then a Termination Event may occur under the Swap Agreement.

Notional Amounts

The scheduled notional amounts of the Swap Agreement will be determined in accordance with the following table:

Period	Payment Date	Notional Amount ($)	Period	Payment Date	Notional Amount ($)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

After the payment date in [            ], the Swap Agreement will terminate without termination payments by either party.]

[The Swap Provider

The information set forth in the following paragraphs has been provided by the Swap Agreement Counterparty.

[INSERT GENERAL DESCRIPTION REGARDING SWAP AGREEMENT COUNTERPARTY]

[INSERT DISCLOSURE REGARDING SWAP AGREEMENT COUNTERPARTY REQUIRED BY ITEMS 1114 AND 1115 OF REGULATION AB]

[If the Swap Provider is liable or contingently liable for payments representing 10% or more of the cash flow supporting any class of offered securities, disclosure will be provided regarding such provider required by Item 1114(b) of Regulation AB.]]

[The Corridor Counterparty

The information set forth in the following paragraphs has been provided by the Corridor Counterparty.

[INSERT GENERAL DESCRIPTION REGARDING CORRIDOR COUNTERPARTY]

[INSERT DISCLOSURE REGARDING CORRIDOR COUNTERPARTY REQUIRED BY ITEMS 1114 AND 1115 OF REGULATION AB]

[If the corridor counterparty is liable or contingently liable for payments representing 10% or more of the cash flow supporting any class of offered securities, disclosure will be provided regarding such provider required by Item 1114(b) of Regulation AB.]]

Credit Enhancement

Any Realized Losses on the mortgage loans will be allocated on any payment date (i) first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Payment Amount for that payment date; and (ii) second, in reduction of the Overcollateralized Amount, until reduced to zero.

The Agreements do not permit the application of Realized Losses to reduce the Note Principal Balances of the Offered Notes. Investors in the Offered Notes should note that, although Realized Losses cannot be applied to the Offered Notes to reduce the Note Principal Balances thereof, under certain loss scenarios, (1) there will not be enough principal and interest on the related mortgage loans to pay the Offered Notes all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the majority holder of the Owner Trust Certificates of its optional redemption right, there may be insufficient amounts available to pay the Offered Notes in full. A Principal Deficiency Amount will result to the extent that the Offered Notes become undercollateralized by the mortgage loans. A Principal Deficiency Amount will reduce the amount at which interest accrues on the Class M11, Class M10, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Notes, in that order, in each case until the balance on which interest accrues on that Class has been reduced to zero. Interest that does not accrue on a Class because of a Principal Deficiency Amount will be paid as Deferred Interest on a later payment date, to the extent Net Monthly Excess Cashflow is available to pay Deferred Interest. See “Description of Offered Notes — Overcollateralization Provisions” in this Prospectus Supplement.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be paid to the holders of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes on each payment date, holders of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes have a right to payment of the related Interest Funds and Principal Funds that is prior to the rights of the holders of the Class M Notes. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of payment in full of interest and principal to the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class M Notes on each payment date. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be paid to the holders of the Class M Notes on each payment date, holders of the Class M Notes have a right to payment of the related Interest Funds and Principal Funds that is prior to the rights of the holders of the Class M Notes with a lower payment priority.

Monthly Advances

Subject to the following limitations, the Servicer or the Subservicer, on behalf of the Servicer, will be obligated to advance or cause to be advanced on or before each servicer remittance date from its own funds or funds in the Custodial Account that are not included in the related Interest Funds for such payment date, in an amount equal to the Monthly Advance for such payment date.

Monthly Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer or the Subservicer, as applicable, to be recoverable from related late collections or liquidation proceeds. The purpose of making Monthly Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans because of bankruptcy proceedings or the application of the Relief Act.

All Monthly Advances will be reimbursable to the Servicer or the Subservicer, as applicable, from late collections and liquidation proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer to be nonrecoverable from related late collections or liquidation proceeds may be reimbursed to the Servicer prior to the distributions on the Offered Notes. In the event the Servicer fails in its obligation to make any such advance which is not deemed to be nonrecoverable, the Master Servicer will be obligated to make any such advance, to the extent required in the Sale and Servicing Agreement.

Administration Fees

Funds collected on the mortgage loans that are available to make payments to noteholders will be net of the Servicing Fee (including the related Subservicing Fee) payable on each mortgage loan. On each Payment Date, the Servicer will be entitled to their respective fees prior to the noteholders receiving any payments. The Servicing Fee for any Payment Date for any mortgage loan will be an amount equal to one-twelfth of the Servicing Fee Rate on the Stated Principal Balance of such mortgage loan.

In addition to the Servicing Fee, funds collected on the mortgage loans that are available to make payment to the noteholders will also be net of any indemnification payments made to the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee and reimbursements for certain unanticipated expenses borne by the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee, as described in this prospectus supplement and the accompanying prospectus.

The Master Servicer will be entitled to retain any net interest or other income earned on deposits in the Payment Account and will pay the Indenture Trustee its respective fee from its own funds.

YIELDS ON THE OFFERED NOTES

General

The yields to maturity on the Offered Notes will be primarily affected by the following factors:

(1)	The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases because of breaches of representations and warranties;

(2)	The allocation of principal payments among the various classes of Offered Notes;

(3)	The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

(4)	[Payments received under the Swap Agreement and the Corridor Agreement, if any;]

(5)	The note rates on the Offered Notes;

(6)	The levels of one-month LIBOR and six-month LIBOR; and

(7)	The purchase price paid for the Offered Notes.

For additional considerations relating to the yields on the Offered Notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Prepayment Considerations

The rate of principal payments on each class of Offered Notes, the aggregate amount of payments on each class of Offered Notes and the yield to maturity of each class of Offered Notes will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans because of defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately [            ] and [            ] of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge.

All of the mortgage loans contain due-on-sale clauses. The terms of the servicing agreement generally require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law. The adjustable-rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. See “The Servicer and the Subservicer — Collection and Other Servicing Procedures” in this prospectus supplement.

Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Notes then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Offered Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, the rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. Also, the rate of default of mortgage loans with an initial interest-only period may be greater than that of mortgage loans without this feature. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

The yields to maturity of the Offered Notes will be affected by the allocation of principal payments among the Offered Notes. The Offered Notes are subject to priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal payments and the weighted average lives of the Offered Notes with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans will be allocated among the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes. Unless the aggregate Note Principal Balances of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes have been reduced to zero, the Class M Notes will not be entitled to receive payments of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class

1A1, Class 1A2, Class 1A3 and Class 2A1 Notes has been reduced to zero. To the extent that no principal payments are paid on the Class M Notes, the subordination afforded the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes by the Class M, together with overcollateralization, will be increased, and the weighted average lives of the Class M Notes will be extended.

In the event that the Overcollateralization Target Amount is permitted to decrease or “step down” on any payment date, a portion of the principal which would otherwise be paid to the holders of the Class A and Class M Notes on that payment date shall not be paid to the holders of such notes on that payment date. This has the effect of decelerating the amortization of the Class A and Class M Notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

Also, investors in the Offered Notes should be aware that on and after the payment date on which the Overcollateralized Amount has been reduced to the Overcollateralization Floor, the most subordinate class of Offered Notes then outstanding may receive more than such class’ pro rata share of principal for that payment date. As a result, the Note Principal Balance of the Class M11 Notes and/or the most subordinate class or classes of Offered Notes may be reduced to zero prior to the more senior class or classes of Offered Notes.

The yields to maturity of the Offered Notes may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate payments of principal on the Offered Notes. In addition, the amount of the Extra Principal Payment Amount paid to the Offered Notes on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the weighted average of the Net Mortgage Rates on the mortgage loans. See “Description of the Offered Notes—Overcollateralization Provisions” in this prospectus supplement.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest-only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer (or the Subservicer on its behalf) to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a principal prepayment in full received during the period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which the related payment date occurs are required to be advanced by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees (including the Subservicer’s fees) on the mortgage loans serviced by it for the related Due Period. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Sale and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans— Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall because of such principal prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for payment to holders of the Offered Notes. See “Description of the Offered Notes—Interest Payments on the Offered Notes” in this prospectus supplement.

The yields to maturity and the aggregate amount of payments on the Offered Notes will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans could significantly affect the yield to an investor in the Offered Notes. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Notes, even though these losses are not allocated to the Offered Notes.

If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Notes then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will result in a Principal Deficiency Amount for that class of Class M Notes. Furthermore, because principal payments are paid to some classes of Class M Notes before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for payment of principal.

As described under “Description of the Offered Notes—Credit Enhancement,” amounts otherwise payable to holders of the Class M Notes may be made available to protect the holders of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes against interruptions in payments because of mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise payable to holders of the Class M Notes may be made available to protect the holders of more senior classes of the Class M Notes against interruptions in payments. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Notes, and, even if subsequently cured, may affect the timing of the receipt of payments to the holders of the Class M Notes. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on the Class M Notes if it delays the Stepdown Date. See “Description of the Offered Notes” in this prospectus supplement.

Note Rates

The Note Rate with respect to each Class of the Offered Notes adjusts each month and is based upon one-month LIBOR plus the related Note Margin, limited by the Maximum Note Rate and the Available Funds Rate. However, the mortgage rates for approximately 73.48% and 81.77% of the Group 1 and Group 2 mortgage loans, respectively, are based upon a Six-Month LIBOR loan index plus the related gross margin, and adjusts semi-annually. The one-month LIBOR loan index and the Six-Month LIBOR loan index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the Six-Month LIBOR loan index is stable or falling or that, even if each of the one-month LIBOR and Six-Month LIBOR loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the Note Rate on these Offered Notes is limited to the related Available Funds Rate, Basis Risk Shortfalls may occur. [A Swap Agreement is included in the trust to cover a portion of the amount by which one-month LIBOR exceeds [        ]% per annum, in each case multiplied by a notional amount, for the [            ] payment date through the [            ] payment date.] [A Corridor Agreement is included in the trust to cover a portion of the amount by which the lesser of one-month LIBOR or 10.00% per annum exceeds a specified strike rate, in each case multiplied by a notional amount, for the first payment date through the sixth payment date.] However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of Basis Risk Shortfalls. See “Description of the Offered Notes — Interest Payments on the Offered Notes” in this prospectus supplement.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Note Rate on a class of Offered Notes is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow.

The yields to maturity on the Offered Notes will be affected by their Note Rates. The Note Rates on the Offered Notes, will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Note Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Offered Notes will depend on the price paid by the holders of the Offered Notes. The extent to which the yield to maturity of an Offered Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Note is purchased at a premium and principal payments thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Note is purchased at a discount and principal payments thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Payment Date

The assumed final payment date for payments on the Offered Notes is the payment date in December 2035. The assumed final payment date is the payment date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final payment date. In addition, the majority holder of the Owner Trust Certificates may, at its option, redeem all the Offered Notes on or after the first payment date on which the aggregate Stated Principal Balance after taking into effect payments on such payment date, of the mortgage loans are less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the majority holder of the Owner Trust Certificates does not exercise its option to redeem all the Offered Notes within 90 days of the first possible optional redemption date, the Servicer or the Subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the Offered Notes. See “The Indenture — Optional Redemption” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Note is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Note. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original note principal balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Offered Notes may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that:

(1)	the mortgage loans were aggregated into assumed mortgage loans having the characteristics set forth in the “Assumed Mortgage Loan Characteristics” table below,

(2)	the Closing Date for the Offered Notes occurs on [ ],

(3)	distributions on the Offered Notes are made on the 25th day of each month regardless of the day on which the payment date actually occurs, commencing in [ ],

(4)	the prepayment rates are the percentages of the related Prepayment Assumption set forth in the “Percent of Initial Note Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” tables below,

(5)	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [ ], and include 30 days’ interest thereon,

(6)	none of the Sponsor, the Seller, the Master Servicer, the Servicer, the Subservicer or any other person purchases from the trust any mortgage loan pursuant to any obligation or option under the Agreement and, except as indicated in the row for each table entitled “Weighted Average Life to Call,” no optional redemption is exercised by the majority holder of the Owner Trust Certificates. The row for each table entitled “Weighted Average Life to Call” assumes that the Offered Notes are redeemed on the first possible optional redemption date by the majority holder of the Owner Trust Certificates,

(7)	scheduled payments for all mortgage loans are received on the first day of each month commencing in [ ], the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls because of the application of the Relief Act are incurred,

(8)	the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity,

(9)	One-Month LIBOR and Six-Month LIBOR are equal to [ ]% and [ ]% per annum, respectively, and

(10)	the Servicing Fee is equal to [ ]% per annum.

Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions. Based on the foregoing assumptions, the tables following the “Assumed Mortgage Loan Characteristics” table indicate the projected weighted average lives of each class of the Offered Notes and set forth the percentages of the original Note Principal Balance of each such class of Offered Notes that would be outstanding after each of the payment dates shown, at various constant percentages of the Prepayment Assumption.

Assumed Mortgage Loan Characteristics

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Seasoning (months)	Original Amortization Term (months)	Index
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58

Assumed Mortgage Loan Characteristics

(continued)

#	Product Type	Gross Margin (%)	Months to Initial Interest Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58

*	These assumed mortgage loans amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A1 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A2 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A3 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 2A1 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M1 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M2 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M3 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M4 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M5 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M6 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M7 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M8 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M9 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M10 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M11 Notes
Prepayment Assumption (%) Payment Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

THE ISSUING ENTITY

People’s Financial Realty Mortgage Securities Trust, Series [            ] is a statutory trust formed under the laws of the State of Delaware, pursuant to the Trust Agreement, for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Offered Notes and the Owner Trust Certificates, (iii) making payments on the Offered Notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuing Entity is not expected to have any significant assets other than the mortgage loans pledged to the Indenture Trustee as collateral to secure the Offered Notes. The Issuing Entity’s principal offices are in [                    ], in care of [                    ], as Owner Trustee. In accordance with the Administration Agreement, certain duties of the Issuing Entity under the Agreements will be performed by [Wells Fargo Bank, National Association] in its capacity as Securities Administrator and certain other duties will be performed by the Sponsor or an affiliate thereof.

THE OWNER TRUSTEE

[                    ] is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located at [                    ].

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own willful misconduct, gross negligence or bad faith or in the case of the inaccuracy of some representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

The fees of the Owner Trustee shall be paid by the Depositor or its designee. To the extent that the Depositor or its designee fails to pay such fees, the Owner Trustee shall be entitled to recover such fees from Interest Funds on a first priority basis. The Trust Agreement will provide that the Owner Trustee shall be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances of the Owner Trustee under the Trust Agreement or other transaction documents or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee in the administration of the trust created by the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its gross negligence, bad faith or willful misconduct or which is the responsibility of the noteholders or the Certificateholders.

THE INDENTURE TRUSTEE

[                    ] will act as Indenture Trustee pursuant to the Indenture. The Indenture Trustee has designated its offices located at [                        ], or such other address as the Indenture Trustee may designate from time to time by notice to the noteholders, the Sponsor, the Owner Trustee, the Master Servicer, the Servicer and the Securities Administrator as its corporate trust office. The Indenture Trustee shall be entitled to a fee for its services payable by the Master Servicer in an amount agreed to by the Indenture Trustee and the Master Servicer.

[                    ] has provided corporate trust services since [        ]. As of [            ], [                    ] was acting as trustee with respect to over [            ] series of securities with an aggregate outstanding principal balance of approximately $[            ]. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of [            ], [                    ] was acting as trustee on more than [            ] series of residential mortgage-backed securities with an aggregate principal balance of approximately $[            ].

The Indenture will provide that the Indenture Trustee shall be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances of the Indenture Trustee under the Indenture or other transaction documents or any claim or legal action (including any pending or threatened claim or legal action) relating thereto (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the noteholders.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

The information set forth in the following paragraph has been provided by the Master Servicer.

[            ], with its master servicing offices located at [                ]. [            ] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. [                    ]. [Insert general description of Master Servicer’s business.]

Under the terms of the Sale and Servicing Agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Master Servicer neither independently verifies the information received from the Servicer that it uses for these calculations nor monitors access to and activity in the Collection Account, compliance with covenants in the Sale and Servicing Agreement or the basis for the addition, substitution or removal of mortgage loans. As securities administrator, the Master Servicer is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of the Issuing Entity and the Depositor will be required to sign any such monthly or annual reports.

[                    ] has been engaged in the business of master servicing and securities administration since [        ]. It has acted as securities administrator or trust administrator with respect to more than [            ] series of securities, and, as of [                    ] , was acting as securities administrator or trust administrator with respect to more than $[            ] of outstanding residential mortgage-backed securities.

The Indenture Trustee, the Securities Administrator, the custodian and any director, officer, employee or agent of the Indenture Trustee, the Securities Administrator or the custodian shall be indemnified by the trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Indenture Trustee or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Agreements, including [the Swap Agreement and] any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Indenture Trustee is indemnified by the Master Servicer, or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Indenture Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties under the Agreements.

None of the Sponsor, the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Sponsor, the Depositor or the Master Servicer shall be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made in the Agreements or against any specific liability imposed on any such person pursuant to the Agreements or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreements. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor and the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising under the Agreement. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor, or the Master Servicer shall be indemnified and held harmless by the trust against any loss, liability or expense incurred in connection with any legal action relating to the Agreements, the Offered Notes or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreements or by reason of reckless disregard of obligations and duties under the Agreements.

Pursuant to the Sale and Servicing Agreement, the Master Servicer will indemnify the Indenture Trustee and the Securities Administrator from, and hold the Indenture Trustee and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Agreements or by reason of the Master Servicer’s reckless disregard of its obligations and duties under the Agreements.

The Indenture Trustee shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of an indenture trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the trust) in the execution of the trusts created under the Agreements and in the exercise and performance of any of the powers and duties under the Agreements or of the Indenture Trustee.

For additional information regarding the Sponsor, the Depositor, the Master Servicer, the Indenture Trustee and their rights and obligations under the Agreement, see “The Agreements” in the prospectus.

THE SERVICER AND THE SUBSERVICER

General

[                    ], as Servicer, will be responsible for servicing the mortgage loans pursuant to the Servicing Agreement. The Servicer has engaged People’s Choice Home Loan, Inc. as its Subservicer pursuant to the Subservicing Agreement, under which the Subservicer has agreed to perform all the primary servicing obligations of the Servicer under the Servicing Agreement. The Servicer remains fully responsible for the performance of its obligations under the Servicing Agreement, notwithstanding its engagement of the Subservicer.

The Servicer

[                    ], or [            ], will act as the servicer of the mortgage loans pursuant to the servicing agreement, dated as of [                    ] (the “Agreement”), among the Servicer, Master Servicer, Subservicer, Issuing Entity and Indenture Trustee. [            ] is a [            ] corporation having its principal executive office at [            ].

In the event of a default by [            ] under the servicing agreement, the master servicer, subject to the provisions of the sale and servicing agreement, will be required to enforce any remedies against [            ] and shall either find a successor servicer or shall assume the servicing obligations itself.

Delinquency and Foreclosure Experience of the Servicer

[TO BE PROVIDED BY THE SERVICER.]

The Subservicer

The Subservicer, which will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the related properties in accordance with the provisions of the Sale and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the mortgage loans, the Servicer will remain responsible, pursuant to the terms of the Sale and Servicing Agreement, for the acts and omissions of the Subservicer with respect to its obligation to service the mortgage loans. In the event of the termination of the Subservicer, the Servicer will be responsible to engage another suitable subservicer to subservice the mortgage loans pursuant to the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default, which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Sale and Servicing Agreement.

[Insert following disclosure, if applicable at the time of a given transaction, with respect to the Subservicer, as required by Item 1108 of Regulation AB:

•	a description of any material changes to the Subservicer’s policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type as the mortgage loans during the past three years.

•	to the extent material, whether any prior securitizations of mortgage loans of the same type as the mortgage loans involving the Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Subservicer utilizes or if there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Subservicer.

•	information regarding the Subservicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.

•	a description, to the extent material, of any special or unique factors involved in servicing the mortgage loans and the Subservicer’s processes and procedures designed to address such factors.

•	to the extent material, statistical information regarding Subservicer advances on the Subservicer’s overall servicing portfolio for the past three years.

•	a description, to the extent material, of any ability of the Subservicer to waive or modify any terms, fees, penalties or payments on the mortgage loans and the effect of any such ability, if material, on the potential cash flows from the mortgage loans

•	a description of the Subservicer’s custodial responsibilities (safekeeping and preservation of assets)

•	a description of any limitation on Subservicer’s liabilities]

[Subservicer’s] Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the [Subservicer] subprime securitized servicing portfolio.]

Delinquency and Foreclosure Experience of the Subservicer(1)

	As of [ ]			As of [ ]
	Number of Loans	Principal Balance(2)	% by Principal Balance	Number of Loans	Principal Balance(2)	% by Principal Balance
Current Loans
Period of Delinquency(3)
30-59 days
60-89 days
90 days or more
Foreclosure/bankruptcies(4)
Real Estate Owned
Total Portfolio

	As of [ ]			As of [ ]
	Number of Loans	Principal Balance(2)	% by Principal Balance	Number of Loans	Principal Balance(2)	% by Principal Balance
Current Loans
Period of Delinquency(3)
30-59 days
60-89 days
90 days or more
Foreclosure/bankruptcies(4)
Real Estate Owned
Total Portfolio

(1)	The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2)	For the REO properties, the principal balance is at the time of foreclosure.
(3)	No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4)	Exclusive of the number of loans and principal balance shown in the period of delinquency.

Collection and Other Servicing Procedures

The Subservicer strictly complies with Fannie Mae prescribed lending practices. The Subservicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments, subject to the provisions of the Sale and Servicing Agreement, which requires the Master Servicer’s prior approval of certain actions by the Subservicer, including loan modifications and other loss-mitigation actions. See “Sale and Servicing Agreement; Servicing Agreement” in this prospectus supplement.

With respect to mortgage loans in default, the Subservicer will be required to act in accordance with procedures set forth in the Sale and Servicing Agreement. These procedures, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) with Master Servicer approval, granting the borrower under the mortgage loan a modification or forbearance, or (iv) with Master Servicer approval, accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

The Subservicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the Subservicer will be obligated to accelerate the maturity of the mortgage loan, unless the Subservicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust. If the Subservicer reasonably believes that it may be restricted, for any reason, from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust, the Subservicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the Subservicer for entering into an assumption agreement will be retained by the Subservicer as additional servicing compensation. In connection with any such assumption, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed.

SALE AND SERVICING AGREEMENT; SERVICING AGREEMENT

General

The following summary describes a number of terms of the Sale and Servicing Agreement and the Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement and the Servicing Agreement, respectively. The Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Sale and Servicing Agreement and the Servicing Agreement, respectively. Requests should be addressed to the Secretary, People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618 and its phone number is (949) 341-2000.

Reports to Noteholders

On each Payment Date, the Securities Administrator will make available to each noteholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1) the amount of the related payment to holders of each class of Notes allocable to principal;

(2) the amount of such payment to holders of each class of Notes allocable to interest;

(3) the Prepayment Interest Shortfall for any class of Notes;

(4) the Note Principal Balance of each class of Notes, after giving effect to the payment of principal on such Payment Date;

(5) the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(6) the Interest Rate for each class of Notes for such Payment Date;

(7) the amount of Advances included in the payment on such Payment Date;

(8) the cumulative amount of Realized Losses to date, in the aggregate;

(9) the amount of Realized Losses with respect to such Payment Date, in the aggregate;

(10) the number and aggregate principal amounts of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans;

(11) with respect to mortgage loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date;

(12) whether a Trigger Event or a has occurred;

(13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(14) to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of mortgage loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such mortgage loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans.

The Securities Administrator may make available each month to any interested party, the monthly statement to Noteholders via the Securities Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [(        )         -        ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator and requesting a copy. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each noteholder of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Servicer Reports

Prior to the applicable Payment Date, the Servicer (or the Subservicer on behalf of the Servicer) is required to deliver to the Securities Administrator and the Depositor a servicer remittance report setting forth the information as required by the Sale and Servicing Agreement to enable the Securities Administrator to make the payments described in this prospectus supplement and containing the information to be included in the report for that Distribution Date delivered by the Securities Administrator. Each of the Servicer, the Subservicer and the Master Servicer is required to deliver to the Depositor, the Master Servicer (in the case of the Servicer or the Subservicer), the Securities Administrator, the Indenture Trustee and the Rating Agencies by not later than March 1st of each year, starting in 2007, an officer’s certificate stating that:

a review of the activities of the Servicer, the Subservicer or the Master Servicer, as applicable, during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officer’s supervision; and to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects for such year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status of such failure, including the steps being taken by such party to remedy such failure.

In addition, on or prior to March 1st of each year, starting in 2007, the Servicer, the Subservicer, the Securities Administrator, the Master Servicer and the custodian will be required to deliver to the Depositor an assessment of compliance with servicing criteria that contains the following:

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the Securities Administrator at the address provided in this prospectus supplement.

Additional Matters with Respect to the Servicer

In addition to other servicer events of default as provided in the prospectus, it will be an event of default for the servicer if (a) any of the Rating Agencies reduces or withdraws the rating of any of the Offered Notes for reasons attributable to the Servicer or (b) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Closing Date or (c) the net worth of the Servicer is less than $25,000,000. Such an event of default may result in the termination of the Servicer and the transfer of servicing to a successor Servicer.

The Servicer, on behalf of the trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the Servicer reasonably believes that such sale would maximize proceeds to the noteholders in the aggregate (on a present value basis) with respect to that mortgage loan. See “Servicing of Mortgage Loans — Realization Upon or Sale of Defaulted Mortgage Loans” in this prospectus supplement.

When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the Servicer may write off the entire outstanding balance of a second lien mortgage loan as a bad debt. Any second lien mortgage loan may be written off as a realized loss by the Servicer after 180 days of delinquency.

The Subservicer

Pursuant to the Subservicing Agreement, the Subservicer, as the Seller’s designee for the performance of the primary servicing, will perform all the primary servicing of the mortgage loans as though it were the Servicer. The Subservicer will be subject to termination by the Servicer if it fails to perform its obligations under the Subservicing Agreement and may be terminated upon failure of certain financial and other covenants. A transfer of the primary servicing, even to the Servicer, would likely result in increased delinquencies and losses on the mortgage loans. See “Risk Factors — A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans” in this prospectus supplement. The Subservicer has only limited experience in the servicing of mortgage loans except on a short term basis. See “Risk Factors — The Subservicer Has Limited Experience” in this prospectus supplement.

Pursuant to the Sale and Servicing Agreement, the Subservicer will be required to solicit Master Servicer approval of its decisions regarding certain specific primary servicing duties. These will include:

(a)	Loss mitigation:

(i)	Review and approval of repayment and/or forbearance plans involving terms of greater than six months;

(ii)	Approval of short sale proposals; and

(iii)	Approval of deed-in-lieu decisions;

(b)	Approval of REO listing values;

(c)	Approval of loan modifications;

(d)	Approval of foreclosure timeline if the Subservicer proposes a timeline different from the Fannie Mae-required foreclosure timelines that arise, except that approval need not be obtained for re-projections because of legal matters that arise in the course of foreclosure (e.g., county delays in setting sale dates, proof of service of process, contested matters, title claims, legal issues such as temporary restraining orders and bankruptcy filings);

(e)	Approval of settlements proposed in the context of contested judicial foreclosures;

(f)	Review and recalculation of net realized losses on mortgage loans; and

(g)	Oversight of filing of hazard insurance claims for amounts greater than $10,000.

If the Subservicer requests Master Servicer approval and the Master Servicer does not approve, reject or modify the Subservicer’s proposal within two (2) Business Days following receipt by the Master Servicer of the Subservicer’s proposal by a written or electronic request from the Subservicer, the Subservicer shall submit an electronic escalation notice to three Master Servicing Officers of the Master Servicer. If the Subservicer does not receive a response to the escalation notice from the Master Servicer within three (3) Business Days, the Subservicer will be permitted to treat its proposal as having been approved.

At the Subservicer’s request, the Servicer will resign and assign its rights and obligations under the Servicing Agreement to the Subservicer, and the Subservicer will assume the role of the Servicer under the Servicing Agreement and the Master Servicer will consent to such resignation, assignment and assumption if (a) the Subservicer has been assigned a primary subprime mortgage loan servicer rating by each Rating Agency, (b) each Rating Agency has delivered to the Master Servicer a letter confirming that such resignation, assignment and assumption will not, in and of itself, result in a withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Offered Notes, and (c) either (i) [                    ] shall have been acting as Servicer of the mortgage loans for at least 24 months and shall have received aggregate servicing compensation pursuant to the Servicing Agreement of at least $500,000 or (ii) the primary subprime servicer rating of [                    ] has been reduced to “Below Average” or its equivalent by any Rating Agency.

Servicing, Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be a portion of investment earnings on amounts held in the Payment Account. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain any assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Payment Account and any escrow accounts in respect of mortgage loans serviced by it. The Servicer is obligated to offset any Prepayment Interest Shortfall with respect to prepayments in full and in part in respect of the mortgage loans on any payment date with Compensating Interest. The Master Servicer or the Servicer is obligated to pay ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or the Servicer in connection with its responsibilities under the Sale and Servicing Agreement or the Servicing Agreement. However, the Master Servicer or the Servicer is entitled to reimbursement therefor as provided in the Sale and Servicing Agreement and the Servicing Agreement. The trust may also be required to reimburse the Master Servicer for expenses incurred in connection with certain claims against the Master Servicer arising out of the Sale and Servicing Agreement.

Termination

The obligations of the Indenture Trustee, the Master Servicer and the Securities Administrator created by the Sale and Servicing Agreement, and of the Servicer created by the Servicing Agreement, will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (ii) the payment to noteholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Seller may, at its option and in accordance with the terms of the Sale and Servicing Agreement, purchase such mortgage loan from the trust at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

Amendment

The Sale and Servicing Agreement may be amended under the circumstances set forth under “The Agreements—Amendment” in the prospectus.

THE INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. See “The Agreements” in the prospectus.

General

The Offered Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Offered Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Servicing Agreement and certain other documents, as executed, will be filed by the Depositor with the Securities and Exchange Commission within 15 days of the initial issuance of the Offered Notes. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the trust, the terms and conditions of the Indenture and the Trust Agreement and the Offered Notes. The Offered Notes will be transferable and exchangeable at the designated office of the Securities Administrator located at [Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479.]

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the Offered Notes, the Indenture Trustee or the noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding may declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If, following an Event of Default, the Offered Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Offered Notes, and the Securities Administrator may continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Offered Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Offered Notes following an Event of Default, unless (a) noteholders representing 100% of the aggregate Note Principal Balance of the Offered Notes then outstanding consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Rates, on the outstanding Note Principal Balance of the Offered Notes at the date of that sale or (c) the Securities Administrator on behalf of the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Offered Notes as the payments would have become due if the Offered Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of noteholders representing more than 66 2/3% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If, following an Event of Default, in accordance with the above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the trust, proceeds from the sale of such assets will be applied as follows: (a) to amounts owed to the Indenture Trustee, the Securities Administrator, the Master Servicer [and the Swap Provider (other than a Swap Termination Payment triggered by a Swap Provider Trigger Event)] which have not been previously paid; (b) to the noteholders, the amount of interest then due and unpaid on the Offered Notes (not including any Basis Risk Shortfall Carry-Forward Amounts), in the order of interest payment priority; (c) (i) to the holders of the Class 1A and Class 2A Notes, pro rata, and (ii) thereafter, to each of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, sequentially, in that order, in each case until the Note Principal Balance of each such Class is reduced to zero; (d) to the noteholders, in order of payment priority, the amount of any Deferred Interest not previously paid; (e) to the noteholders, in order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward Amount not previously paid; [(f) to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event;] and (g) to the holders of the Owner Trust Certificates on behalf of the Issuing Entity.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the noteholders, unless such noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Limitation on Suits

No noteholder will have any right to institute any proceedings with respect to the Indenture unless (a) such noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (b) noteholders representing not less than 50.01% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the noteholders; (c) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a class of Offered Notes, as Indenture Trustee with respect to the other class of Offered Notes, in which event the Issuing Entity will be obligated to appoint a successor Indenture Trustee for the Offered Notes or such class of Offered Notes within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding. The Issuing Entity will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

Optional Redemption

The majority holder of the Owner Trust Certificates may redeem the Offered Notes from the trust on or after the payment date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the majority holder of the Owner Trust Certificates does not exercise its option to redeem the Offered Notes within 90 days of the first possible optional redemption date, the Servicer or the Subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the Offered Notes. The redemption price for each class of Offered Notes will be equal to 100% of the aggregate outstanding Note Principal Balance thereof and accrued and unpaid interest thereon (including any Basis Risk Shortfall Carry-Forward Amount) at the Note Rate through the date on which the Offered Notes are redeemed in full together with all amounts due and owing to the Indenture Trustee, the Master Servicer, the Servicer, the Securities Administrator[ and the Swap Provider]. The purchase price payable by the Servicer or the Subservicer for any terminating purchase shall be the unpaid principal balance of each mortgage loan plus accrued and unpaid interest thereon through the end of the month in which the purchase occurs, plus the fair market value of any REO property as determined by the Servicer in its good faith discretion; provided that the purchase price must at least equal (a) the redemption price for the Offered Notes and (b) any amounts owed or reimbursable to the Servicer, Subservicer, Master Servicer, Indenture Trustee, Owner Trustee, Securities Administrator or custodian pursuant to the Agreements.

If net interest margin notes secured by the residual interests and prepayment penalties related to the mortgage loans are issued subsequent to the closing of this transaction, then any optional redemption of the Notes may not be exercised until the net interest margin notes have been paid in full or until the investors in the net interest margin notes have consented to the optional redemption.

ASSIGNMENT OF MORTGAGE LOANS

General

On or prior to the date the Offered Notes are issued, the Seller, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Sale and Servicing Agreement, will in turn, convey each mortgage loan to the Issuing Entity; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

At the time of issuance of the Offered Notes, the Issuing Entity will pledge all its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Offered Notes. The Securities Administrator, concurrently with that assignment, will authenticate and deliver the Offered Notes at the direction of the Issuing Entity.

Representations

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the mortgage loans. Pursuant to the Sale and Servicing Agreement, the Depositor will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Issuing Entity, and pursuant to the Indenture, the Issuing Entity will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Indenture Trustee. The Indenture Trustee, on behalf of the noteholders, will be required to enforce the representations and warranties of the Seller in the Mortgage Loan Purchase Agreement.

The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(b) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(c) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of the interests of noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Servicer, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with one or more Substitute Mortgage Loans to replace such mortgage loan(s) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Offered Notes

On the Closing Date, Hunton & Williams LLP, counsel to the Depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, for U.S. federal income tax purposes, (i) the Offered Notes will be characterized as indebtedness other than any Offered Notes that are treated as being held by the owner of the Owner Trust Certificates for federal income tax purposes and (ii) as long as the ultimate parent company of the entity holding 100% of the owner trust certificates (the “parent REIT”) maintains its REIT status and all the owner trust certificates are held by the parent REIT, a qualified REIT subsidiary or one of its subsidiaries that is a disregarded entity for federal income tax purposes, the trust will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the “Code”). Because the trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the trust will be treated as a taxable mortgage pool, or “TMP,” for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a qualified REIT subsidiary of a REIT will not be subject to corporate income taxation. Generally, the trust will be treated as a qualified REIT subsidiary so long as the trust is wholly owned by either another qualified REIT subsidiary (whose ultimate parent company is a REIT) or directly by a REIT that maintains continuing qualification as a REIT.

The current parent REIT, PCFC, has elected to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, PCFC represents that it has satisfied all the requirements necessary to qualify as a REIT and intends to conduct its operations so as to qualify as a REIT on a continuing basis. PCFC will hold, directly or indirectly, a 100% interest in the owner trust certificates. The qualification and taxation of a parent REIT as a REIT will depend on the parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.

In the event that the parent REIT loses its REIT status or the trust is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the Offered Notes or a consequential redemption of the Offered Notes at a time earlier than anticipated. The Trust Agreement does not permit any transfer of the owner trust certificates to an entity that is not a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary or that would result in the owner trust not being treated as a qualified REIT subsidiary.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Each beneficial owner of an Offered Note will agree, by virtue of acquisition of such note, to treat the notes as debt for U.S. federal income tax purposes. Prospective investors in the Offered Notes should see “Federal Income Tax Consequences — Notes” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuing Entity and purchasers of the Offered Notes.

Tax Consequences to Holders of the Offered Notes

Interest Income on the Offered Notes. To the extent they are held by a noteholder other than the owner of the Owner Trust Certificates, the Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Federal Income Tax Consequences – Notes” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. See “Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of Hunton & Williams LLP, the Internal Revenue Service successfully asserted that a Class of Offered Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the owner trust. If, as a result, a REIT did not hold, directly or indirectly, 100% of the equity in the owner trust, the owner trust could be subject to corporate income tax. Moreover, if a Class of Offered Notes represented equity in the owner trust, payments of interest on that Class of Notes to a foreign person generally would be subject to United States withholding requirements.

For a general discussion of the federal income tax consequences of the purchase, holding and disposition of the Offered Notes, see “Federal Income Tax Consequences — Notes” in the Prospectus.

OTHER TAXES

The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of the Offered Notes will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing. [Any expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, and such expenses are estimated to be approximately $[            ]. [Any expenses incurred in connection with the selection and acquisition of the pool assets will be paid by [the Depositor,], [the Issuing Entity, ], [the Seller], [the Underwriter(s)] or any affiliate thereof, and such expenses are estimated to be approximately $[            ].

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated [            ], the Underwriters, severally and not jointly, have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Notes. It is expected that delivery of the Offered Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [            ], against payment therefor in immediately available funds.

The Offered Notes will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the Offered Notes are expected to be approximately [        ]% of the aggregate initial Note Principal Balance of the Offered Notes, deducting expenses estimated to be approximately $[            ]. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters and any profit on the resale of the Offered Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Depositor and the Seller will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor and the Seller, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. The Underwriters or affiliates of the Underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the Offered Notes will be used to repay the financing.

REPORTS TO NOTEHOLDERS

The securities administrator will be required to prepare and make available to the noteholders statements containing information with respect to principal and interest payments and the trust as is described in this prospectus supplement. See “The Sale and Servicing Agreement—Reports to Noteholders” in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “People’s Financial Realty Mortgage Securities Trust, Series [            ]” as an exhibit to the monthly distribution reports on Form 10-D for the notes for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the Servicer will be required to furnish to the Securities Administrator or the Depositor, as applicable, the compliance statements, assessments of compliance and related accountants’ attestation reports detailed under “The Sale and Servicing Agreement—Servicer Reports” in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust’s annual statement on Form 10-K for the Offered Notes.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Notes will be passed upon for the Sponsor by Hunton & Williams LLP, Richmond, Virginia, and for the Underwriters by [                    ], [                    ], [                    ].

SUMMARY OF FEES AND EXPENSES RELATED TO THE ISSUANCE OF THE NOTES

The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity	Any net interest or other income earned on deposits in the Payment Account.	Variable	Monthly	Not applicable

Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the Mortgage Loans	an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to any payments to Noteholders

Indenture Trustee Fee	Indenture Trustee	As consideration for acting in the capacity as the indenture trustee under the operative documents.	Paid from the Master Servicer out of the Master Servicer’s own funds	[ ]	Monthly	Not applicable

Owner Trustee Fee	Owner Trustee	As consideration for the owner trustee to perform certain administrative responsibilities on behalf of the Trust	[ ]	a per annum amount of $[ ]	[Monthly] [Annually]

Fees relating to the Swap Agreement	Swap Provider	As consideration for the Issuing Entity to receive payment in respect of the Swap Agreement	Collections in respect of the Mortgage Loans	Varies—see “Description of the Offered Notes—The Swap Agreement”	Monthly	Prior to any payments to Noteholders

Fees relating to the Corridor Agreement	Corridor Counterparty	As consideration for the Issuing Entity to receive payment in respect of the Corridor Agreement	Collections in respect of the Mortgage Loans	$[ ]	One-time, up-front payment	Not applicable

[1]	The Servicing Fee (including the Subservicing Fee) may be adjusted on account of the payment of compensating interest. See “Yield on the Offered Certificates — Interest Shortfalls and Realized Losses” in this prospectus supplement

Certain expenses of the Indenture Trustee, the Master Servicer, the Servicer, the Subservicer, the Custodian and the Owner Trustee will generally be reimbursed prior to payments to the holders of the Notes as provided in the Sale and Servicing Agreement.

AFFILIATIONS AND RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of the Sponsor. The Sponsor is the ultimate parent of the Seller and the Subservicer. The Master Servicer and the Securities Administrator are the same entity.

[Insert disclosure of any related transactions required pursuant to Item 1119 of Regulation AB.]

LEGAL PROCEEDINGS

[Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, master servicer, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders as required pursuant to Item 1117 of Regulation AB.]

RATINGS

It is a condition to the issuance of the Offered Notes that each class of the Offered Notes receive the ratings specified in the chart on page S-5 of this Prospectus Supplement.

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed notes address the likelihood of the receipt by noteholders of all distributions to which the noteholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield because of non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

The Depositor has not requested that any rating agency rate any class of the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated above.

LEGAL INVESTMENT MATTERS

The Offered Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this prospectus supplement as “ERISA plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as “tax favored plans”). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA plans and tax favored plans (collectively referred to in this prospectus supplement as “plans”) and persons who have certain specified relationships to such plans (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchases an Offered Note, if the assets of the trust are deemed to be assets of the plan. Under the regulations issued by the United States Department of Labor, referred to in this prospectus supplement as “DOL regulations,” generally, when a plan makes an investment in an equity interest in another entity (such as the trust), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. Exceptions contained in the DOL regulations provide that a plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes Under the DOL regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the trust anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL regulations as of the date hereof. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for the Class M Notes with higher numerical designations because they are subordinated to the Class A Notes and the Class M Notes with lower numerical designations, and for the Class M Notes generally because they are subordinated to the Class A Notes.

ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such plan. As a result of the DOL regulations, a plan’s investment in the Offered Notes may cause the mortgage loans and other assets of the trust to be deemed plan assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The trust, the Depositor, the Sponsor, the Seller, the Servicer, the Subservicer, the Administrator, the Securities Administrator, the Master Servicer, the Underwriters, the Indenture Trustee, the Owner Trustee, any other provider of credit support, a holder of the owner trust certificates or any of their affiliates may be considered to be or may become parties in interest (or disqualified persons) with respect to certain plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the trust, the Depositor, the Sponsor, the Seller, the Servicer, the Subservicer, the Administrator, the Securities Administrator, the Master Servicer, the Underwriters, the Indenture Trustee, the Owner Trustee, any provider of credit support, a holder of the owner trust certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust were deemed to include plan assets, prior to making an investment in the Offered Notes, prospective plan investors should determine whether the trust, the Depositor, the Sponsor, the Seller, the Servicer, the Subservicer, the Administrator, the Securities Administrator, the Master Servicer, any Underwriter, the Indenture Trustee, the Owner Trustee, any provider of credit support, a holder of the owner trust certificates or any of their affiliates is a party in interest (or disqualified person) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code if certain conditions are met. There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the Offered Notes or, even if all the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the offered notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the trust anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL regulations as of the date hereof. In addition, although it is not free from doubt, the trust believes that, so long as the offered notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, the subsequent transferee of the Offered Notes or any interest therein to a plan trustee or one who is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) such Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat such Offered Notes and (iii) the acquisition and holding of such Offered Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of an Offered Note or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, may provide the Indenture Trustee with an opinion of counsel, which shall not be at the expense of the Indenture Trustee, the Owner Trustee, the Master Servicer, any Underwriter, the Servicer, the Subservicer, the Administrator or the Securities Administrator, that the purchase, holding and transfer of such Offered Note or interest therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Depositor, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Owner Trustee or the Administrator to any obligation in addition to those undertaken in the Indenture.

Any prospective plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a plan.

The sale of any of the Offered Notes to a plan is in no respect a representation by the Sponsor or the Depositor that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

GLOSSARY

Accrual Period — For any class of Offered Notes, the period from and including the preceding payment date (or, in the case of the first payment date, from and including the Closing Date) to and including the day prior to the current payment date.

Accrued Note Interest — With respect to any payment date and each class of Offered Notes, interest accrued during the related Accrual Period at the then-applicable Note Rate on the related Note Principal Balance thereof immediately prior to such payment date, provided, however, that for any class of Subordinate Notes, such amount shall be reduced by the amount, if any, specified in clause (a) of the definition of Deferred Interest for such class for such payment date. The Accrued Note Interest on the Offered Notes shall be calculated on the basis of a 360-day year and the actual number of days in the related Accrual Period.

Agreements — The Sale and Servicing Agreement, the Servicing Agreement, the Subservicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement and the Mortgage Loan Purchase Agreement.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Funds Rate — With respect to any payment date, a per-annum rate equal to the product of (a) the quotient of (i) 360 divided by (ii) the actual number of days in the Accrual Period, multiplied by (b) the quotient of (i) (A) the Interest Funds for such payment date[, minus (B) any amounts paid by the trust pursuant to the Swap Agreement on such payment date (other than Swap Termination Payments triggered by a Swap Provider Trigger Event)], divided by (ii) the aggregate Note Principal Balance as of the first day of the related Accrual Period.

Basic Principal Payment Amount — With respect to any payment date, excess, if any, of (x) the Principal Funds for such payment date, over (y) the Overcollateralization Release Amount.

Basis Risk Shortfall — With respect to any class of Offered Notes, on each payment date where clause (iii) of the definition of “Note Rate” is less than clauses (i) or (ii) of the definition of “Note Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such payment date calculated pursuant to the lesser of clauses (i) or (ii) of the definition of “Note Rate” over (y) Accrued Note Interest on such Class, computed at the related Available Funds Rate.

Basis Risk Shortfall Carry-Forward Amount — With respect to each class of Offered Notes and any payment date, as determined separately for each such class of Offered Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Offered Notes on such payment date, plus any unpaid Basis Risk Shortfall for such class of Offered Notes from prior payment dates, plus interest thereon at the related Note Rate (without regard to the Available Funds Rate) for such payment date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow [or from payments received under the Corridor Agreement].

Book-Entry Notes — Each class of Offered Notes for so long as they are issued, maintained and transferred at DTC.

Class 1A Notes — The Class 1A1, Class 1A2 and Class 1A3 Notes.

Class 2A Notes — The Class 2A1 Notes.

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Class A Notes — The Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes.

Class A Principal Allocation Fraction — For any payment date and each class of Class A Notes, a fraction, (x) the numerator of which is the Principal Funds with respect to the mortgage loans in the related Loan Group to be distributed on that payment date, and (y) the denominator of which is the Principal Funds for all the mortgage loans to be distributed on that payment date.

Class M Notes — The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes.

Class M1 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes (after taking into account the distribution of the Senior Principal Payment Amount on such payment date) and (ii) the Note Principal Balance of the Class M1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M2 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class M1 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1 Principal Payment Amount on such payment date) and (ii) the Note Principal Balance of the Class M2 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M3 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1 and Class M2 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1 and Class M2 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M3 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M4 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2 and Class M3 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2 and Class M3 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M4 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

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Class M5 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3 and Class M4 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3 and Class M4 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M5 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M6 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4 and Class M5 (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M6 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M7 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M7 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M8 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M8 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M9 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to

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the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M9 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M10 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Principal Payment Amounts on such payment date) and (ii) the Note Principal Balance of the Class M10 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Class M11 Principal Payment Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes) and (ii) the Note Principal Balance of the Class M11 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Closing Date — [                    ].

Code — The Internal Revenue Code of 1986, as amended.

Compensating Interest — With respect to any payment date, any payments made by the Master Servicer, the Servicer or the Subservicer from its own funds to cover Prepayment Interest Shortfalls, which shall be required to be paid in accordance with the Servicing Agreement or the Sale and Servicing Agreement in an amount equal to the lesser of (x) the amount, if any, by which the aggregate Prepayment Interest Shortfalls in respect of such payment date exceed any aggregate Prepayment Interest Excess in respect of such payment date and (y) the Servicing Fee received with respect to the related Due Period.

[Corridor Agreement — The interest rate corridor agreement between the Indenture Trustee and the Corridor Counterparty for the benefit of the Offered Notes.]

[Corridor Counterparty —                                 ].

CPR — A constant rate of prepayment on the mortgage loans.

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Cut-off Date — [                    ].

Deferred Interest — For each class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate without regard to the Available Funds Rate during the related Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class without regard to the Available Funds Rate.

Delinquency Rate — For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month.

Depositor — People’s Choice Home Loan Securities Corp.

Determination Date — With respect to any payment date, is on the 15th day of the month in which such payment date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to each mortgage loan, the first day of the month.

Due Period — With respect to any payment date, the period commencing on the second day of the month immediately preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Payment Amount — With respect to any payment date, the lesser of (i) the Net Monthly Excess Cashflow for such payment date and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such payment date (after taking into account payments to the Offered Notes of the Basic Principal Payment Amount on such payment date).

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the Subservicer that it has received all Liquidation Proceeds and other payments or cash recoveries which the Servicer or the Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Fitch — Fitch, Inc.

Indenture — The indenture, dated as of October 26, 2005, among the Issuing Entity, the Indenture Trustee and the Securities Administrator, relating to the People’s Financial Realty Mortgage Securities Trust, Series [            ], Mortgage-Backed Notes, Series [            ].

Indenture Trustee — [                                ].

Interest Determination Date — With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

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Interest Funds — For any payment date will equal (A) the sum of (i) all interest received or advanced by the Securities Administrator in the related Due Period and available in the Payment Account on that payment date, [(ii) any Net Swap Payments or Swap Termination Payment received by the Securities Administrator relating to such payment date,] (iii) all Compensating Interest paid with respect to mortgage loans that prepaid during the related Prepayment Period and (iv) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; net of (B) any amounts paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed extraordinary expenses payable out of Net Monthly Excess Cashflow on that payment date.

IRS — The Internal Revenue Service.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London.

LIBOR Notes — The Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes.

Master Servicer — [Wells Fargo Bank, National Association, in its capacity as master servicer under the Agreements.]

Master Servicing Officer — Any supervisory or management officer of the Master Servicer, involved in, or responsible for, the administration and master servicing of mortgage loans included in the Trust, whose name appears on a list of master servicing officers appearing in an Officer’s Certificate furnished by the Master Servicer to the Indenture Trustee, in which certificate the Master Servicer certifies that such officers are in supervisory or management roles, as such list may be amended from time to time.

Maximum Note Rate — With respect to each class of the Offered Notes, [(a) for any payment date on which the Swap Agreement is in effect, [        ]% per annum, and (b) for any other payment date, ][        ]% per annum.

Monthly Advance — An advance of principal or interest required to be made by the Servicer (net of the Servicing Fee), or the Subservicer (net of the Subservicing Fee), pursuant to the Servicing Agreement.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Depositor, whereby the mortgage loans are being sold to the Depositor by the Seller.

Net Monthly Excess Cashflow — For any payment date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such payment date over (y) the sum of the aggregate Accrued Note Interest for the Offered Notes and, without duplication of amounts deducted pursuant to the definition of “Interest Funds,” amounts payable to the Servicer, the Master Servicer [and the Swap Provider (other than Swap Termination Payments triggered by a Swap Provider Trigger Event)] as provided in “Description of the Offered Notes —Interest Payments on the Offered Notes” in this prospectus supplement.

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Net Mortgage Rate — For any mortgage loan at any date of determination, the then applicable mortgage rate thereon minus the Servicing Fee Rate, expressed as a per annum percentage of the aggregate Stated Principal Balance of the mortgage loans prior to such payment date.

Note Margin — With respect to the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, on any payment date prior to the Step-Up Date, [        ] and [        ]% per annum, respectively, and on any payment date on and after the Step-Up Date, [        ]% and [        ]% per annum, respectively.

Note Principal Balance — With respect to any Offered Note as of any date of determination, the initial Note Principal Balance thereof reduced by the aggregate of all amounts allocable to principal previously paid with respect to such Note.

Note Rate — With respect to each payment date and each class of the Offered Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate with respect to such payment date.

Offered Notes — The Class A and Class M Notes.

OID Regulations — Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Overcollateralization Deficiency Amount — With respect to any payment date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such payment date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such payment date).

Overcollateralization Floor — With respect to any payment date, [0.50]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Overcollateralization Release Amount — With respect to any payment date, the lesser of (x) the Principal Funds for such payment date and (y) the amount, if any, by which the Overcollateralized Amount exceeds the Overcollateralization Target Amount on such payment date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such payment date).

Overcollateralization Target Amount — With respect to any payment date prior to the Stepdown Date, 2.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. With respect to any payment date on or after the Stepdown Date, the greater of (x) [        ]% of the aggregate Stated Principal Balance (after giving effect to scheduled payments of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on the mortgage loans prior to and during the related Prepayment Period) of the mortgage loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any payment date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior payment date.

Overcollateralized Amount — For any payment date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on

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the mortgage loans prior to and during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Offered Notes as of such payment date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such payment date).

Prepayment Assumption — A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable-rate mortgage loans, 5.0% CPR in month 1, building to 27.0% by month 12, 27.0% CPR for months 12 through 23, 60.0% CPR for months 24 through 27, and 30.0% CPR for months 28 and beyond; and (ii) with respect to the fixed-rate mortgage loans, 4.6% CPR in month 1, building to 23.0% CPR by month 12, and, on and after month 12, 23.0% CPR.

Prepayment Interest Excess — With respect to any payment date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such payment date occurs and ending on the 15th day of the calendar month in which such payment date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such prepayment for the number of days commencing on the first day of the calendar month in which such payment date occurs and ending on the last date through which interest is collected from the related mortgagor. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Interest Shortfall — With respect to any payment date and any mortgage loan that was subject to (i) a principal prepayment in full during the portion of the related Prepayment Period for principal prepayments in full beginning on the 16th day of the calendar month before the calendar month in which such payment date occurs and ending on the last day of such preceding calendar month or (ii) a principal prepayment in part during the related Prepayment Period for principal prepayments in part, an amount equal to the difference between (a) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part on such mortgage loan and (b) the scheduled interest portion of the monthly payment of such mortgage loan, adjusted to the applicable Net Mortgage Rate. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Period — With respect to any payment date, (i) for principal prepayments in full (including as a result of a liquidation) the period beginning on the 16th day of the calendar month immediately preceding the month in which such payment date occurs, or the Cut-off Date in the case of the first Prepayment Period, and ending on the 15th day of the calendar month in which such payment date occurs, and (ii) for principal prepayments in part, the calendar month preceding the calendar month in which such payment date occurs. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Principal Deficiency Amount — For any payment date, the excess of the aggregate Note Principal Balance of the Offered Notes (after giving effect to payments on such payment date) over the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on the mortgage loans prior to and during the related Prepayment Period). On any payment date, for the purposes of calculating Accrued Note Interest only, the total Principal Deficiency Amount shall be allocated among the classes of Subordinate Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any payment date will first be allocated to the Class M11 Notes and, to the extent the Principal Deficiency Amount for such payment date exceeds the aggregate Note Principal Balance of the Class M11 Notes, such Principal Deficiency Amount shall be allocated to the Class M10 Notes, and so on.

G-8

Principal Funds — For any payment date and any Loan Group or the mortgage loans in the aggregate, as applicable, (A) the sum of (i) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans or redemption of the Offered Notes by the Seller or holder of the Owner Trust Certificates, Liquidation Proceeds and Insurance Proceeds, including any amounts recovered with respect to a mortgage loan subsequent to the liquidation or charge-off of such mortgage loan, in each case to the extent applied as recoveries of principal; net of (B) any amounts paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed extraordinary expenses payable out of Net Monthly Excess Cashflow on that payment date (to the extent not reimbursed from Interest Funds).

Principal Payment Amount — For any payment date, the Basic Principal Payment Amount plus the Extra Principal Payment Amount.

Rating Agencies — S&P, Moody’s and Fitch.

Record Date — With respect to any Book-Entry Notes and any payment date, the close of business on the Business Day immediately preceding such payment date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (c) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Seller.

Relief Act — The Servicemembers Civil Relief Act, as amended, or any similar state law.

Relief Act Shortfall — For any payment date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (a) 100% of the Stated Principal Balance of such mortgage loan plus accrued but unpaid interest on the Stated Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (b) any unreimbursed Monthly Advances and Servicing Advances payable to the Servicer of the mortgage loan and (c) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or

G-9

(ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Rolling Three-Month Delinquency Rate — With respect to any payment date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator — [Wells Fargo Bank, National Association, in its capacity as securities administrator under the Agreements.]

Seller — People’s Choice Funding, Inc., in its capacity as seller under the Mortgage Loan Purchase Agreement.

Senior Enhancement Percentage — For any payment date, the percentage obtained by dividing (x) the excess, if any of (1) the sum of (i) the aggregate Note Principal Balance of the Class M Notes and (ii) the Overcollateralized Amount over (2) the total Principal Deficiency Amount, in each case after giving effect to the distribution of the Principal Payment Amount on such payment date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that payment date.

Senior Principal Payment Amount — For any payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, the lesser of (A) the Principal Payment Amount, and (B) an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such payment date exceeds (ii) the Overcollateralization Floor.

Servicer — [                                ], and its successors and assigns, in its capacity as servicer under the related servicing agreement or any successor servicer appointed pursuant to the Servicing Agreement.

Servicing Fee — With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Servicing Fee Rate — On each mortgage loan, [        ]% per annum, comprised of the Servicer’s Fee Rate of [        ]% per annum plus the Subservicer’s Fee Rate of [        ]% per annum.

Six-Month LIBOR — The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by The Wall Street Journal and, in most cases, as most recently available forty-five days preceding such adjustment date.

Sponsor — People’s Choice Financial Corporation

Stated Principal Balance — With respect to any mortgage loan or related REO property as of any payment date, the principal balance thereof as of the Cut-off Date, reduced by the sum of (i) the principal

G-10

portion of the scheduled principal payments due with respect to such mortgage loan during each Due Period ending prior to such payment date (to the extent received or advanced), (ii) all principal prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied as recoveries of principal with respect to such mortgage loan, that were received by the Master Servicer, the Servicer or the Subservicer as of the close of business on the last day of the Prepayment Period related to such payment date and (iii) any realized losses on such mortgage loan incurred during the related Prepayment Period. The stated principal balance of a liquidated mortgage loan equals zero.

Stepdown Date — The earlier to occur of (1) the first payment date on which the aggregate Note Principal Balance of the Class A Notes has been reduced to zero and (2) the later to occur of (x) the payment date occurring in [            ] and (y) the first payment date on which the Senior Enhancement Percentage (calculated, for this purpose only, before giving effect to payments on the Notes on such payment date, but using the Stated Principal Balance of the mortgage loans for such payment date) is greater than or equal to approximately [        ] %.

Step-Up Date — The first payment date following the first month in which the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Structuring Assumptions — The structuring assumptions set forth in “Yields on the Offered Notes–Weighted Average Lives” in this prospectus supplement.

Subordinate Notes — The Class M Notes.

Subservicer — People’s Choice Home Loan, Inc.

Subservicing Agreement — That certain subservicing agreement, dated as of [                    ], between the Servicer and the Subservicer.

Subservicing Fee — With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Subservicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Subservicing Fee Rate — With respect to any mortgage loan, [        ]% per annum.

Substitute Mortgage Loan — A mortgage loan substituted by the Seller for a mortgage loan as to which a breach of one or more of the Seller’s representations and warranties made in the Mortgage Loan Purchase Agreement has occurred, which mortgage loan must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled monthly payment due in the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than that of (and not more than 1.00% per annum higher than that of), that of the deleted mortgage loan; (iii) have a loan-to-value ratio no higher than that of the deleted mortgage loan; (iv) have a remaining term to maturity no greater than one year more than that of (and no greater than one year less than that of) the deleted mortgage loan; and (v) comply with each representation and warranty made by the Seller in the Mortgage Loan Purchase Agreement.

[Swap Agreement — The interest rate Swap Agreement between the Indenture Trustee and the Swap Provider for the benefit of the Offered Notes.]

G-11

[Swap Provider — [                                ]]

[Swap Provider Trigger Event — Has the meaning assigned thereto under “The Swap Agreement” in this prospectus supplement.]

Telerate Screen Page 3750 — The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trigger Event — A Trigger Event is in effect with respect to any payment date if:

(1) the Rolling Three-Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 33.00% of the Senior Enhancement Percentage; or

(2) the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date:

Payment Date	Loss Percentage
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] and thereafter	[ ]%

Underwriters — [                                ], [                                ], [                                ] and [                                ].

G-12

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered People’s Financial Realty Mortgage Securities Trust, Series [            ], Mortgage-Backed Notes, Series [            ], Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

I-1

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of mortgage-backed notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

I-2

Transfers between Clearstream or Euroclear seller and DTC purchaser. Because of time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

I-3

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

I-4

People’s Financial Realty Mortgage Securities Trust, Series

[            ]

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation

Sponsor

$[                            ]

Mortgage-Backed Notes

Series [            ]

PROSPECTUS SUPPLEMENT

[                                ]

[ ]	[ ]	[ ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered notes in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

FORM OF PROSPECTUS SUPPLEMENT

MORTGAGE PASS-THROUGH CERTIFICATES

PROSPECTUS SUPPLEMENT dated [                    ] (to Prospectus dated July 18, 2006)

$[                    ]

[insert People’s Choice Logo]

People’s Financial Realty Mortgage Securities Trust, Series

[            ]

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation.

Sponsor

[Wells Fargo Bank, National Association]

Master Servicer and Securities Administrator

Mortgage Pass-Through Certificates, Series [            ]

Investment in these certificates involves risks. You should carefully consider the risk factors beginning on page S-13 in this prospectus supplement.

These certificates will be issued by the Issuing Entity, and will be backed solely by the assets of the Issuing Entity. Neither these certificates nor the assets of the Issuing Entity will be obligations of [the Underwriters], People’s Choice Home Loan Securities Corp., People’s Choice Home Loan, Inc., [the Servicer] or People’s Choice Home Loan, Inc., or any of affiliate of any of the foregoing. These certificates will represent obligations solely of the Issuing Entity. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

The Trust

The trust will consist primarily of a pool of one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans separated into two loan groups. The trust will issue [fifteen] classes of certificates, each of which is offered under this prospectus supplement.

The principal and interest on the certificates will be distributable monthly, commencing on [    ], 200[    ].

Credit Enhancement

The offered certificates will have credit enhancement in the form of

•	excess interest and overcollateralization; and

•	subordination provided to the Class A Certificates by the Class M Certificates and provided to the Class M Certificates by each class of Class M Certificates with a lower distribution priority.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the sponsor from the offering will be approximately [            ]% of the aggregate certificate principal balance of the offered certificates, before deducting expenses. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[                                ]

[ ]	[ ]	[ ]

Important notice about information presented in this

prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Prospectus Supplement

S-1

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

The Transaction Parties

Sponsor. People’s Choice Financial Corporation, a Maryland corporation, with its principal offices at with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341 - 2000.

Depositor. People’s Choice Home Loan Securities Corp., a Delaware corporation with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000. The Depositor is a wholly-owned subsidiary of the Sponsor.

Seller. People’s Choice Home Loan, Inc., a Wyoming corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Issuing Entity. People’s Financial Realty Mortgage Trust Series [            ].

Securities Administrator and Master Servicer. [Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the Securities Administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: People’s Choice [            ], and its telephone number is (410) 884-2000.]

Trustee. [[                        ], a national banking association. The corporate trust office of the trustee is located at [                    ], Attention: [                    ], and its telephone number is (    )     -        .]

Servicer. [                    ].

Subservicer. People’s Choice Home Loan, Inc., a Wyoming corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be [            ], which is also referred to in this prospectus supplement as the initial cut-off date.

Closing Date

The closing date will be on or about [            ].

Determination Date

The fifteenth day of each month in which a distribution date occurs. If such day not a business day, then the immediately preceding business day.

Distribution Date

The 25th day of each month, beginning in [                ]. If such day is not a business day, then the next business day.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the offered certificates is the distribution date in [                ].

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Record Date

With respect to any offered certificates and any distribution date, the close of business on the business day immediately preceding such distribution date.

Transaction Structure

The following diagram illustrates the various parties involved in the transaction and their functions.

[FLOW CHART TO BE INSERTED]

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Offered Certificates

Class	Certificate Rate	Initial Certificate Principal Balance			Initial Rating (Moody’s/S&P/Fitch)	Designation
Class A Certificates:
1A1	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
1A2	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
1A3	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate
2A1	Adjustable Rate	$	[	]	Aaa/AAA/AAA	Senior/Adjustable Rate

Total Class A Certificates:		$	[	]

Class M Certificates:
M1	Adjustable Rate	$	[	]	Aa1/AA+/AA+	Subordinate/Adjustable Rate
M2	Adjustable Rate	$	[	]	Aa2/AA+/AA+	Subordinate/Adjustable Rate
M3	Adjustable Rate	$	[	]	Aa3/AA+/AA	Subordinate/Adjustable Rate
M4	Adjustable Rate	$	[	]	A1/AA/AA-	Subordinate/Adjustable Rate
M5	Adjustable Rate	$	[	]	A2/AA-/A+	Subordinate/Adjustable Rate
M6	Adjustable Rate	$	[	]	A3/A+/A	Subordinate/Adjustable Rate
M7	Adjustable Rate	$	[	]	Baa1/A/A-	Subordinate/Adjustable Rate
M8	Adjustable Rate	$	[	]	Baa2/BBB+/BBB+	Subordinate/Adjustable Rate
M9	Adjustable Rate	$	[	]	Baa3/BBB+/BBB+	Subordinate/Adjustable Rate
M10	Adjustable Rate	$	[	]	Ba1/BBB/BBB	Subordinate/Adjustable Rate
M11	Adjustable Rate	$	[	]	NR/BBB-/BBB-	Subordinate/Adjustable Rate

Total Class M Certificates:		$	[	]

Total Offered Certificates:		$	[	]

Non-offered Certificates

Class	Certificate Rate	Initial Certificate Principal Balance	Initial Rating (Moody’s/S&P/Fitch)	Designation
Residual Certificates:
R	0.0%	$0		Residual Interest

Other Information:

Offered Certificates:

The certificate rates on each class of the offered certificates will be equal to the least of:

•	one-month LIBOR plus the related certificate margin set forth on the following page,

•	[ ]% per annum, and

•	the net WAC cap as described in this prospectus supplement.

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Certificate Margin (bps)

Class	(1)	(2)
1A1
1A2
1A3
2A1
M1
M2
M3
M4
M5
M6
M7
M8
M9
M10
M11

(1)	Prior to the step-up date.
(2)	On and after the step-up date, as described in this prospectus supplement.

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The Issuing Entity

People’s Financial Realty Mortgage Securities Trust, Series, [ ],the issuing entity, also referred to hereinafter as the trust, will be a common law trust formed pursuant to a pooling and servicing agreement among the issuing entity, the sponsor, the seller, the trustee, the servicer, the subservicer, the master servicer and the securities administrator. Pursuant to the pooling and servicing agreement, the depositor will deposit into the trust the mortgage loans described below and the trust will issue the offered certificates. Distributions of interest and principal on the offered certificates will be made from distributions received from the assets of the trust as described in this prospectus supplement.

The Class R Certificates, which represent the residual interests in the assets of the issuing entity are not offered by this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The Certificates represent obligations of the issuing entity and will be secured by, among other things, trust assets consisting, on the closing date, of a mortgage pool with an aggregate principal balance, as of [                        ], of approximately $[            ], referred to in this prospectus supplement as the initial mortgage loans. The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2. All of the mortgage loans are subprime mortgage loans. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan shall mean the combined loan-to-value ratio.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of [        ] mortgage loans. The characteristics of the final loan groups will not materially differ from the information provided with respect to the loan groups. Unless otherwise specified, all percentages described with respect to the mortgage loans are calculated based on the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Loan Group 1

The mortgage loans in loan group 1 will initially contain approximately [        ] one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential mortgage properties. The mortgage loans in loan group 1 have an aggregate stated principal balance of approximately $[            ]as of the cut-off date.

Approximately [        ]% of the mortgage loans in loan group 1 have fixed interest rates and [        ]% of the mortgage loans in loan group 1, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):		[	]
Weighted average mortgage rate (approximate):		[	]
Weighted average remaining term to stated maturity (approximate):		[	]
Range of principal balances (approximate):	$	[	]
Average principal balance:	$	[	]
Range of loan-to-value ratios (approximate):		[	]
Weighted average loan-to-value ratio (approximate):		[	]

The interest rate on each adjustable-rate mortgage loan in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related certificate margin, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

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Approximately [            ] of the mortgage loans in loan group 1 are interest-only for the first five years after origination. As a result, no principal distributions will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately [            ] of the mortgage loans in loan group 1 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. The amount of principal received during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity.

Approximately [            ] of the mortgage loans in loan group 1 are secured by second liens on the related mortgaged property.

Loan Group 2

The mortgage loans in loan group 2 will initially contain approximately [            ] conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first and second liens on residential mortgage properties. The mortgage loans in loan group 2 have an aggregate stated principal balance of approximately $[            ]as of the cut-off date.

Approximately [            ] of the mortgage loans in loan group 2 have fixed interest rates and [            ] of the mortgage loans in loan group 2, have adjustable interest rates, in some cases after an initial fixed interest rate period. The mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):	[	]
Weighted average mortgage rate (approximate):	[	]
Weighted average remaining term to stated maturity (approximate):	[	]
Range of principal balances (approximate):	[	]
Average principal balance:	[	]
Range of loan-to-value ratios (approximate):	[	]
Weighted average loan-to-value ratio (approximate):	[	]

The interest rate on each adjustable-rate mortgage loan in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related certificate margin, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately [            ] of the group 2 loans are interest-only for the first five years after origination. As a result, no principal distributions will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately [            ] of the mortgage loans in loan group 2 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. The amount of principal received during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity.

Approximately [            ] of the mortgage loans in loan group 2 are secured by second liens on the related mortgaged property.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

[The Prefunding Account

To the extent that a transaction will include a prefunding period, indicate: (i) the term or duration of the prefunding period (which shall be no longer than three months following the date of issuance); (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) the percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account, (iv) any limitation on the ability to add pool assets or (v) the requirements for assets that may be added to the pool.]

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Servicing of the Mortgage Loans and Securities Administration

[                        ] will act as servicer with respect to the mortgage loans. The servicer has engaged People’s Choice Home Loan, Inc. as subservicer, which will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates. See “The Servicer and The Subservicer” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The servicer and the subservicer will be paid in the aggregate on a monthly basis, an amount equal to the product of [        ]% per annum of the stated principal balance of each mortgage loan a of the beginning of the related due period, referred to as the servicing fee. The servicing fee will be paid prior to distributions to certificateholders.

[Wells Fargo Bank, National Association] will act as master servicer and will be required to monitor the performance of the servicer pursuant to the pooling and servicing agreement. [Wells Fargo Bank, National Association], acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See “The Master Servicer and The Securities Administrator” in this prospectus supplement.

As compensation for master servicing and securities administration, the master servicer will be entitled to retain any net interest or other income earned on deposits in the payment account and will pay the trustee its respective fee from its own funds. The compensation payable to the master servicer will be prior to any distributions to certificateholders.

Advances

The servicer or the subservicer, on behalf of the servicer, will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer (or the subservicer, as the case may be) reasonably believes that such cash advances cannot be repaid from future payments or other collections on the mortgage loans for which such advances are being made. The master servicer, acting as successor servicer, will advance its own funds to make advances, if the servicer fails to do so (unless it deems the advances to be nonrecoverable), as required under the pooling and servicing agreement. These cash advances are intended only to maintain a regular flow of scheduled interest and principal distributions on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. Neither the servicer nor the subservicer will be obligated to make any advances of balloon payments or advances of principal with respect to any REO property or on any second lien mortgage loan.

The Offered Certificates

The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing certificate principal balances of $[            ] and integral multiples of $[1] in excess thereof with respect to the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates and in minimum denominations representing certificate principal balances of $[100,000] and integral multiples of $[1] in excess thereof with respect to the Class M Certificates.

The Class R Certificate, which represents the residual interests in the assets of the issuing entity are not offered by this prospectus supplement. The Class R Certificate will not be entitled to monthly distributions of principal and interest, but will be entitled to any residuals cash flows after payment to the other certificates as described in this prospectus supplement.

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Interest Distributions

In general, on any distribution date, interest funds with respect to the mortgage loans in each loan group, after the payment of certain fees and expenses, will be distributed, first, to pay accrued certificate interest on the Class A Certificates, on a pro rata basis. Then any remaining funds available from all the loan groups will be used to make distributions as follows:

first, to pay accrued certificate interest on the Class M1 Certificates;

second, to pay accrued certificate interest on the Class M2 Certificates;

third, to pay accrued certificate interest on the Class M3 Certificates;

fourth, to pay accrued certificate interest on the Class M4 Certificates;

fifth, to pay accrued certificate interest on the Class M5 Certificates;

sixth, to pay accrued certificate interest on the Class M6 Certificates;

seventh, to pay accrued certificate interest on the Class M7 Certificates;

eighth, to pay accrued certificate interest on the Class M8 Certificates;

ninth, to pay accrued certificate interest on the Class M9 Certificates;

tenth, to pay accrued certificate interest on the Class M10 Certificates; and

eleventh, to pay accrued certificate interest on the Class M11 Certificates.

Principal distributions

Principal funds will be used to pay principal of the offered certificates as described in this prospectus supplement, generally in proportion to the extent of principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions

Amounts available after distributing interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including maintaining the required level of overcollateralization with respect to the related and non-related loan groups and making distributions for reimbursement of losses.

See “Description of the Certificates” in this prospectus supplement for additional information.

The allocation of distributions will differ depending on whether the distribution date is prior to or after the stepdown date or if the distribution occurs when a trigger event is in effect.

The stepdown date means the earlier to occur of (1) the first distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the distribution date occurring in [ ] and (y) the first distribution date on which the senior enhancement percentage (calculated, for this purpose only, before giving effect to distributions on the certificates on such distribution date, but using the stated principal balance of the mortgage loans for such distribution date) is greater than or equal to approximately [        ]%.

A trigger event exists for any distribution date if (1) the average for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months, of the fraction (calculated for each month), expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate stated

S-9

principal balance of the mortgage loans as of the close of business day of such month, exceeds [        ]% of the senior enhancement percentage; or

(2) the cumulative amount of realized losses incurred on the mortgage loans from the cut-off date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth under the defined term “trigger event” in the glossary of this prospectus supplement of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Credit Enhancement” in this prospectus supplement.

[The Corridor Agreement

The offered certificates will have the benefit of an interest rate corridor for the first, second, third, fourth, fifth and sixth distribution dates. The interest rate corridor is referred to as the “corridor agreement.” Pursuant to the corridor agreement, the corridor counterparty will agree to pay to the trust, on each of the distribution dates in [            ,             ,             ,             ,              and             ], a monthly payment in an amount equal to the product of (1) the excess, if any, of the lesser of one-month LIBOR or [10.00%] per annum over a “strike rate” set forth in the corridor agreement for such distribution date and (2) the notional amount for such distribution date set forth in the corridor agreement. The notional amount declines in accordance with the schedule set forth in the corridor agreement. The corridor agreement will terminate after the distribution date in [            ]. Corridor payments, if any, made by the counterparty under the corridor agreement will be available for distribution on the offered certificates in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement. See “Description of the Certificates—The Corridor Agreement” in this prospectus supplement.]

Optional Termination

At its option, on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to [10%] of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the [majority holder of the [    ]] [    ] may redeem all the offered certificates, and thereby effect the termination of the issuing entity and early retirement of the offered certificates. If the [majority holder of the [    ]certificates][    ] does not exercise its option to redeem the offered certificates within 90 days of the first possible optional termination date, the servicer or subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the offered certificates.

In addition, if the [majority holder of the [    ] [    ] does not exercise its option to redeem the offered certificates, the applicable margin on the offered certificates will increase as provided in this prospectus supplement.

If net interest margin notes secured by the residual interests and prepayment penalties related to the mortgage loans are issued subsequent to the closing of this transaction, then any optional termination of the Certificates may not be exercised until the net interest margin notes have been paid in full or until the investors in the net interest margin notes have consented to the optional termination. Any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined in Section 860F of the Internal Revenue Code of 1986, as amended.

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See “Pooling and Servicing Agreement; Servicing Agreement—Optional Termination” and “Glossary—Certificate Margin” in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

The seller has made or will make certain representations and warranties relating to the mortgage loans. If, with respect to any mortgage loan, any of these representations and warranties are breached in any material respect (as of the date made) or there exists any uncured material document defect the Seller will be obligated to repurchase, or substitute for (if within two years of the closing date), the subject mortgage loan, as further described in this prospectus supplement under “The Mortgage Pool—General.”

Federal Income Tax Consequences

The trustee will elect to treat a portion of the trust fund as multiple real estate mortgage investment conduits or REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC and the right to receive payments in respect of basis risk shortfall amounts. The Class R Certificate will be designed as the sole class of “residual interest” in each of the REMICs. See “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

Ratings

When issued, the offered certificates will receive ratings not lower than those set forth on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all payments on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment Matters

None of the offered certificates will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment Matters” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

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RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are only a limited number of securitizations which include mortgage loans originated by the Seller. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriters are not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

the Federal Truth in Lending Act and Regulation Z promulgated under that Act, requiring certain disclosures to the mortgagors regarding the terms of the mortgage loans;

S-12

the Equal Credit Opportunity Act and Regulation B promulgated under that Act, prohibiting discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

the Fair Credit Reporting Act, regulating the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The sponsor will represent, with respect to each mortgage loan, that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, the sponsor will represent that none of the mortgage loans (i) are “high cost loans,” (ii) are covered by the Home Ownership and Equity Protection Act of 1994, (iii) are in violation of, or classified as “high cost,” “threshold,” “predatory” or “covered” loans under, any other applicable state, federal or local law. In the event of a breach of any of such representations, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner and to the extent described in this prospectus supplement.

All of the Mortgage Loans Were Underwritten in Accordance with Underwriting Standards for Subprime Mortgage Loans, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Certificates

The mortgage loans were underwritten in accordance with underwriting standards for subprime mortgage loans. These standards are “subprime” because of either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors or standard underwriting guidelines for “Alt-A” mortgage loans. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines. These documentation standards may include mortgagors who provide limited documentation in connection with the underwriting of the related mortgage loan, including “stated income” mortgage loans or “limited documentation” mortgage loans, as described in this prospectus supplement. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure, default and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae, Freddie Mac or Alt-A underwriting guidelines.

In addition, the Seller’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Seller’s first-lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Seller’s loan-to-value ratio determination. Also, none of the mortgage loans are covered by a primary mortgage insurance policy. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

S-13

For a description of the underwriting programs under which the mortgage loans were originated, see “The Mortgage Pool—Underwriting Standards” in this prospectus supplement.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and, to a more limited extent, the holders of the Class M Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your offered certificates as a result of delinquencies or defaults on the mortgage loans. On the closing date, the initial amount of overcollateralization will approximately equal the initial overcollateralization target amount described in this prospectus supplement.

If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in such entity’s good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults on the mortgage loans, you may suffer losses.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the sponsor, the master servicer, the securities administrator, the servicer, the subservicer, the Seller, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered certificates. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

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The Difference Between the Certificate Rates on the Offered Certificates and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Offered Certificates

The certificate rates with respect to the offered certificates adjust each month and are based upon the value of an index of one-month LIBOR plus the related certificate margin, limited by a maximum certificate rate and the net WAC cap. However, the mortgage rates of the mortgage loans are fixed rates or are based upon a different index of six-month LIBOR plus the related gross margin, and adjust semi-annually commencing, in certain cases, after an initial fixed-rate period. One-month LIBOR and six-month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable-rate mortgage loans adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in six-month LIBOR and the interest rate on the mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than six-month LIBOR. To the extent that any certificate rate is limited to the net WAC cap, basis risk shortfalls may occur. [A corridor agreement is included in the trust, payments from which are intended to cover a portion of any differences between the interest rates on the mortgage loans and the certificate rates on the offered certificates. However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of basis risk shortfalls.] See “Description of the Offered Certificates” in this prospectus supplement.

[To the extent that amounts payable under the corridor agreement are insufficient to cover basis risk shortfalls on the offered certificates, net monthly excess cashflow may be used to cover such shortfalls, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the certificate rate on a class of offered certificates is limited to the net WAC cap, there will be little or no net monthly excess cashflow.]

The Yields on the Offered Certificates Are Sensitive to Fluctuations in LIBOR

The offered certificates will each accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this prospectus supplement under “Description of the Offered Certificates”. The certificate rate on the offered certificates will vary directly with one-month LIBOR. Therefore, the yield to investors on these offered certificates will be sensitive to fluctuations of the index.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in

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some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures, defaults and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or high principal balances. Any of these losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Are Concentrated in the States of [California and Florida], Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, mortgage loans secured by mortgaged properties in such areas will experience higher rates of delinquency, default and loss than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of [California]. Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of [Florida]. The concentration of the mortgage loans in these states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Have an Initial Interest-only Period or an Initial Slow Amortization Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, have initial interest-only periods of five years. During this period, the payments made by the related borrower will be less than they would

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be if the mortgage loan amortized. As a result, no principal distributions will be made to the offered certificates from these mortgage loans during their interest-only period, except in the case of a prepayment.

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. During the initial ten-year period, the payments made by the related borrower will be less than they would be if the mortgage loan amortized over its actual 30-year term.

Mortgage loans with an initial interest-only period or slower amortization period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, default, loss and prepayment of these mortgage loans.

After the initial five-year interest-only period or ten-year slow amortization period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, defaults and losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing, or not fully amortizing, during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Second Lien Mortgage Loans May Have a Greater Risk of Default and Loss

Approximately [        ]% and [        ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [        ]% of the mortgage loans in the aggregate, are secured by second liens, rather than first liens on the related mortgaged property. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer or subservicer may write off the entire outstanding balance of the mortgage loan as a bad debt. Any second lien mortgage loan may be written off as a realized loss by the servicer or subservicer after 180 days of delinquency.

Each second lien mortgage loan was originated at the same time as the first-lien mortgage loan, which may also be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on the mortgage loans with second liens included in the trust is approximately [        ]%, [        ]% and [        ]% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively, and the weighted average combined loan-to-value ratio at origination of these mortgage loans, including the related second lien, is approximately [        ]%, [        ]% and [        ]% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively. With respect to these mortgage loans, foreclosure frequency (and the frequency of defaults and losses) may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Seller or from any other lender.

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The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal distributions on the offered certificates.

•	If you purchase your offered certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your offered certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase because of the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•	Approximately [ ]% and [ ]% of the mortgage loans in loan group 1 and loan group 2, respectively, and [ ]% of the mortgage loans in the aggregate, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•	The Seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Seller may purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•	The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•	Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of distribution bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

•	After receiving a request for a payoff statement from a borrower under a mortgage loan, the Seller may itself refinance such mortgage loan, thereby causing its prepayment in full.

•	Recently, certain pools of mortgage loans previously sold by the Seller to the Depositor have experienced higher than anticipated prepayment rates. There can be no assurance that the prepayment rates on the mortgage loans in the trust will conform to investor expectations. An increase in prepayment rates may influence the yield on the offered certificates as described herein.

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See “Yields on the Offered Certificates” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Be Subject To Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.

Some Additional Risks are Associated with the Offered Certificates

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such offered certificates, the actual yield to maturity of such offered certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses will not reduce the certificate principal balances of any certificate, however, under certain loss scenarios, there may not be enough principal and interest from the mortgage loans to pay the certificates all principal and interest to which they are entitled. If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate certificate principal balance of the certificates exceeds the stated principal balance of the mortgage loans, the amount of such undercollateralization will reduce the amounts distributable to the offered certificates, in reverse order of seniority (first to the Class M11 Certificates, second to the Class M10 Certificates, third to the Class M9 Certificates, fourth to the Class M8 Certificates, fifth to the Class M7 Certificates, sixth to the Class M6 Certificates, seventh to the Class M5 Certificates, eighth to the Class M4 Certificates, ninth to the Class M3 Certificates, tenth to the Class M2 Certificates and eleventh to the Class M1 Certificates, in that order). If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of subordinate certificates will be deferred and paid after certain other distributions are made to restore overcollateralization and to pay basis risk shortfalls to the certificates. The difference between the interest that would have accrued on the certificate balance of a class and the interest that actually accrues on that class will be payable as deferred interest out of net monthly excess cashflow on subsequent distribution dates, to the extent of available funds. In addition, if the amount of undercollateralization exceeds the certificate principal balance of the Class M Certificates, the weighted average lives of, and the yields to maturity on, the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. The certificate principal balances of the senior certificates will not be reduced by allocation of Applied Loss Amounts.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of offered certificates will be sensitive to the rates of prepayment on the

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mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of offered certificates will also be extremely sensitive to losses because of defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, or a class of certificates with a lower distribution priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of offered certificates do not ultimately bear such loss.

Also, investors in the offered certificates should be aware that, to the extent the overcollateralized amount has been reduced to the overcollateralization floor, the most subordinate class of offered certificates then outstanding may receive more than such class’ pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of offered certificates may be reduced to zero prior to the more senior class or classes of offered certificates.

Unless the aggregate certificate principal balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates is reduced to zero, it is not expected that the Class M Certificates will receive any distributions of principal until the later of the distribution date in November 2008 and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralized amount, before giving effect to distributions to be made on that distribution date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the end of the related due period, is twice the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralized amount as of the closing date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, provided that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loan. Any shortfall in interest collections resulting from a principal prepayment in full or a principal prepayment in part are required to be paid by the servicer, but only up to the amount of the servicing fee in respect of the related distribution date. In addition, interest shortfalls as a result of shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state laws and, to the extent not covered by compensating interest paid by the servicer, any prepayment interest shortfalls, will reduce the amount of available funds available to make distributions to the offered certificates.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

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The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase that mortgage loan from the trust.

The Seller will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

[The Corridor Agreement Is Subject to Counterparty Risk

The assets of the trust include the corridor agreement, which will require the counterparty thereunder to make certain payments to the trust to the extent one-month LIBOR exceeds a strike rate specified in the corridor agreement. Such distributions will be available to offset basis risk shortfall amounts with respect to the offered certificates under certain circumstances on the first, second, third, fourth, fifth and sixth distribution dates. To the extent that distributions on the offered certificates on those distribution dates depend in part on payments to be received under the corridor agreement, the ability to make such distributions on the offered certificates will be subject to the credit risk of the counterparty to the corridor agreement.]

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any

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time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

The Subservicer Has Limited Experience

The primary servicing of the mortgage loans will be performed by People’s Choice Home Loan, Inc., an affiliate of the seller. The servicer engaged the seller as the subservicer, and the seller, with the servicer’s consent, in turn engaged People’s Choice Home Loan, Inc., as the subservicer for the seller. This subservicer has only limited experience in the servicing of mortgage loans, other than on a short term basis. As a result, the level of delinquencies experienced with respect to the mortgage loans may be higher than might otherwise be experienced, which may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. The servicer will be responsible for the performance of all servicing obligations under the servicing agreement with respect to the mortgage loans. The master servicer will oversee and monitor the Servicer’s performance of all servicing obligations under the servicing agreement, will also monitor and oversee certain core functions to be performed by the subservicer, and will act as a back-up servicer as described herein under “Pooling and Servicing Agreement; Servicing Agreement.” If certain conditions are met, the seller, or the subservicer on behalf of the seller, will replace the servicer as the servicer under the servicing agreement. See “Pooling and Servicing Agreement; Servicing Agreement” in this prospectus supplement.

A Transfer of Primary Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

It will be a servicer event of default for the servicer if (a) any of the rating agencies reduces or withdraws the rating of any of the offered certificates for reasons attributable to the servicer, (b) the servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the rating agencies is reduced by more than one level from the level in effect on the closing date or (c) the net worth of the servicer is less than $25,000,000. Such an event of default may result in the termination of the servicer and the transfer of servicing to a successor servicer. The servicer also may terminate the subservicer’s primary servicing of the mortgage loans pursuant to the subservicing agreement for failure to perform its servicing duties, or for failure of certain financial and other covenants. Upon any such termination of the subservicer, the servicer would assume the primary servicing. Investors should note that when the primary servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

Bankruptcy Proceedings Could Delay or Reduce Distributions on the Offered Certificates

The transfer of the mortgage loans from the seller to the depositor is intended by the parties to be, and has been documented as, a sale; however, the seller will treat the transfer of the mortgage loans as a secured financing for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make distributions on the offered certificates. The risk of such a recharacterization with respect to the mortgage loans may be increased by the seller’s treatment of the transfer of these mortgage loans as a secured financing for accounting purposes.

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THE MORTGAGE POOL

General

The certificates will be issued by the Issuing Entity and will be solely backed by, among other things, trust assets consisting on the closing date of a mortgage pool with an aggregate principal balance, as of [                    ], of approximately $[                        ], referred to in this prospectus supplement as the initial mortgage loans. The mortgage pool will consist of two groups of mortgage loans, referred to in this prospectus supplement as Loan Group 1 and Loan Group 2, and also designated as the Group 1 Loans and Group 2 Loans, respectively. The Group 1 and Group 2 Loans are one- to four-family, adjustable-rate and fixed-rate, fully-amortizing residential subprime mortgage loans secured by first and second liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate Stated Principal Balance of the related mortgage loans as of the Cut-off Date. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan shall mean the combined loan-to-value ratio.

The Seller will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement. The Depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Pooling and Servicing Agreement. The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the certificateholders. As more particularly described in the prospectus, the Seller will have certain repurchase or, in certain circumstances, substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans have been originated by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See “—Underwriting Standards” in this prospectus supplement.

[                    ] will have contractual responsibility for servicing all the mortgage loans, but People’s Choice Home Loan, Inc. will perform the primary servicing pursuant to a subservicing agreement with the servicer.

All of the mortgage loans have scheduled monthly payments due on the Due Date and contain customary “due-on-sale” clauses.

None of the mortgage loans were 30 days or more delinquent as of the Cut-off Date. See “The Mortgage Pool-Mortgage Loan Characteristics” for statistical information regarding delinquency status and historical information regarding deliquencies in the mortgage pool.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a “high cost home loan” under any federal, state or local law.

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A substantial portion of the mortgage loans in Hawaii are secured by a leasehold interest. In connection with the mortgage loans secured by a leasehold interest, the Seller shall represent that, among other things: the leasehold created by direct lease of the freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged; and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

[To the extent that the mortgage pool consists of commercial mortgages, the following disclosure as required pursuant to Item 1111(b)(9) will be provided, to the extent material.

•	Location and present use of each mortgaged property;

•	Net operating income and net cash flow information, as well as the components of such items, for each mortgaged property;

•	Current occupancy rates for each mortgaged property;

•	Identity, square feet occupied by and lease expiration dates for the three largest tenants at each mortgaged property; and

•	The nature and amount of all other material mortgages, liens or encumbrances against such properties and their priority.

In addition, the following additional information is to be provided for each commercial mortgage that represents, by dollar value, 10% or more of the asset pool, as measured as of the cut-off date:

•	Proposed renovation, improvement or development programs.

•	Competitive conditions.

•	Management of the properties, historical occupancy rates and property uses.

Further information about material tenants and lease terms.]

Mortgage Rate Adjustment

The mortgage rate on the adjustable-rate mortgage loans will adjust semi-annually, commencing after an initial fixed period after origination of generally two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. Because of the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on each adjustable-rate mortgage loan adjusts based on an index equal to six-month LIBOR. In the event that the index is no longer available, an index that is based on comparable information will be selected by the servicer or the subservicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

None of the adjustable-rate mortgage loans will have reached their first adjustment date as of the Closing Date. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

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Initial Interest-Only and Slow Amortization Mortgage Loans

Approximately [        ]% and [        ]% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, have initial interest-only periods of five years. With respect to these mortgage loans, no amortization of principal will occur until after the initial interest-only period.

Approximately [        ]% and [        ]% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, amortize based on a 40-year term to maturity for their first ten years, after which they amortize based on a 20-year term to maturity. With respect to these mortgage loans, principal amortization will be slower during their first ten years than it would be if such mortgage loans amortized over their full 30-year terms.

Index on the Mortgage Loans

The index applicable to the determination of the mortgage rate on the adjustable-rate mortgage loans is Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). Six-Month LIBOR as provided in the mortgage notes related to the mortgage loans is determined 45 days prior to the adjustment date on the mortgage loan, and is based upon Six-Month LIBOR as reported in The Wall Street Journal. Six-Month LIBOR as reported in The Wall Street Journal may differ from Six-Month LIBOR as made available by Fannie Mae. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1997		1998		1999		2000		2001		2002		2003		2004		2005
January		%		%		%		%		%		%		%		%		%
February
March
April
May
June
July
August
September
October
November
December

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Prepayment Charges

Approximately [        ]% and [        ]% of the mortgage loan in Loan Group 1 and Loan Group 2, respectively, and [        ]% of the mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months, one year, two years, or three years, as provided in the related mortgage note, from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, during the first six months, one year, two years or three years as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding [        ]% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of [        ]% of the original principal balance of the mortgage loan. In addition, in some states, a prepayment charge is not incurred if the related mortgagor sells the related Mortgaged Property to a third party. Prepayment charges may be waived under certain circumstances. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The prepayment charges themselves will not be included in the trust estate and will not be available to make distributions on the offered certificates.

Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of [        ] mortgage loans, [        ] of which are in Loan Group 1, and [        ] of which are in Loan Group 2. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. The loan-to-value ratio of a second lien mortgage loan will equal the combined loan-to-value ratio of such mortgage loan and of the first-lien mortgage loan secured by the same mortgaged property.

Loan Group 1

The Group 1 Loans will consist of adjustable-rate and fixed-rate first- and second-lien mortgage loans. The average principal balance of the Group 1 Loans at origination was approximately $[            ]. No Group 1 Loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the Group 1 Loans as of the Cut-off Date was approximately $[            ]. No Group 1 Loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately $[            ].

The weighted average remaining term to stated maturity of the Group 1 Loans will be approximately [            ] as of the Cut-off Date. None of the Group 1 Loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ] or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group 1 Loan is [            ].

The weighted average loan-to-value ratio at origination of the Group 1 Loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately [        ]% or less than approximately [        ]%.

None of the Group 1 Loans are balloon loans.

None of the Group 1 Loans are buydown mortgage loans.

None of the adjustable-rate Group 1 Loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 1 Loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

S-26

Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans		Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less			$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total	[	]		%

The average principal balance of the Group 1 Loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

As of the Cut-off Date, the average principal balance of the Group 1 Loans will be approximately $[            ].

S-27

Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.251 - 5.500		$	%
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
11.751 - 12.000
12.251 - 12.500
13.501 and Greater
Total			%

As of the Cut-off Date, the Group 1 Loans had mortgage rates ranging from approximately [        ]% per annum to approximately [        ]% per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

S-28

Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
June 2007		$	%
July 2007
August 2007
September 2007
October 2007
November 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total			%

As of the Cut-off Date, the weighted average months to the next rate adjustment date of the adjustable-rate Group 1 Loans will be approximately [23 months].

Gross Margins

Gross Margins (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000 and Less		$	%
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

S-29

Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
Total			%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
Total			%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate Group 1 Loans will be approximately [        ]% per annum.

S-30

Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total			%

Initial Rate Caps

Initial Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total			%

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.01 - 20.00		$	%
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total			%

S-31

The minimum and maximum loan-to-value ratios of the Group 1 Loans at origination will be approximately [        ]% and [        ]%, respectively, and the weighted average of the loan-to-value ratios of the Group 1 Loans at origination will be approximately [        ]%.

Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor		$	%
Owner occupied
Second Home
Total			%

Documentation Types

Documentation Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation			%
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total			%

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA		$	%
AA
A+
A
A-
B
C+
C
Total			%

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family		$	%
Condominium
PUD
Single Family
Total			%

S-32

Geographic Distribution of Mortgaged Properties

State	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California			%
Florida
Maryland
Illinois
Nevada
Texas
Hawaii
Ohio
Arizona
Michigan
Washington
Georgia
Pennsylvania
Connecticut
Missouri
Massachusetts
South Carolina
North Carolina
Tennessee
Oregon
Minnesota
New Mexico
Colorado
Oklahoma
Utah
Idaho
Virginia
Rhode Island
Wisconsin
Mississippi
Kansas
Indiana
Arkansas
Wyoming
Louisiana
Kentucky
Iowa
Nebraska
Maine
Total

No more than approximately [            ] of the Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

S-33

Loan Purposes

Loan Purpose	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash Out Refinance			%
Purchase
Rate/Term Refinance
Total			%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

S-34

Credit Scores

Credit Scores	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500		$	%
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 825

Total			%

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None			%
6 Months
1 Year
2 Years
3 Years
Total			%

Lien Position

Lien Position	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien		$	%
Second Lien
Total			%

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

S-35

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

Loan Group 2

The Group 2 Loans will consist of adjustable-rate and fixed-rate first and second lien mortgage loans. The average principal balance of the Group 2 Loans at origination was approximately $[            ]. No Group 2 Loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the Group 2 Loans as of the Cut-off Date was approximately $[            ]. No Group 2 Loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately $[            ].

The weighted average remaining term to stated maturity of the Group 2 Loans will be approximately 356 months as of the Cut-off Date. None of the Group 2 Loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ]months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group 2 Loan is [            ].

The weighted average loan-to-value ratio at origination of the Group 2 Loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately[        ]% or less than approximately [        ]%.

None of the Group 2 Loans are balloon loans.

None of the Group 2 Loans are buydown mortgage loans.

None of the adjustable-rate Group 2 Loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 2 Loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

S-36

Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
Total			%

The average principal balance of the Group 2 Loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
Total			%

As of the Cut-off Date, the average principal balance of the Group 2 Loans will be approximately $[            ].

S-37

Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.001 - 5.250		$	%
5.251 - 5.500
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
12.751 - 13.000
Total			%

As of the Cut-off Date, the Group 2 Loans had mortgage rates ranging from approximately [        ]% per annum to approximately [        ]% per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

S-38

Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
April 2007		$	%
June 2007
July 2007
August 2007
September 2007
October 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total			%

As of the Cut-off Date, the weighted average months to the next rate adjustment date of the adjustable-rate Group 2 Loans will be approximately 23 months.

Gross Margins

Gross Margins (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.501 - 3.000		$	%
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

S-39

Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
17.501 - 18.000
Total			%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
Total			%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate Group 2 Loans will be approximately [        ]% per annum.

S-40

Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total			%

Initial Rate Caps

Initial Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total			%

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.00 and Less		$	%
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total			%

S-41

The minimum and maximum loan-to-value ratios of the Group 2 Loans at origination were approximately [        ]% and[        ]%, respectively, and the weighted average of the loan-to-value ratios of the Group 2 Loans at origination will be approximately [        ]%.

Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor		$	%
Owner occupied
Second Home
Total			%

Documentation Types

Documentation Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation		$	%
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total			%

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA		$	%
AA
A+
A
A-
B
C+
C
Total			%

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family		$	%
Condominium
Modular Home
PUD
Single Family
Total			%

S-42

Geographic Distribution of Mortgaged Properties

State	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California		$	%
Florida
Maryland
Illinois
Nevada
Hawaii
Arizona
Michigan
Ohio
Pennsylvania
Washington
Connecticut
Georgia
Texas
Missouri
Colorado
Massachusetts
South Carolina
New Mexico
Tennessee
Oregon
Virginia
Wisconsin
Minnesota
North Carolina
Louisiana
Mississippi
Indiana
Oklahoma
Kansas
Utah
Rhode Island
Kentucky
Arkansas
Idaho
Delaware
Iowa
Maine
Nebraska
Montana
Wyoming
Alaska
Total

No more than approximately [        ]% of the Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

S-43

Loan Purposes

Loan Purpose	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash Out Refinance		$	%
Purchase
Rate/Term Refinance
Total			%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less		$	%
181 - 300
301 - 360
Total			%

S-44

Credit Scores

Credit Scores	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500		$	%
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 824
Total			%

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None		$	%
6 Months
1 Year
2 Years
3 Years
Total			%

Lien Position

Lien Position	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien		$	%
Second Lien
Total			%

S-45

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

Aggregate of Mortgage Loans in Loan Group 1 and Loan Group 2

The average principal balance of the mortgage loans at origination was approximately $[            ]. No mortgage loan had a principal balance at origination of greater than approximately $[            ] or less than approximately $[            ]. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $[            ]. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $[            ] or less than approximately [            ].

The weighted average remaining term to stated maturity of the mortgage loans will be approximately [            ]months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to [            ], or after [            ], or will have a remaining term to stated maturity of less than [            ] or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is [            ].

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately [        ]%. No loan-to-value ratio at origination was greater than approximately 100.00% or less than approximately [        ]%.

None of the mortgage loans are balloon loans.

None of the mortgage loans are buydown mortgage loans.

None of the adjustable-rate mortgage loans have reached their first rate adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

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Principal Balances at Origination

Principal Balances at Origination ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Original Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

The average principal balance of the mortgage loans at origination will be approximately $[            ].

Principal Balances as of the Cut-off Date

Principal Balances ($)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
50,000 and Less		$	%
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 900,000
Total			%

As of the Cut-off Date, the average principal balance of the mortgage loans will be approximately $[            ].

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Mortgage Rates as of the Cut-off Date

Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.001 - 5.250			%
5.251 - 5.500
5.501 - 5.750
5.751 - 6.000
6.001 - 6.250
6.251 - 6.500
6.501 - 6.750
6.751 - 7.000
7.001 - 7.250
7.251 - 7.500
7.501 - 7.750
7.751 - 8.000
8.001 - 8.250
8.251 - 8.500
8.501 - 8.750
8.751 - 9.000
9.001 - 9.250
9.251 - 9.500
9.501 - 9.750
9.751 - 10.000
10.001 - 10.250
10.251 - 10.500
10.501 - 10.750
10.751 - 11.000
11.001 - 11.250
11.251 - 11.500
11.501 - 11.750
11.751 - 12.000
12.251 - 12.500
12.751 - 13.000
13.501 and Greater
Total

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately [        ] % per annum to approximately [        ] % per annum and the weighted average mortgage rate will be approximately [        ]% per annum.

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Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
April 2007		$	%
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
July 2008
August 2008
September 2008
October 2008
July 2010
August 2010
September 2010
October 2010
Total

As of the Cut-off Date, the weighted average months to the next adjustment date of the adjustable-rate mortgage loans will be approximately [            ].

Gross Margins

Gross Margins (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000 and Less		$	%
2.501 - 3.000
3.001 - 3.500
3.501 - 4.000
4.001 - 4.500
4.501 - 5.000
5.001 - 5.500
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 and Greater
Total			%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable-rate mortgage loans will be approximately [        ] % per annum.

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Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
11.001 - 11.500		$	%
11.501 - 12.000
12.001 - 12.500
12.501 - 13.000
13.001 - 13.500
13.501 - 14.000
14.001 - 14.500
14.501 - 15.000
15.001 - 15.500
15.501 - 16.000
16.001 - 16.500
16.501 - 17.000
17.001 - 17.500
17.501 - 18.000
Total

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable-rate mortgage loans will be approximately [        ] % per annum.

Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
5.500 and Less		$	%
5.501 - 6.000
6.001 - 6.500
6.501 - 7.000
7.001 - 7.500
7.501 - 8.000
8.001 - 8.500
8.501 - 9.000
9.001 - 9.500
9.501 - 10.000
10.001 - 10.500
10.501 - 11.000
11.001 - 11.500
11.501 - 12.000
Total

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the adjustable-rate mortgage loans will be approximately[        ] % per annum.

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Product Types

Product Types	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2/28 ARM		$	%
2/28 ARM 40/10 Year Program
2/28 ARM IO for 5 Years
3/27 ARM
3/27 ARM 40/10 Year Program
3/27 ARM IO for 5 Years
5/25 ARM
5/25 ARM 40/10 Year Program
Fixed Rate
Total

Initial Rate Caps

Initial Rate Caps (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
2.000		$	%
3.000
Total

Periodic Rate Caps

Periodic Rate Caps (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
1.000			%
Total			%

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
10.00 and Less		$	%
10.01 - 20.00
20.01 - 30.00
30.01 - 40.00
40.01 - 50.00
50.01 - 60.00
60.01 - 70.00
70.01 - 80.00
80.01 - 90.00
90.01 - 100.00
Total

The minimum and maximum loan-to-value ratios of the mortgage loans at origination were approximately [        ]% and [        ]%, respectively, and the weighted average of the loan-to-value ratios of the mortgage loans at origination will be approximately [        ]%.

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Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Investor
Owner occupied
Second Home
Total

Documentation Types

Documentation Types	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Full Documentation
Lite Documentation
12-Month Bank Statement
Stated Documentation
Total

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Risk Categories

Risk Categories	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
AAA
AA
A+
A
A-
B
C+
C
Total

See “—Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Multi Family
Condominium
Modular Home
PUD
Single Family
Total

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Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
California
Florida
Maryland
Illinois
Nevada
Hawaii
Arizona
Michigan
Ohio
Texas
Pennsylvania
Washington
Connecticut
Georgia
Missouri
Massachusetts
South Carolina
Colorado
Tennessee
New Mexico
Oregon
North Carolina
Virginia
Minnesota
Wisconsin
Oklahoma
Mississippi
Utah
Indiana
Louisiana
Rhode Island
Kansas
Idaho
Arkansas
Kentucky
Iowa
Maine
Wyoming
Nebraska
Delaware
Montana
Alaska
Total

No more than approximately [        ]% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

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Loan Purposes

Loan Purpose	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
Cash-Out Refinance
Purchase
Rate/Term Refinance
Total

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Original Terms to Maturity

Original Terms to Maturity (in Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less
181 - 300
301 - 360
Total

Remaining Terms to Maturity

Remaining Terms to Maturity (in Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
180 or Less
181 - 300
301 - 360
Total

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Credit Scores

Credit Scores	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
500
501 - 525
526 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 825
Total

Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
None
6 Months
1 Year
2 Years
3 Years
Total

Lien Position

Lien Position	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance
First Lien
Second Lien
Total

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Documentation
Current
30 - 59 Days
60 - 89 Days
[Disclosure of further delinquency increments through charge-off, if applicable]
Total:

Delinquency History of the Mortgage Loans

30 – 59 days (# of times delinquent)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original CLTV	Weighted Average Gross Coupon
0
1
2
3

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[Prefunding and Conveyance of Subsequent Mortgage Loans

To the extent that a prefunding account will be included in a transaction, the following additional information will be disclosed regarding the prefunding period (which shall be no longer than three months following the date of issuance):

(1)	The term or duration of any prefunding period.

(2)	For prefunding periods, the amount of proceeds to be deposited in the prefunding account.

(3)	The percentage of the asset pool and any class or series of the asset-backed securities represented by the prefunding account.

(4)	Triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers.

(5)	When and how new pool assets may be acquired during the prefunding period, and if, when and how pool assets can be removed or substituted. Describe any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed.

(6)	The acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool.

(7)	Which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets. In addition, whether or not there will be any independent verification of such person’s exercise of authority or determinations shall be disclosed.

(8)	Any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements.

(9)	If applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such account.

(10)	The circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of. A statement of whether, and if so, how, investors will be notified of changes to the asset pool.]

Underwriting Standards

All People’s Choice mortgage loans are originated by People’s Choice Home Loan, Inc., a Wyoming corporation (“PCHLI”), in accordance with the underwriting criteria described in this section and detailed in the print and on-line manuals that our underwriters use in making their credit decisions (“Underwriting Guidelines”). For all originations, PCHLI controls the credit underwriting, documentation and closing of the loans. The Seller purchases mortgage loans from PCHLI from time to time.

Approximately 80% of PCHLI loan production consists of wholesale loan transactions. In a wholesale loan transaction, an independent third-party mortgage broker receives a mortgage loan

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application from a borrower, gathers information needed to make a credit decision, processes that information, and provides that information to PCHLI. PCHLI then reviews the information provided by the mortgage broker and makes a credit decision based on the borrower’s application for a mortgage loan. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the broker for completeness, accuracy and authenticity. For example, PCHLI orders its own tri-merged credit report, verbally verifies employment, verifies income when appropriate, and completes an internal independent review of each appraisal submitted for consideration. PCHLI also uses third-party vendors to verify the customer information disclosed on the borrower’s credit application.

For PCHLI’s fiscal year ended December 31, 2005, approximately 20% of PCHLI loan production consisted of retail loan transactions. A PCHLI loan officer receives a mortgage loan application from a borrower, gathers information needed to make a credit decision, processes that information, packages and checks the information for inaccuracies prior to submitting it for underwriting, and provides that information to PCHLI underwriters. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the PCHLI loan officer and makes a credit decision based on the borrower’s application for a mortgage loan using the same processes and guidelines used in wholesale transactions. PCHLI typically conducts a final pre-funding check of the underwriting packages prior to wiring money to fund a mortgage loan.

All underwriting functions of PCHLI are performed in its hub offices. PCHLI’s wholesale offices are located in Carlsbad, California; Irvine, California; Greenwood Village, Colorado; Fort Lauderdale, Florida; Tampa, Florida; Honolulu, Hawaii; Naperville, Illinois; Southfield, Minnesota; Pearl River, New York; Pittsburgh, Pennsylvania; and Dallas, Texas. PCHLI’S retail offices are located in Phoenix, Arizona; Irvine, California; Sacramento, California; San Ramon, California; Denver, Colorado; Greenbelt, Maryland; and Las Vegas, Nevada. PCHLI does not delegate underwriting authority to any broker or correspondent. Loan applications are evaluated by condition of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio (“LTV”), consistency of the applicant’s employment and residence, and other factors. PCHLI does not originate “Section 32,” state or local high-cost loans.

PCHLI is in the nonprime lending market. To offset higher (and possibly much higher) predicted delinquency and foreclosure rates, mortgage loans originated by PCHLI and other nonprime lenders generally bear higher interest rates than mortgage loans that conform to Fannie Mae and Freddie Mac standards. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates that the loans were originated by PCHLI. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

The mortgage loans are generally consistent with and conform to the Underwriting Guidelines. On a case-by-case basis, exceptions to the Underwriting Guidelines may be made where compensating factors exist. It is expected that some portion of the PCHLI loans will represent those exceptions. In addition, PCHLI documents all exceptions in its loan files. Under each program, PCHLI reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio (“DTI”) to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property appraisal. In determining the ability of the applicant to repay the loan, a loan rate is assigned that is generally equal to the interest rate established under the Underwriting Guidelines. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure and require the underwriters to be satisfied that the value of the property being financed, as reflected by an appraisal and a review of the appraisal, supports the outstanding loan balance at time of funding of the PCHLI loan. In general, mortgage loans do not exceed $1,000,000, with a maximum combined LTV (all outstanding liens) at funding of 100%. The maximum LTV depends on, among other things, the loan size, the purpose of the mortgage loan, borrower’s credit history, repayment ability and DTI, as well as the type and occupancy of the property.

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Documentation Programs

The Underwriting Guidelines specify which applicants may qualify for “full documentation,” “lite documentation,” and “stated income documentation” programs. The specific income documentation required for PCHLI’s various programs varies as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months. Under the lite documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal or business checking account bank statements or a current paycheck stub with year-to-date information. Under the stated income documentation program, an applicant will be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All of these programs require, for salaried employees, a telephone verification of the applicant’s employment. For a self-employed borrower, there is a telephone verification, as well as additional documentation to verify the existence of the business owned by the borrower. In evaluating the credit quality of borrowers, PCHLI utilizes Credit Scores (as defined below), mortgage or rent payment history, job stability and income. The Underwriting Guidelines require all borrowers to have demonstrated a willingness to pay.

Lending Programs

The Underwriting Guidelines describe four lending programs. These lending programs establish the maximum permitted LTV, the maximum loan amount and the allowed use of loan proceeds given the consumer credit history, liens/charge-offs/bankruptcy history, DTI, use of proceeds, documentation type and other factors.

In general, higher credit-risk mortgage loans are graded in categories that require lower DTI ratios and lower LTV ratios, and permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Specific risks for mortgage loans are considered along with the “Credit Score,” the measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. To calculate the numerical Credit Scores cited below, PCHLI obtains a tri-merged credit report, which is composed of credit information as reported by the three primary credit repositories, Equifax®, TransUnion®, and Experian®. Most frequently, the report will contain Credit Scores from all three credit bureaus, and PCHLI will use the middle Credit Score. If one of the three credit bureaus does not report a Credit Score for the borrower, PCHLI will use the lower of the two remaining scores. If there are two or more borrowers, PCHLI uses the Credit Score of the primary wage-earner.

The Underwriting Guidelines have the following programs and criteria for assessing the potential likelihood that an applicant will satisfy the repayment obligation of a mortgage loan:

(i) EZ Grade Program

The EZ Grade program uses a loan applicant’s mortgage and rent payment history, bankruptcy history, foreclosure history, and DTI to determine the amount and the maximum LTV permitted for the loan. The six grade classifications are listed below:

“A+” Risk. The applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had any 30-day-late payments within the previous 12 months. Any existing mortgage loan

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must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 619 or below. With a Credit Score of 620 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The applicant may not have had any notice of default on a mortgage loan within 24 months before the application date. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 95% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 90% is permitted for a mortgage loan on a non-owner-occupied property or a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100%. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85%, and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A” Risk. An applicant must have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had more than one 30-day-late payment (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 639 or below. With a Credit Score of 640 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 95% (90% under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 90% is permitted for a mortgage loan on a non-owner-occupied property and a maximum first-lien LTV of 90% on a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100% for an owner-occupied property and 95% on all non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55% are allowed if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A-” Risk. An applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, applicant may not have had more than three 30-day-late payments (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. Open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months, if the Credit Score is 659 or below. With a Credit Score of 660 or higher, any Chapter 7 or Chapter 13 debts must have been discharged. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 90% (80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family, owner-occupied property. The maximum combined LTV, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

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“B” Risk. An applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. Unlimited 30-day-late payments and a maximum of one 60-day-late payment within the previous 12 months are acceptable on any existing mortgage loan. An existing loan must be less than 89 days late at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. In most cases, open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 18 months. Debts in Chapter 13 cases filed more than 18 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 85% (75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 80% (70% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage on a non-owner-occupied property. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C+” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. Three 60-day-late payments or a maximum of one 90-day-late payment within the last 12 months are acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 12 months. Debts in Chapter 13 cases filed more than 12 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. In most cases, a maximum first-lien LTV of 80% for a mortgage loan on a single-family or two-family owner-occupied property for a full documentation program (70% for mortgage loans originated under the stated income documentation program with Credit Score greater than 620, 65% for Credit Scores below 620 for stated income non-owner-occupied properties) is permitted. A maximum first-lien LTV of 75% is permitted for a mortgage loan on a non-owner-occupied single-family property (70% for a mortgage loan a three-to-four-family non-owner-occupied residential property). The maximum combined LTV, including any related subordinate lien, is 95% on owner-occupied properties and 90% on non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. A maximum of one 120-day-late payment is acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child

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and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the PCHLI loan. Debts in Chapter 13 cases must be paid prior to funding, and debts in Chapter 7 must be discharged. No notice-of-default filings may have occurred during the preceding 3 months. The mortgaged property may show evidence of some deferral of maintenance but must be in average condition. A maximum first-lien LTV of 70% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 65% is permitted for a mortgage loan on a non-owner-occupied single-family residence property or a three-to-four-family residential property. Rural, remote or unique properties are not allowed. The maximum combined LTV, including any related subordinate lien, is 85% for a refinance loan and 80% for the stated documentation program. No second-lien financing is available for non-owner-occupied properties. Applicant’s DTI may generally not exceed 55%.

(ii) EZ Score Program

The EZ Score program is for applicants with a minimum Credit Score of 600. A mortgage and rent payment rating is generally not required. The applicant is evaluated by Credit Score, ability to pay (DTI), bankruptcy history and foreclosure history. Loan amounts up to $1,000,000 are permitted.

(iii)	Quick-Fi Program

The Quick-Fi program is for refinance transactions only. The applicant must have a minimum Credit Score of 540 and must have paid no more than 30 days late on their existing mortgage loan during the previous 18 months. For all previous mortgage loans, the applicant must not have paid 30 days late on more than one payment. Applicants are qualified off the income stated on the Uniform Residential Loan Application. Loan amounts up to $1,200,000 are allowed.

(iv)	80/20 Program

The 80/20 program is a combination transaction where PCHLI makes a mortgage loan secured by both a first-position and second-position lien on the mortgaged property. The first lien represents 80% of the mortgaged property’s value and the second lien represents 20% of its value. An applicant must have a Credit Score of 580 or higher to qualify for this program. Applicants with Credit Scores between 580 and 599 must demonstrate 12 months’ mortgage and rent payment history and must document their income under PCHLI’s full documentation program. When an applicant’s Credit Score is 600 or above, PCHLI qualifies the applicant based on Credit Score and the amount of time elapsed since previous notices of default, foreclosures and bankruptcies. Some of the second-lien mortgage loans may be 30-year amortization loans that require a balloon payment after 15 years.

Loan Products

PCHLI offers fully amortizing, 30-year fixed/adjustable-rate mortgage loans (“ARMs”). PCHLI also offers fully amortizing fixed-rate loans. To lower borrowers’ initial payments, PCHLI offers an interest-only loan (“I/O”) that has fixed interest-only payments for the first two or three years, variable interest-only payments through the fifth year, and fully amortizing payments for the remaining 25 years. As a complement, PCHLI also offers a 30-year loan that amortizes on a 40-year amortization schedule for the first 10 years (“40/10”) and becomes fully amortizing afterwards. Please see the table below.

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Loan product (excluding 80/20)	Term (years)	Fixed-rate period	Amortization rate
Fixed-rate	15, 20, 30	Life of loan	Fully amortizing

30-year ARM	30	2, 3 or 5 years	Fully amortizing

Five-year I/O	30	2 or 3 years	No amortization for 5 years, fully amortizing thereafter

40/10	30	2, 3 or 5 years	Amortizes at a 40-year amortization rate for 10 years, fully amortizing thereafter

THE SELLER AND THE SPONSOR

The Seller is People’s Choice Home Loan, Inc. (“PCHLI”), a mortgage banking company headquartered in Irvine, California, that originates first and second lien mortgage loans through its wholesale and retail divisions. The Sponsor is People’s Choice Financial Corporation (“PCFC”), a Maryland corporation and the ultimate parent company of the Seller. The Sponsor was formed pursuant to a transaction which closed on December 28, 2004. This transaction raised approximately $326 million in a private offering of the common stock of PCFC. PCFC has elected to be taxed as a real estate investment trust, or REIT, under the Code, commencing with the taxable year ended December 31, 2004. As of December 31, 2005, the Sponsor has sponsored the securitization of approximately $5,669,690,000 of residential subprime mortgage loans, including securitizations sponsored by its affiliates, prior to formation of the Sponsor.

PCHLI has been originating mortgage loans since 2000, through wholesale and, more recently, retail channels. The only difference in the originations through these channels is the borrower’s point of contact: for wholesale loans, the independent mortgage broker is the borrower’s contact, and for retail loans, PCHLI contacts the borrowers directly.

PCFC’s and PCHLI’s principal offices are located at 7515 Irvine Center Drive in Irvine, California, 92618. PCHLI is the parent of the Depositor and is the Subservicer. For the twelve months ended December 31, 2005, PCHLI originated approximately $5.69 billion of residential mortgage loans.]

THE DEPOSITOR

The Depositor is People’s Choice Home Loan Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of PCFC, and is an affiliate, through common parent ownership, of the Subservicer. The Depositor will have limited obligations with respect to a given series of securities. The Depositor will obtain the mortgage loans from PCHLI and may also assign to the trustee certain rights of the Seller with respect to the mortgage loans. See “Assignment of the Mortgage Loans” in this prospectus supplement. In addition, after the issuance of the certificates, the depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://regabpeopleschoice.com/. On this Website, you can view, for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two (2) years or since the applicable securitization

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closing date, if such closing date occurred less than two (2) years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from the others, as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 7515 Irvine Center Drive, Irvine, California, 92618. Its phone number is (949) 341-2000.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Sponsor deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement.

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DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Series [            ] Certificates will consist of [        ] classes of certificates. The Class A and Class M certificates are the “Offered Certificates.” The Class R Certificates are not offered hereby.

Only the Offered Certificates are offered by this prospectus supplement. Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance, as applicable, as set forth on page S-5 hereof and will have the Certificate Rate as defined under “Glossary” in this prospectus supplement. The Certificate Rate on each class of Offered Certificates will include limits of the Maximum Certificate Rate and the Net WAC Cap.

The Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Class R Certificates will be entitled to distributions as provided in the Agreements. People’s Choice Funding Inc. will initially own the Class R Certificates.

Generally, distributions of principal on the Class 1A1, Class 1A2 and Class 1A3 Certificates will be based primarily on amounts available for distribution in respect of the Group 1 Loans and distributions of principal on the Class 2A1 Certificates will be based primarily on amounts available for distribution in respect of the Group 2 Loans. Distributions of principal on the Class 1A1, Class 1A2 and Class 1A3 Certificates will be made first from distributions received from the Group 1 Loans and distributions of principal on the Class 2A1 Certificates and will be made first from distributions received from the Group 2 Loans. Notwithstanding any other language in the Agreements, any potential for distribution of principal amounts from the Group 2 Loans to the Class 1A1, Class 1A2 or Class 1A3 Certificates or from the Group 1 Loans to the Class 2A1 Certificates is a type of credit enhancement only, which has the effect of providing limited cross-collateralization to the Group 1 Loans or the Group 2 Loans, respectively.

Distributions of principal and interest on the Class M Certificates will be based on amounts available for distribution in respect of the mortgage loans in each of Loan Group 1 and Loan Group 2. The Class R Certificate will be entitled to the residual cash from both Loan Groups.

The Offered Certificates will be issued by the trust, the assets of which on the Closing Date will consist of the following:

•	all the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any distributions of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,

•	the rights of the trust under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement,

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller,

•	such assets relating to the mortgage loans as from time to time may be held in the Payment Account,

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•	the rights with respect to the Servicing Agreement, and

•	any proceeds of the foregoing.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof with respect to the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates and in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof with respect to the Class M Certificates.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at [Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention: Corporate Trust Services - PFRMS [            ]], for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of

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principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of distributions. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreements and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited because of the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of distributions since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreements only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Trustee will have no liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, if the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor or the Depositor, at its option, with the consent of the participants, advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository. Additionally, after the occurrence of an event of default under the Agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing that Certificate Owner’s fractional undivided interest in the related class of certificates.

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Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreements. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Interest Distributions on the Offered Certificates

On each distribution date, the Securities Administrator shall withdraw from the Payment Account the Interest Funds for such distribution date and make the following disbursements and transfers in the order of priority described below:

(i) to pay the Servicing Fee (which includes fees of the Subservicer, to the extent not retained by the Servicer or the Subservicer);

(ii) concurrently, to the holders of the Class 1A Certificates and the Class 2A Certificates, pro rata, based on the entitlement thereof, the related Accrued Certificate Interest for such classes for such distribution date;

(iii) to the holders of the Class M1 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(iv) to the holders of the Class M2 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(v) to the holders of the Class M3 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(vi) to the holders of the Class M4 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(vii) to the holders of the Class M5 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(viii) to the holders of the Class M6 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(ix) to the holders of the Class M7 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(x) to the holders of the Class M8 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(xi) to the holders of the Class M9 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

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(xii) to the holders of the Class M10 Certificates, the related Accrued Certificate Interest for such class for such distribution date;

(xiii) to the holders of the Class M11 Certificates, the related Accrued Certificate Interest for such class for such distribution date; and

(xiv) for application as part of Net Monthly Excess Cashflow for such distribution date, to be allocated as described under “Overcollateralization Provisions” below.

Calculation of One-Month LIBOR for the LIBOR Certificates

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the LIBOR Certificates, on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established by the Securities Administrator as follows:

(a) If, on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If, on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Certificates, for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates

A.	On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, Principal Funds shall be paid in the following order of priority;

(i)	the related Class A Principal Allocation Fraction of the Principal Distribution Amount shall be allocated concurrently as follows:

(a)	sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero; provided that if on any distribution date the Principal Deficiency Amount exceeds the aggregate Certificate Principal Balances of the Class M Certificates, all distributions pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 1A1, 1A2 and 1A3 Certificates;

(b)	to the Class 2A1 Certificates until the Certificate Principal Balance of such Class is reduced to zero;

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provided, however, that after the aggregate Certificate Principal Balance of the Class 1A Certificates or of the Class 2A Certificates has been reduced to zero, amounts otherwise distributable to such retired Offered Certificates pursuant to clause (ii) above shall be distributed to the Class A Certificates of the unrelated group, in the manner and order of priority set forth in clauses (ii)(a) and (b) above, as applicable, until the aggregate Certificate Principal Balance thereof has been reduced to zero; and

(ii)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero.

B.	On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, Principal Funds shall be paid in the following order of priority:

(i)	the related Class A Principal Allocation Fraction of the Senior Principal Distribution Amount shall be allocated concurrently as follows:

(c)	sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Certificates, in that order, until the Certificate Principal Balances of such Classes are reduced to zero; provided that if on any distribution date the Principal Deficiency Amount exceeds the aggregate Certificate Principal Balances of the Class M Certificates, all distributions pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 1A1, 1A2 and 1A3 Certificates;

(d)	to the Class 2A1 Certificates, until the Certificate Principal Balance of such Class is reduced to zero;

provided, however, that after the aggregate Certificate Principal Balance of the Class 1A Certificates or of the Class 2A Certificates has been reduced to zero, amounts otherwise distributable to such retired Offered Certificates pursuant to clause (ii) above shall be distributed to the Class A Certificates of the unrelated group, in the manner and order of priority set forth in clauses (ii)(a) and (b) above, as applicable, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(ii)	to the Class M1 Certificates, the Class M1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)	to the Class M2 Certificates, the Class M2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)	to the Class M3 Certificates, the Class M3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)	to the Class M4 Certificates, the Class M4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)	to the Class M5 Certificates, the Class M5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)	to the Class M6 Certificates, the Class M6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)	to the Class M7 Certificates, the Class M7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

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(ix)	to the Class M8 Certificates, the Class M8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)	to the Class M9 Certificates, the Class M9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)	to the Class M10 Certificates, the Class M10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xii)	to the Class M11 Certificates, the Class M11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)	for application as part of Net Monthly Excess Cashflow for such distribution date, to be allocated as described under “Overcollateralization Provisions” below.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates, while increasing the respective percentage interests in the aggregate principal balance of the mortgage loans evidenced by the Class M Certificates. Increasing the respective percentage interests in the trust of the Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

Distributions made to the Class A Certificates with amounts from non-related Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Loan Groups.

Overcollateralization Provisions

Interest collections on the mortgage loans in each Loan Group [and amounts from the Corridor Agreement] are expected to be generated in excess of the fees and expenses distributable by the Trustee on behalf of the Issuing Entity and the amount of interest distributable to the holders of the Offered Certificates. In addition, on any distribution date occurring on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by a distribution of the Overcollateralization Release Amount.

With respect to any distribution date, any Net Monthly Excess Cashflow in respect of the mortgage loans in each Loan Group shall be paid as follows:

(i)	to pay unreimbursed extraordinary expenses of any party to the transaction documents in excess of any cap set forth therein;

(ii)	to the Offered Certificates, an amount equal to any Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount in the same manner and order of priority as described under “—Principal Distributions on the Offered Certificates” above;

(iii)	concurrently on a pro rata basis, based on the amount of any Basis Risk Shortfall Carry-Forward Amounts, to the Class A Certificates, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

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(iv)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

(v)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, in that order, in an amount equal to any Deferred Interest for such Class or Classes; and

(vi)	to the holders of the Class R Certificate as provided in the Pooling and Servicing Agreement.

[Any amounts received under the Corridor Agreement shall be applied to make distributions described in clauses (iii), (iv) and (viii) above, in that order, before the allocation of any Net Monthly Excess Cashflow to pay the amounts payable pursuant to those clauses.]

[The Corridor Counterparty

The information set forth in the following paragraphs has been provided by the Corridor Counterparty.

[INSERT GENERAL DESCRIPTION REGARDING CORRIDOR COUNTERPARTY]

[INSERT DISCLOSURE REGARDING CORRIDOR COUNTERPARTY REQUIRED BY Items 1114 and 1115 OF REGULATION AB]

[If the corridor counterparty is liable or contingently liable for payments representing 10% or more of the cash flow supporting any class of offered securities, disclosure regarding will be provided such provider required by Item 1114(b) of Regulation AB.]]

Basis Risk Shortfall Account

Pursuant to the pooling and servicing agreement, the Trustee will establish a trust account (the “Basis Risk Shortfall Account”) for the deposit of any corridor payments that it may receive under the Corridor Agreement. The Basis Risk Shortfall Account is part of the trust but will not be an asset of any Trust REMIC.

With respect to each Distribution Date on which a Corridor Payment is received by the Issuing Entity under the Corridor Agreement, the Trustee, to the extent of the Corridor Payment, will withdraw funds on deposit in the Basis Risk Shortfall Account and pay to the Certificateholders of those classes of Certificates that have experienced or are continuing to experience a Basis Risk Shortfall Carry-Forward Amount, based on the priorities in “Description of the Offered Certificates—Overcollateralization Provisions,” an amount up to the Basis Risk Shortfall Carry-Forward Amount related to such classes of Certificates. Any remaining funds in the Basis Risk Shortfall Account on a Distribution Date will be withdrawn by the Trustee and distributed to holders of the Class [ ] Certificates, as provided in the pooling and servicing agreement. The Class [ ] Certificates will be the owners of the Basis Risk Shortfall Account for federal income tax purposes.

Credit Enhancement

Any Realized Losses on the mortgage loans will be allocated on any distribution date (i) first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Distribution Amount for that distribution date; and (ii) second, in reduction of the Overcollateralized Amount, until reduced to zero.

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The Agreements do not permit the application of Realized Losses to reduce the Certificate Principal Balances of the Offered Certificates. Investors in the Offered Certificates should note that, although Realized Losses cannot be applied to the Offered Certificates to reduce the Certificate Principal Balances thereof, under certain loss scenarios, (1) there will not be enough principal and interest on the related mortgage loans to pay the Offered Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the [majority holder of the [ ] Certificates][ ] of its optional termination right, there may be insufficient amounts available to pay the Offered Certificates in full. A Principal Deficiency Amount will result to the extent that the Offered Certificates become undercollateralized by the mortgage loans. A Principal Deficiency Amount will reduce the amount at which interest accrues on the Class M11, Class M10, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, in that order, in each case until the balance on which interest accrues on that Class has been reduced to zero. Interest that does not accrue on a Class because of a Principal Deficiency Amount will be paid as Deferred Interest on a later distribution date, to the extent Net Monthly Excess Cashflow is available to pay Deferred Interest. See “Description of Offered Certificates — Overcollateralization Provisions” in this Prospectus Supplement.

In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be paid to the holders of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates on each distribution date, holders of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates have a right to distribution of the related Interest Funds and Principal Funds that is prior to the rights of the holders of the Class M Certificates. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of distribution in full of interest and principal to the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class M Certificates on each distribution date. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be paid to the holders of the Class M Certificates on each distribution date, holders of the Class M Certificates have a right to distribution of the related Interest Funds and Principal Funds that is prior to the rights of the holders of the Class M Certificates with a lower distribution priority.

Monthly Advances

Subject to the following limitations, the Servicer or the Subservicer, on behalf of the Servicer, will be obligated to advance or cause to be advanced on or before each servicer remittance date from its own funds or funds in the Custodial Account that are not included in the related Interest Funds for such distribution date, in an amount equal to the Monthly Advance for such distribution date.

Monthly Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer or the Subservicer, as applicable, to be recoverable from related late collections or liquidation proceeds. The purpose of making Monthly Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans because of bankruptcy proceedings or the application of the Relief Act.

All Monthly Advances will be reimbursable to the Servicer or the Subservicer, as applicable, from late collections and liquidation proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer to be nonrecoverable from related late collections or liquidation proceeds may be reimbursed to the Servicer prior to the distributions on the Offered Certificates. In the event the Servicer fails in its obligation to make any such advance which is not deemed to be nonrecoverable, the Master Servicer will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

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Administration Fees

Funds collected on the mortgage loans that are available to make distributions to certificateholders will be net of the Servicing Fee (including the related Subservicing Fee) payable on each mortgage loan. On each Distribution Date, the Servicer will be entitled to their respective fees prior to the certificateholders receiving any distributions. The Servicing Fee for any Distribution Date for any mortgage loan will be an amount equal to one-twelfth of the Servicing Fee Rate on the Stated Principal Balance of such mortgage loan.

In addition to the Servicing Fee, funds collected on the mortgage loans that are available to make distribution to the certificateholders will also be net of any indemnification payments made to the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee and reimbursements for certain unanticipated expenses borne by the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as described in this prospectus supplement and the accompanying prospectus.

The Master Servicer will be entitled to retain any net interest or other income earned on deposits in the Payment Account and will pay the Trustee its respective fee from its own funds.

YIELDS ON THE OFFERED CERTIFICATES

General

The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

(1)	The rate and timing of principal distributions on the mortgage loans, including prepayments, defaults and liquidations, and repurchases because of breaches of representations and warranties;

(2)	The allocation of principal distributions among the various classes of Offered Certificates;

(3)	The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

(4)	The certificate rates on the Offered Certificates;

(5)	The levels of one-month LIBOR and six-month LIBOR; and

(6)	The purchase price paid for the Offered Certificates.

For additional considerations relating to the yields on the Offered Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Prepayment Considerations

The rate of principal distributions on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of distributions of payment on the related mortgage

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loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans because of defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately [            ] and [            ] of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and [        ] % of the mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge.

All of the mortgage loans contain due-on-sale clauses. The terms of the servicing agreement generally require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law. The adjustable-rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. See “The Servicer and the Subservicer — Collection and Other Servicing Procedures” in this prospectus supplement.

Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of distributions on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate

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may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Offered Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, the rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. Also, the rate of default of mortgage loans with an initial interest-only period may be greater than that of mortgage loans without this feature. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Distributions

The yields to maturity of the Offered Certificates will be affected by the allocation of principal distributions among the Offered Certificates. The Offered Certificates are subject to priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of distribution will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Offered Certificates with a later priority of distribution will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans will be allocated among the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates. Unless the aggregate Certificate Principal Balances of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates has been reduced to zero. To the extent that no principal distributions are paid on the Class M Certificates, the subordination afforded the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates by the Class M, together with overcollateralization, will be increased, and the weighted average lives of the Class M Certificates will be extended.

In the event that the Overcollateralization Target Amount is permitted to decrease or “step down” on any distribution date, a portion of the principal which would otherwise be paid to the holders of the Class A and Class M Certificates on that distribution date shall not be paid to the holders of such certificates on that distribution date. This has the effect of decelerating the amortization of the Class A and Class M Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

Also, investors in the Offered Certificates should be aware that on and after the distribution date on which the Overcollateralized Amount has been reduced to the Overcollateralization Floor, the most subordinate class of Offered Certificates then outstanding may receive more than such class’ pro rata share of principal for that distribution date. As a result, the Certificate Principal Balance of the Class M11 Certificates and/or the most subordinate class or classes of Offered Certificates may be reduced to zero prior to the more senior class or classes of Offered Certificates.

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The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate distributions of principal on the Offered Certificates. In addition, the amount of the Extra Principal Distribution Amount paid to the Offered Certificates on any distribution date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the weighted average of the Net Mortgage Rates on the mortgage loans. See “Description of the Offered Certificates—Overcollateralization Provisions” in this prospectus supplement.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest-only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer (or the Subservicer on its behalf) to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a principal prepayment in full received during the period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which the related distribution date occurs are required to be advanced by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees (including the Subservicer’s fees) on the mortgage loans serviced by it for the related Due Period. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans— Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall because of such principal prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Offered Certificates. See “Description of the Offered Certificates—Interest Distributions on the Offered Certificates” in this prospectus supplement.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even though these losses are not allocated to the Offered Certificates.

If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest distribution priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will result in a Principal Deficiency Amount for that class of Class M Certificates. Furthermore, because principal distributions are paid to some classes of Class M Certificates before other classes, holders of classes having a later priority of distribution bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Offered Certificates—Credit Enhancement,” amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders

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of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates against interruptions in distributions because of mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders of more senior classes of the Class M Certificates against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions to the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal distributions on the Class M Certificates if it delays the Stepdown Date. See “Description of the Offered Certificates” in this prospectus supplement.

Certificate Rates

The Certificate Rate with respect to each Class of the Offered Certificates adjusts each month and is based upon one-month LIBOR plus the related Certificate Margin, limited by the Maximum Certificate Rate and the Net WAC Cap. However, the mortgage rates for approximately 73.48% and 81.77% of the Group 1 and Group 2 mortgage loans, respectively, are based upon a Six-Month LIBOR loan index plus the related gross margin, and adjusts semi-annually. The one-month LIBOR loan index and the Six-Month LIBOR loan index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the Six-Month LIBOR loan index is stable or falling or that, even if each of the one-month LIBOR and Six-Month LIBOR loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the Certificate Rate on these Offered Certificates is limited to the related Net WAC Cap, Basis Risk Shortfalls may occur. [A Corridor Agreement is included in the trust to cover a portion of the amount by which the lesser of one-month LIBOR or 10.00% per annum exceeds a specified strike rate, in each case multiplied by a notional amount, for the first distribution date through the sixth distribution date.] However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of Basis Risk Shortfalls. See “Description of the Offered Certificates — Interest Distributions on the Offered Certificates” in this prospectus supplement.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Certificate Rate on a class of Offered Certificates is limited to the related Net WAC Cap, there may be little or no Net Monthly Excess Cashflow.

The yields to maturity on the Offered Certificates will be affected by their Certificate Rates. The Certificate Rates on the Offered Certificates, will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Certificate Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

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Assumed Final Distribution Date

The assumed final distribution date for distributions on the Offered Certificates is the distribution date in December 2035. The assumed final distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the majority holder of the Class [__] Certificates may, at its option, redeem all the Offered Certificates on or after the first distribution date on which the aggregate Stated Principal Balance after taking into effect distributions on such distribution date, of the mortgage loans are less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the majority holder of the Class [__] Certificates does not exercise its option to redeem all the Offered Certificates within 90 days of the first possible optional termination date, the Servicer or the Subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the Offered Certificates. Any such optional termination will be permitted pursuant to a “qualified liquidation” as defined in Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”). See “Pooling and Servicing Agreement; Servicing Agreement— Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any

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such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that:

(1)	the mortgage loans were aggregated into assumed mortgage loans having the characteristics set forth in the “Assumed Mortgage Loan Characteristics” table below;

(2)	the Closing Date for the Offered Certificates occurs on [ ];

(3)	distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in [ ];

(4)	the prepayment rates are the percentages of the related Prepayment Assumption set forth in the “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” tables below;

(5)	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [ ], and include 30 days’ interest thereon;

(6)	none of the Sponsor, the Seller, the Master Servicer, the Servicer, the Subservicer or any other person purchases from the trust any mortgage loan pursuant to any obligation or option under the Agreement and, except as indicated in the row for each table entitled “Weighted Average Life to Call,” no optional termination is exercised by the majority holder of the Class R Certificates. The row for each table entitled “Weighted Average Life to Call” assumes that the Offered Certificates are redeemed on the first possible optional termination date by the majority holder of the Class R Certificates;

(7)	scheduled payments for all mortgage loans are received on the first day of each month commencing in [ ], the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls because of the application of the Relief Act are incurred;

(8)	the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity;

(9)	One-Month LIBOR and Six-Month LIBOR are equal to [ ] % and [ ] % per annum, respectively; and

(10)	the Servicing Fee is equal to [ ] % per annum.

Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions. Based on the foregoing assumptions, the tables following the “Assumed Mortgage Loan Characteristics” table indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the distribution dates shown, at various constant percentages of the Prepayment Assumption.

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Assumed Mortgage Loan Characteristics

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Seasoning (months)	Original Amortization Term (months)	Index
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55

56
57
58

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Assumed Mortgage Loan Characteristics

(continued)

#	Product Type	Gross Margin (%)	Months to Initial Interest Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58

*	These assumed mortgage loans amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A1 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A2 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 1A3 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class 2A1 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M1 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M2 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M3 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M4 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M5 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M6 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M7 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to Call)**

(*)	Indicates a number that is greater than zero but less than 0.50%.
(**)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M8 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M9 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M10 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

Class M11 Certificates
Prepayment Assumption (%) Distribution Date	50	75	100	125	150
Initial Percentage

Weighted Average Life in years (to Maturity)*
Weighted Average Life in years (to Call)*

(*)	The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

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There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

THE ISSUING ENTITY

People’s Financial Realty Mortgage Securities Trust, Series [            ] is a common law trust formed under the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, for the transactions described in this prospectus supplement. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Offered Certificates and the Class R Certificates, (iii) making distributions on the Offered Certificates and the Class R Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuing Entity is not expected to have any significant assets other than the mortgage loans transferred to the Trustee on its behalf.

THE TRUSTEE

[                        ] will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee has designated its offices located at [                        ], or such other address as the Trustee may designate from time to time by notice to the certificateholders, the Sponsor, the Master Servicer, the Servicer and the Securities Administrator as its corporate trust office. The Trustee shall be entitled to a fee for its services payable by the Master Servicer in an amount agreed to by the Trustee and the Master Servicer.

[            ] has provided corporate trust services since [            ]. As of [            ], [            ] was acting as trustee with respect to over [            ] series of securities with an aggregate outstanding principal balance of approximately $[            ]. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of [            ], [            ] was acting as trustee on more than [            ] series of residential mortgage-backed securities with an aggregate principal balance of approximately $[            ].

The Pooling and Servicing Agreement will provide that the Trustee shall be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances of the Trustee under the Pooling and Servicing Agreement or other transaction documents or any claim or legal action (including any pending or threatened claim or legal action) relating thereto (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

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THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

The information set forth in the following paragraph has been provided by the Master Servicer.

[            ], with its master servicing offices located at [            ]. [            ] is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. [            ]. [Insert general description of Master Servicer’s business.]

Under the terms of the Pooling and Servicing Agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Master Servicer neither independently verifies the information received from the Servicer that it uses for these calculations nor monitors access to and activity in the Collection Account, compliance with covenants in the Pooling and Servicing Agreement or the basis for the addition, substitution or removal of mortgage loans. As securities administrator, the Master Servicer is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of the Issuing Entity and the Depositor will be required to sign any such monthly or annual reports. [            ] has been engaged in the business of master servicing and securities administration since [            ]. It has acted as securities administrator or trust administrator with respect to more than [            ] series of securities, and, as of [            ] , was acting as securities administrator or trust administrator with respect to more than $[            ] of outstanding residential mortgage-backed securities.

The Trustee, the Securities Administrator, the custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator or the custodian shall be indemnified by the trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Agreements, including any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties under the Agreements.

None of the Sponsor, the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Sponsor, the Depositor or the Master Servicer shall be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made in the Agreements or against any specific liability imposed on any such person pursuant to the Agreements or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreements. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor and the

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Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising under the Agreement. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor, or the Master Servicer shall be indemnified and held harmless by the trust against any loss, liability or expense incurred in connection with any legal action relating to the Agreements, the Offered Certificates or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreements or by reason of reckless disregard of obligations and duties under the Agreements.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will indemnify the Trustee and the Securities Administrator from, and hold the Trustee and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Agreements or by reason of the Master Servicer’s reckless disregard of its obligations and duties under the Agreements.

The Trustee shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of an trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the trust) in the execution of the trusts created under the Agreements and in the exercise and performance of any of the powers and duties under the Agreements or of the Trustee.

For additional information regarding the Sponsor, the Depositor, the Master Servicer, the Trustee and their rights and obligations under the Agreement, see “The Agreements” in the prospectus.

THE SERVICER AND THE SUBSERVICER

General

[                    ], as Servicer, will be responsible for servicing the mortgage loans pursuant to the Servicing Agreement. The Servicer has engaged People’s Choice Home Loan, Inc. as its Subservicer pursuant to the Subservicing Agreement, under which the Subservicer has agreed to perform all the primary servicing obligations of the Servicer under the Servicing Agreement. The Servicer remains fully responsible for the performance of its obligations under the Servicing Agreement, notwithstanding its engagement of the Subservicer.

The Servicer

[                        ], or [            ], will act as the servicer of the mortgage loans pursuant to the servicing agreement, dated as of [                    ] (the “Agreement”), among the Servicer, Master Servicer, Subservicer and Trustee. [            ] is a [                    ] corporation having its principal executive office at [                        ].

In the event of a default by [            ] under the servicing agreement, the master servicer, subject to the provisions of the pooling and servicing agreement, will be required to enforce any remedies against [            ] and shall either find a successor servicer or shall assume the servicing obligations itself.

Delinquency and Foreclosure Experience of the Servicer

[TO BE PROVIDED BY THE SERVICER.]

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The Subservicer

The Subservicer, which will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the related properties in accordance with the provisions of the Pooling and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the mortgage loans, the Servicer will remain responsible, pursuant to the terms of the Pooling and Servicing Agreement, for the acts and omissions of the Subservicer with respect to its obligation to service the mortgage loans. In the event of the termination of the Subservicer, the Servicer will be responsible to engage another suitable subservicer to subservice the mortgage loans pursuant to the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default, which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Pooling and Servicing Agreement.

[Insert following disclosure, if applicable at the time of a given transaction, with respect to the Subservicer, as required by Item 1108 of Regulation AB:

•	a description of any material changes to the Subservicer’s policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type as the mortgage loans during the past three years.

•	to the extent material, whether any prior securitizations of mortgage loans of the same type as the mortgage loans involving the Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Subservicer utilizes or if there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Subservicer.

•	information regarding the Subservicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance.

•	a description, to the extent material, of any special or unique factors involved in servicing the mortgage loans and the Subservicer’s processes and procedures designed to address such factors.

•	to the extent material, statistical information regarding Subservicer advances on the Subservicer’s overall servicing portfolio for the past three years.

•	a description, to the extent material, of any ability of the Subservicer to waive or modify any terms, fees, penalties or payments on the mortgage loans and the effect of any such ability, if material, on the potential cash flows from the mortgage loans

•	a description of the Subservicer’s custodial responsibilities (safekeeping and preservation of assets)

•	a description of any limitation on Subservicer’s liabilities]

[Subservicer’s] Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the [Subservicer] subprime securitized servicing portfolio.]

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Delinquency and Foreclosure Experience of the Subservicer(1)

	As of [ ]			As of [ ]
	Number of Loans	Principal Balance(2)	% by Principal Balance	Number of Loans	Principal Balance(2)	% by Principal Balance
Current Loans
Period of Delinquency(3)
30-59 days
60-89 days
90 days or more
Foreclosure/bankruptcies(4)
Real Estate Owned
Total Portfolio

	As of [ ]			As of [ ]
	Number of Loans	Principal Balance(2)	% by Principal Balance	Number of Loans	Principal Balance(2)	% by Principal Balance
Current Loans
Period of Delinquency(3)
30-59 days
60-89 days
90 days or more
Foreclosure/bankruptcies(4)
Real Estate Owned
Total Portfolio

(1)	The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2)	For the REO properties, the principal balance is at the time of foreclosure.
(3)	No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4)	Exclusive of the number of loans and principal balance shown in the period of delinquency.

Collection and Other Servicing Procedures

The Subservicer strictly complies with Fannie Mae prescribed lending practices. The Subservicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments, subject to the provisions of the Pooling and Servicing Agreement, which requires the Master Servicer’s prior approval of certain actions by the Subservicer, including loan modifications and other loss-mitigation actions. See “Pooling and Servicing Agreement; Servicing Agreement” in this prospectus supplement.

With respect to mortgage loans in default, the Subservicer will be required to act in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) with Master Servicer approval, granting the borrower under the mortgage loan a modification or forbearance, or (iv) with Master Servicer approval, accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

The Subservicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

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If a mortgaged property has been or is about to be conveyed by the mortgagor, the Subservicer will be obligated to accelerate the maturity of the mortgage loan, unless the Subservicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust. If the Subservicer reasonably believes that it may be restricted, for any reason, from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust, the Subservicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the Subservicer for entering into an assumption agreement will be retained by the Subservicer as additional servicing compensation. In connection with any such assumption, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed.

POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT

General

The following summary describes a number of terms of the Pooling and Servicing Agreement and the Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Servicing Agreement, respectively. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement and the Servicing Agreement, respectively. Requests should be addressed to the Secretary, People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618 and its phone number is (949) 341-2000.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1) the amount of the related distribution to holders of each class of Certificates allocable to principal;

(2) the amount of such distribution to holders of each class of Certificates allocable to interest;

(3) the Prepayment Interest Shortfall for any class of Certificates;

(4) the Certificate Principal Balance of each class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

(5) the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(6) the Certificate rate for each class of Certificates for such Distribution Date;

(7) the amount of Advances included in the distribution on such Distribution Date;

(8) the cumulative amount of Realized Losses to date, in the aggregate;

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(9) the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each Certificate on any Distribution Date;

(10) the number and aggregate principal amounts of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans;

(11) with respect to mortgage loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date;

(12) whether a Trigger Event or a has occurred;

(13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(14) to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of mortgage loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such mortgage loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans.

The Securities Administrator may make available each month to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [(            )         -            ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator and requesting a copy. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Servicer Reports

Prior to the applicable Distribution Date, the Servicer (or the Subservicer on behalf of the Servicer) is required to deliver to the Securities Administrator and the Depositor a servicer remittance report setting forth the information as required by the Pooling and Servicing Agreement to enable the Securities Administrator to make the distributions described in this prospectus supplement and containing the information to be included in the report for that Distribution Date delivered by the Securities Administrator. Each of the Servicer, the Subservicer and the Master Servicer is required to deliver to the Depositor, the Master Servicer (in the case of the Servicer or the Subservicer), the Securities

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Administrator, the Trustee and the Rating Agencies by not later than March 1st of each year, starting in 2007, an officer’s certificate stating that:

a review of the activities of the Servicer, the Subservicer or the Master Servicer, as applicable, during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision; and to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects for such year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status of such failure, including the steps being taken by such party to remedy such failure.

In addition, on or prior to March 1st of each year, starting in 2007, the Servicer, the Subservicer, the Securities Administrator, the Master Servicer and the custodian will be required to deliver to the Depositor an assessment of compliance with servicing criteria that contains the following:

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria; the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the Securities Administrator at the address provided in this prospectus supplement.

Additional Matters with Respect to the Servicer

In addition to other servicer events of default as provided in the prospectus, it will be an event of default for the servicer if (a) any of the Rating Agencies reduces or withdraws the rating of any of the Offered Certificates for reasons attributable to the Servicer or (b) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Closing Date or (c) the net worth of the Servicer is less than $25,000,000. Such an event of default may result in the termination of the Servicer and the transfer of servicing to a successor Servicer.

The Servicer, on behalf of the trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the Servicer reasonably believes that

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such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan. See “Servicing of Mortgage Loans — Realization Upon or Sale of Defaulted Mortgage Loans” in this prospectus supplement.

When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the Servicer may write off the entire outstanding balance of a second lien mortgage loan as a bad debt. Any second lien mortgage loan may be written off as a realized loss by the Servicer after 180 days of delinquency.

The Subservicer

Pursuant to the Subservicing Agreement, the Subservicer (expected to be the Seller itself), as the Seller’s designee for the performance of the primary servicing, will perform all the primary servicing of the mortgage loans as though it were the Servicer. The Subservicer will be subject to termination by the Servicer if it fails to perform its obligations under the Subservicing Agreement and may be terminated upon failure of certain financial and other covenants. A transfer of the primary servicing, even to the Servicer, would likely result in increased delinquencies and losses on the mortgage loans. See “Risk Factors — A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans” in this prospectus supplement. The Subservicer has only limited experience in the servicing of mortgage loans except on a short term basis. See “Risk Factors — The Subservicer Has Limited Experience” in this prospectus supplement.

Pursuant to the Pooling and Servicing Agreement, the Subservicer will be required to solicit Master Servicer approval of its decisions regarding certain specific primary servicing duties. These will include:

(a)	Loss mitigation:

(i)	Review and approval of repayment and/or forbearance plans involving terms of greater than six months;

(ii)	Approval of short sale proposals; and

(iii)	Approval of deed-in-lieu decisions;

(b)	Approval of REO listing values;

(c)	Approval of loan modifications;

(d)	Approval of foreclosure timeline if the Subservicer proposes a timeline different from the Fannie Mae-required foreclosure timelines that arise, except that approval need not be obtained for re-projections because of legal matters that arise in the course of foreclosure (e.g., county delays in setting sale dates, proof of service of process, contested matters, title claims, legal issues such as temporary restraining orders and bankruptcy filings);

(e)	Approval of settlements proposed in the context of contested judicial foreclosures;

(f)	Review and recalculation of net realized losses on mortgage loans; and

(g)	Oversight of filing of hazard insurance claims for amounts greater than $10,000.

If the Subservicer requests Master Servicer approval and the Master Servicer does not approve, reject or modify the Subservicer’s proposal within two (2) Business Days following receipt by the Master Servicer

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of the Subservicer’s proposal by a written or electronic request from the Subservicer, the Subservicer shall submit an electronic escalation notice to three Master Servicing Officers of the Master Servicer. If the Subservicer does not receive a response to the escalation notice from the Master Servicer within three (3) Business Days, the Subservicer will be permitted to treat its proposal as having been approved.

At the Subservicer’s request, the Servicer will resign and assign its rights and obligations under the Servicing Agreement to the Subservicer, and the Subservicer will assume the role of the Servicer under the Servicing Agreement and the Master Servicer will consent to such resignation, assignment and assumption if (a) the Subservicer has been assigned a primary subprime mortgage loan servicer rating by each Rating Agency, (b) each Rating Agency has delivered to the Master Servicer a letter confirming that such resignation, assignment and assumption will not, in and of itself, result in a withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Offered Certificates, and (c) either (i) [                        ] shall have been acting as Servicer of the mortgage loans for at least 24 months and shall have received aggregate servicing compensation pursuant to the Servicing Agreement of at least $500,000 or (ii) the primary subprime servicer rating of [                        ] has been reduced to “Below Average” or its equivalent by any Rating Agency.

Servicing, Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be a portion of investment earnings on amounts held in the Payment Account. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain any assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Payment Account and any escrow accounts in respect of mortgage loans serviced by it. The Servicer is obligated to offset any Prepayment Interest Shortfall with respect to prepayments in full and in part in respect of the mortgage loans on any distribution date with Compensating Interest. The Master Servicer or the Servicer is obligated to pay ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement or the Servicing Agreement. However, the Master Servicer or the Servicer is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement and the Servicing Agreement. The trust may also be required to reimburse the Master Servicer for expenses incurred in connection with certain claims against the Master Servicer arising out of the Pooling and Servicing Agreement.

Termination

The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Pooling and Servicing Agreement, and of the Servicer created by the Servicing Agreement, will terminate upon (i) the later of the making of the final distribution or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (ii) the distribution to certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Seller may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such mortgage loan from the trust at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

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Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “The Agreements—Amendment” in the prospectus.

Resignation and Removal of Trustee

The Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a class of Offered Certificates, as Trustee with respect to the other class of Offered Certificates, in which event the [    ] will be obligated to appoint a successor Trustee for the Offered Certificates or such class of Offered Certificates within the period specified in the Pooling and Servicing Agreement. The Trustee may also be removed at any time by certificateholders representing more than 50% of the aggregate Certificate Principal Balance of the Offered Certificates then outstanding. The [    ] will remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Any resignation or removal of the Trustee will not become effective until the acceptance of the appointment by a successor Trustee.

Optional Termination

The [majority holder of the [    ] Certificates] [    ] may redeem the Offered Certificates from the trust on or after the distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the [majority holder of the [    ] Certificates] [    ] does not exercise its option to redeem the Offered Certificates within 90 days of the first possible optional termination date, the Servicer or the Subservicer may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect redemption and early retirement of the Offered Certificates. The redemption price for each class of Offered Certificates will be equal to 100% of the aggregate outstanding Certificate Principal Balance thereof and accrued and unpaid interest thereon (including any Basis Risk Shortfall Carry-Forward Amount) at the Certificate Rate through the date on which the Offered Certificates are redeemed in full together with all amounts due and owing to the Trustee, the Master Servicer, the Servicer, the Securities Administrator. The purchase price payable by the Servicer or the Subservicer for any terminating purchase shall be the unpaid principal balance of each mortgage loan plus accrued and unpaid interest thereon through the end of the month in which the purchase occurs, plus the fair market value of any REO property as determined by the Servicer in its good faith discretion; provided that the purchase price must at least equal (a) the redemption price for the Offered Certificates and (b) any amounts owed or reimbursable to the Servicer, Subservicer, Master Servicer, Trustee, Securities Administrator or custodian pursuant to the Agreements.

If net interest margin notes secured by the residual interests and prepayment penalties related to the mortgage loans are issued subsequent to the closing of this transaction, then any optional termination of the Issuing Entity may not be exercised until the net interest margin notes have been paid in full or until the investors in the net interest margin notes have consented to the optional termination.

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ASSIGNMENT OF MORTGAGE LOANS

General

On or prior to the date the Offered Certificates are issued, the Seller, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Pooling and Servicing Agreement, will in turn, convey each mortgage loan to the Trust, on behalf of the Issuing Entity; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

The Offered Certificates will be issued in accordance with the terms and conditions of the Pooling and Servicing Agreement. The Securities Administrator will authenticate and deliver the Offered Certificates at the direction of the [Depositor].

Representations

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the mortgage loans. Pursuant to the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Trustee, on behalf of the Issuing Entity, and pursuant to the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Trustee. The Trustee, on behalf of the certificateholders, will be required to enforce the representations and warranties of the Seller in the Mortgage Loan Purchase Agreement.

The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(b) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(c) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the

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Trustee, the Depositor, the Servicer, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) if within two years of the Closing Date, provide the Trustee with one or more Substitute Mortgage Loans to replace such mortgage loan(s) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Offered Certificates

[[The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the federal income tax consequences of an investment in the Offered Certificates see “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

General

The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the Basis Risk Shortfall Account, the Corridor Agreement and certain other assets specified in the pooling and servicing agreement) will comprise one or more REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes. The Class R Certificate represents ownership of the sole class of residual interest in each of the Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as owning an interest in a REMIC regular interest corresponding to that certificate (a “Regular Interest”) and (ii) as having entered into a limited recourse interest rate cap contract (a “Basis Risk Contract”) representing the right to receive Basis Risk Shortfall Amounts. The Regular Interest corresponding to a certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that interest payments will be determined without regard to any payments made from the Basis Risk Shortfall Account. Any payment on an Offered Certificate from the Basis Risk Shortfall Account will be deemed to have been paid pursuant to the Basis Risk Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Basis Risk Contract component and will be permitted to recognize a net deduction with respect to the Basis Risk Contract component, subject to the discussion under “—The Basis Risk Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

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A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components – the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale. Assuming that the certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMICs—Sale of REMIC Certificates.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.

The Basis Risk Contract Component

As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price of an Offered Certificate attributable to the Basis Risk Contract component must be amortized over the life of the Basis Risk Contract, taking into account the

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declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of an Offered Certificate.

Any Basis Risk Shortfall Amount paid to a beneficial owner of an Offered Certificate from the Basis Risk Shortfall Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Basis Risk Contract component, such excess represents income for the year. If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess represents a deduction for the year. Although not clear, income attributable to the Basis Risk Contract should be treated as ordinary income, and a deduction attributable to the Basis Risk Contract should be treated as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Basis Risk Contract component in computing the beneficial owner’s alternative minimum tax liability.

Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under the Basis Risk Contract component would be considered a “termination payment” under the Treasury regulations related to notional principal contracts (the “Swap Regulations”). It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Basis Risk Contract in connection with the sale or exchange of an Offered Certificate would be considered a “termination payment” under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the Basis Risk Contract equal to (a) any termination payment it received or is deemed to have received minus (b) the unamortized portion of any cap premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Contract.

Gain or loss realized upon the termination of the Basis Risk Contract component of the Offered Certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

OTHER TAXES

The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

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All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing. [Any expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, and such expenses are estimated to be approximately $ [ ]. [Any expenses incurred in connection with the selection and acquisition of the pool assets will be paid by [the Depositor,], [the Seller], [the Underwriter(s)] or any affiliate thereof, and such expenses are estimated to be approximately $[ ].

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated [                    ], the Underwriters, severally and not jointly, have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [                    ], against payment therefor in immediately available funds.

The Offered Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately [        ]% of the aggregate initial Certificate Principal Balance of the Offered Certificates, deducting expenses estimated to be approximately $[            ]. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Depositor and the Seller will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor and the Seller, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. The Underwriters or affiliates of the Underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the Offered Certificates will be used to repay the financing.

REPORTS TO CERTIFICATEHOLDERS

The securities administrator will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest distributions and the trust as is described in this prospectus supplement. See “The Pooling and Servicing Agreement—

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Reports to Certificateholders” in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “People’s Financial Realty Mortgage Securities Trust, Series [            ]” as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the Servicer will be required to furnish to the Securities Administrator or the Depositor, as applicable, the compliance statements, assessments of compliance and related accountants’ attestation reports detailed under “The Pooling and Servicing Agreement—Servicer Reports” in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust’s annual statement on Form 10-K for the Offered Certificates.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Sponsor by Hunton & Williams LLP, Richmond, Virginia, and for the Underwriters by [                    ], [            ], [            ].

SUMMARY OF FEES AND EXPENSES RELATED TO THE ISSUANCE OF THE CERTIFICATES

The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity	Any net interest or other income earned on deposits in the Payment Account.	Variable	Monthly	Not applicable

Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the Mortgage Loans	an aggregate monthly fee paid calculated at [ ]% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to any distributions to Certificateholders

Trustee Fee	Trustee	As consideration for acting in the capacity as the trustee under the operative documents.	Paid from the Master Servicer out of the Master Servicer’s own funds	[ ]	Monthly	Not applicable

Fees relating to the Corridor Agreement	Corridor Counterparty	As consideration for the Issuing Entity to receive payment in respect of the Corridor Agreement	Collections in respect of the Mortgage Loans	$[ ]	One-time, up-front payment	Not applicable

[1]	The Servicing Fee (including the Subservicing Fee) may be adjusted on account of the payment of compensating interest. See “Yield on the Offered Certificates — Interest Shortfalls and Realized Losses” in this prospectus supplement

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Certain expenses of the Trustee, the Master Servicer, the Servicer, the Subservicer and the Custodian will generally be reimbursed prior to distributions to the holders of the Certificates as provided in the Pooling and Servicing Agreement.

AFFILIATIONS AND RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of the Sponsor. The Sponsor is the ultimate parent of the Seller, which is the same entity as the Subservicer. The Master Servicer and the Securities Administrator are the same entity.

[Insert disclosure of any related transactions required pursuant to Item 1119 of Regulation AB.]

LEGAL PROCEEDINGS

[Insert brief description of any legal proceedings pending against sponsor, depositor, trustee, master servicer, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders as required pursuant to Item 1117 of Regulation AB.]

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RATINGS

It is a condition to the issuance of the Offered Certificates that each class of the Offered Certificates receive the ratings specified in the chart on page S-5 of this Prospectus Supplement.

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield because of non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT MATTERS

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

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Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions.

The Offered Certificates are eligible for relief under an administrative exemption issued to [                        ](Prohibited Transaction Exemption (“PTE”) [            ] as most recently amended and restated by PTE 2002-41 (the “Exemption”)), and may be purchased by Plans, or by a person acting for, on behalf of or with plan assets of, such Plan if certain conditions stated in the Exemption are met.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in this prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus supplement to be eligible for exemptive relief:

•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

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•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such certificate.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

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A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.

The rating of an Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the trustee unless:

(a)	the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(b)	the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)	the trustee and the trust administrator receive an opinion of counsel satisfactory to the trustee and the trust administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the master servicer or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

If a class of Offered Certificates no longer has a rating of at least BBB-, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances. For a full discussion of the ERISA considerations applicable to a purchase of the Certificates see “ERISA Considerations” in the prospectus.

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GLOSSARY

Accrual Period — For any class of Offered Certificates, the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the Closing Date) to and including the day prior to the current distribution date.

Accrued Certificate Interest — With respect to any distribution date and each class of Offered Certificates, interest accrued during the related Accrual Period at the then-applicable Certificate Rate on the related Certificate Principal Balance thereof immediately prior to such distribution date, provided, however, that for any class of Subordinate Certificates, such amount shall be reduced by the amount, if any, specified in clause (a) of the definition of Deferred Interest for such class for such distribution date. The Accrued Certificate Interest on the Offered Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the related Accrual Period.

Agreements — The Pooling and Servicing Agreement, the Servicing Agreement, the Subservicing Agreement, the Administration Agreement and the Mortgage Loan Purchase Agreement.

Applied Loss Amount — On any distribution date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related due period and distributions of principal on the Offered Certificates on such distribution date, the excess, if any, of the total Certificate Principal Balances of the Offered Certificates over the Stated Principal Balance of the Mortgage Loans in both Loan Groups on each distribution date.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Basic Principal Distribution Amount — With respect to any distribution date, excess, if any, of (x) the Principal Funds for such distribution date, over (y) the Overcollateralization Release Amount.

Basis Risk Shortfall — With respect to any class of Offered Certificates, on each distribution date where clause (iii) of the definition of “Certificate Rate” is less than clauses (i) or (ii) of the definition of “Certificate Rate,” the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to the lesser of clauses (i) or (ii) of the definition of “Certificate Rate” over (y) Accrued Certificate Interest on such Class, computed at the related Net WAC Cap.

Basis Risk Shortfall Carry-Forward Amount — With respect to each class of Offered Certificates and any distribution date, as determined separately for each such class of Offered Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Offered Certificates on such distribution date, plus any unpaid Basis Risk Shortfall for such class of Offered Certificates from prior distribution dates, plus interest thereon at the related Certificate Rate (without regard to the Net WAC Cap) for such distribution date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow [or from payments received under the Corridor Agreement].

Book-Entry Certificates — Each class of Offered Certificates for so long as they are issued, maintained and transferred at DTC.

Certificate Margin — With respect to the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, on any distribution date prior to the Step-Up Date, [                    ] and [        ]% per annum, respectively, and on any distribution date on and after the Step-Up Date, [        ]% and [        ]% per annum, respectively.

Certificate Principal Balance — With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance thereof reduced by the aggregate of all amounts allocable to principal previously paid with respect to such Certificate.

Certificate Rate — With respect to each distribution date and each class of the Offered Certificates, a floating rate equal to the least of (i) One-Month LIBOR plus the related Certificate margin, (ii) the Maximum Certificate Rate and (iii) the Net WAC Cap with respect to such distribution date.

Class 1A Certificates — The Class 1A1, Class 1A2 and Class 1A3 Certificates.

Class 2A Certificates — The Class 2A1 Certificates.

Class A Certificates — The Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates.

Class A Principal Allocation Fraction — For any distribution date and each class of Class A Certificates, a fraction, (x) the numerator of which is the Principal Funds with respect to the mortgage loans in the related Loan Group to be distributed on that distribution date, and (y) the denominator of which is the Principal Funds for all the mortgage loans to be distributed on that distribution date.

Class M Certificates — The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates.

Class M1 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M2 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class M1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M3 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1 and Class M2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 and Class M2 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate

Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M4 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2 and Class M3 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2 and Class M3 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M5 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3 and Class M4 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3 and Class M4 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M6 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4 and Class M5 (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M7 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M8 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M9 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M10 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Class M11 Principal Distribution Amount — For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates) and (ii) the Certificate Principal Balance of the Class M11 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Closing Date — [                    ].

Code — The Internal Revenue Code of 1986, as amended.

Compensating Interest — With respect to any distribution date, any distributions made by the Master Servicer, the Servicer or the Subservicer from its own funds to cover Prepayment Interest Shortfalls, which shall be required to be paid in accordance with the Servicing Agreement or the Pooling and Servicing Agreement in an amount equal to the lesser of (x) the amount, if any, by which the aggregate Prepayment Interest Shortfalls in respect of such distribution date exceed any aggregate Prepayment Interest Excess in respect of such distribution date and (y) the Servicing Fee received with respect to the related Due Period.

[Corridor Agreement — The interest rate corridor agreement between the Trustee and the Corridor Counterparty for the benefit of the Offered Certificates.]

[Corridor Counterparty —                                 ].

CPR — A constant rate of prepayment on the mortgage loans.

Cut-off Date — [                    ].

Deferred Interest — For each class of Subordinate Certificates and any Distribution Date, the sum of (a) the aggregate amount of interest accrued at the applicable Certificate Rate without regard to the Net WAC Cap during the related Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior distribution dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such distribution date on the amount in clause (b) at the Certificate Rate applicable to such class without regard to the Net WAC Cap.

Delinquency Rate — For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month.

Depositor — People’s Choice Home Loan Securities Corp.

Determination Date — With respect to any distribution date, is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to each mortgage loan, the first day of the month.

Due Period — With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount — With respect to any distribution date, the lesser of (i) the Net Monthly Excess Cashflow for such distribution date and (ii) the excess, if any, of (a) the

Overcollateralization Target Amount over (b) the Overcollateralized Amount on such distribution date (after taking into account distributions to the Offered Certificates of the Basic Principal Distribution Amount on such distribution date).

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the Subservicer that it has received all Liquidation Proceeds and other payments or cash recoveries which the Servicer or the Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Fitch — Fitch, Inc.

Trustee — [                                ].

Interest Determination Date — With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related distribution date on which such Accrual Period commences.

Interest Funds — For any distribution date will equal (A) the sum of (i) all interest received or advanced by the Securities Administrator in the related Due Period and available in the Payment Account on that distribution date, (ii) all Compensating Interest paid with respect to mortgage loans that prepaid during the related Prepayment Period and (iii) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; net of (B) any amounts paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator, the Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed extraordinary expenses payable out of Net Monthly Excess Cashflow on that distribution date.

IRS — The Internal Revenue Service.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London.

LIBOR Certificates — The Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates.

Master Servicer — [Wells Fargo Bank, National Association, in its capacity as master servicer under the Agreements.]

Master Servicing Officer — Any supervisory or management officer of the Master Servicer, involved in, or responsible for, the administration and master servicing of mortgage loans included in the Trust, whose name appears on a list of master servicing officers appearing in an Officer’s Certificate furnished by the Master Servicer to the Trustee, in which certificate the Master Servicer certifies that such officers are in supervisory or management roles, as such list may be amended from time to time.

Maximum Certificate Rate — With respect to each class of the Offered Certificates, [        ]% per annum.

Monthly Advance — An advance of principal or interest required to be made by the Servicer (net of the Servicing Fee), or the Subservicer (net of the Subservicing Fee), pursuant to the Servicing Agreement.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Depositor, whereby the mortgage loans are being sold to the Depositor by the Seller.

Net Monthly Excess Cashflow — For any distribution date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such distribution date over (y) the sum of the aggregate Accrued Certificate Interest for the Offered Certificates and, without duplication of amounts deducted pursuant to the definition of “Interest Funds,” amounts payable to the Servicer and the Master Servicer, as provided in “Description of the Offered Certificates —Interest Distributions on the Offered Certificates” in this prospectus supplement.

Net Mortgage Rate — For any mortgage loan at any date of determination, the then applicable mortgage rate thereon minus the Servicing Fee Rate, expressed as a per annum percentage of the aggregate Stated Principal Balance of the mortgage loans prior to such distribution date.

Net WAC Cap — (a) with respect to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, the Pool 1 Net WAC Cap, (b) with respect to the Class 2A1 Certificates, the Pool 2 Net WAC Cap and (c) with respect to the Subordinate Certificates, the Subordinate Net WAC Cap.

Offered Certificates — The Class A and Class M Certificates.

OID Regulations — Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Overcollateralization Deficiency Amount — With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

Overcollateralization Floor — With respect to any distribution date, [0.50]% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Overcollateralization Release Amount — With respect to any distribution date, the lesser of (x) the Principal Funds for such distribution date and (y) the amount, if any, by which the Overcollateralized Amount exceeds the Overcollateralization Target Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

Overcollateralization Target Amount — With respect to any distribution date prior to the Stepdown Date, 2.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. With respect to any distribution date on or after the Stepdown Date, the greater of (x) [        ]% of the aggregate Stated Principal Balance (after giving effect to scheduled payments of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on the mortgage loans prior to and during the related Prepayment Period) of the mortgage loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any distribution date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior distribution date.

Overcollateralized Amount — For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on the mortgage loans prior to and during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

Prepayment Assumption — A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable-rate mortgage loans, 5.0% CPR in month 1, building to 27.0% by month 12, 27.0% CPR for months 12 through 23, 60.0% CPR for months 24 through 27, and 30.0% CPR for months 28 and beyond; and (ii) with respect to the fixed-rate mortgage loans, 4.6% CPR in month 1, building to 23.0% CPR by month 12, and, on and after month 12, 23.0% CPR.

Pool 1 Net WAC Cap — with respect to each distribution date and the Class 1A1, Class 1A2 and Class 1A3 Certificates, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group 1, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such distribution date.

Pool 2 Net WAC Cap — with respect to each distribution date and the Class 2A1 Certificates, the per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group 2, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such distribution date.

Pool Subordinate Amount — with respect to any Group of Mortgage Loans and any distribution date, the excess of the Stated Principal Balance for such Group for the immediately preceding Distribution Date over the aggregate Certificate Principal Balances of the Class 1A1, Class 1A2 and Class 1A3 Certificates (in the case of Group 1) or the Class 2A1 Certificates (in the case of Group 2), immediately prior to the related Distribution Date.

Prepayment Interest Excess — With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such distribution date occurs and ending on the 15th day of the calendar month in which such distribution date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such prepayment for the number of days commencing on the first day of the calendar month in which such distribution date occurs and ending on the last date through which interest is collected from the related mortgagor. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Interest Shortfall — With respect to any distribution date and any mortgage loan that was subject to (i) a principal prepayment in full during the portion of the related Prepayment Period for principal prepayments in full beginning on the 16th day of the calendar month before the calendar month in which such distribution date occurs and ending on the last day of such preceding calendar month or (ii) a principal prepayment in part during the related Prepayment Period for principal prepayments in part, an amount equal to the difference between (a) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part on such mortgage loan and (b) the scheduled interest portion of the monthly payment of such mortgage loan, adjusted to the applicable Net Mortgage Rate. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Period — With respect to any distribution date, (i) for principal prepayments in full (including as a result of a liquidation) the period beginning on the 16th day of the calendar month immediately preceding the month in which such distribution date occurs, or the Cut-off Date in the case of the first Prepayment Period, and ending on the 15th day of the calendar month in which such distribution date occurs, and (ii) for principal prepayments in part, the calendar month preceding the calendar month in which such distribution date occurs. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Principal Deficiency Amount — For any distribution date, the excess of the aggregate Certificate Principal Balance of the Offered Certificates (after giving effect to distributions on such distribution date) over the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled distributions of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any Realized Losses incurred on the mortgage loans prior to and during the related Prepayment Period). On any distribution date, for the purposes of calculating Accrued Certificate Interest only, the total Principal Deficiency Amount shall be allocated among the classes of Subordinate Certificates in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any distribution date will first be allocated to the Class M11 Certificates and, to the extent the Principal Deficiency Amount for such distribution date exceeds the aggregate Certificate Principal Balance of the Class M11 Certificates, such Principal Deficiency Amount shall be allocated to the Class M10 Certificates, and so on.

Principal Distribution Amount — For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Funds — For any distribution date and any Loan Group or the mortgage loans in the aggregate, as applicable, (A) the sum of (i) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans or redemption of the Offered Certificates by the Seller or holder of the Class R Certificates, Liquidation Proceeds and Insurance Proceeds, including any amounts recovered with respect to a mortgage loan subsequent to the liquidation or charge-off of such mortgage loan, in each case to the extent applied as recoveries of principal; net of (B) any amounts paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed extraordinary expenses payable out of Net Monthly Excess Cashflow on that distribution date (to the extent not reimbursed from Interest Funds).

Rating Agencies — S&P, Moody’s and Fitch.

Record Date — With respect to any Book-Entry Certificates and any distribution date, the close of business on the Business Day immediately preceding such distribution date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (c) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Seller.

Relief Act — The Servicemembers Civil Relief Act, as amended, or any similar state law.

Relief Act Shortfall — For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (a) 100% of the Stated Principal Balance of such mortgage loan plus accrued but unpaid interest on the Stated Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (b) any unreimbursed Monthly Advances and Servicing Advances payable to the Servicer of the mortgage loan and (c) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Rolling Three-Month Delinquency Rate — With respect to any distribution date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator — [Wells Fargo Bank, National Association, in its capacity as securities administrator under the Agreements.]

Seller — People’s Choice Home Loan, Inc., in its capacity as seller under the Mortgage Loan Purchase Agreement.

Senior Enhancement Percentage — For any distribution date, the percentage obtained by dividing (x) the excess, if any of (1) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralized Amount over (2) the total Principal Deficiency Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

Senior Principal Distribution Amount — For any distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, the lesser of (A) the Principal Distribution Amount, and (B) an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date multiplied by approximately [        ]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans in respect of such distribution date exceeds (ii) the Overcollateralization Floor.

Servicer — [                                ], and its successors and assigns, in its capacity as servicer under the related servicing agreement or any successor servicer appointed pursuant to the Servicing Agreement.

Servicing Fee — With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Servicing Fee Rate — On each mortgage loan, [        ]% per annum, comprised of the Servicer’s Fee Rate of [        ]% per annum plus the Subservicer’s Fee Rate of [        ]% per annum.

Six-Month LIBOR — The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by The Wall Street Journal and, in most cases, as most recently available forty-five days preceding such adjustment date.

Sponsor — People’s Choice Financial Corporation.

Stated Principal Balance — With respect to any mortgage loan or related REO property as of any distribution date, the principal balance thereof as of the Cut-off Date, reduced by the sum of (i) the principal portion of the scheduled principal payments due with respect to such mortgage loan during each Due Period ending prior to such distribution date (to the extent received or advanced), (ii) all principal prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied as recoveries of principal with respect to such mortgage loan, that were received by the Master Servicer, the Servicer or the Subservicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (iii) any realized losses on such mortgage loan incurred during the related Prepayment Period. The stated principal balance of a liquidated mortgage loan equals zero.

Stepdown Date — The earlier to occur of (1) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the distribution date occurring in [                    ] and (y) the first distribution date on which the Senior Enhancement Percentage (calculated, for this purpose only, before giving effect to distributions on the Certificates on such distribution date, but using the Stated Principal Balance of the mortgage loans for such distribution date) is greater than or equal to approximately [        ] %.

Step-Up Date — The first distribution date following the first month in which the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Structuring Assumptions — The structuring assumptions set forth in “Yields on the Offered Certificates–Weighted Average Lives” in this prospectus supplement.

Subordinate Certificates — The Class M Certificates.

Subordinate Net WAC Cap —with respect to any Class M Certificate and any distribution date, the weighted average of the Pool 1 Net WAC Cap and the Pool 2 Net WAC Cap, weighted on the basis of the Pool Subordinate Amount for each Loan Group; provided, however, that on any distribution date after the Certificate Principal Balances of the Senior Certificates related to either Mortgage group have been reduced to zero, such weighting shall be on the basis of the Stated Principal Balance of each Loan Group.

Subservicer — People’s Choice Home Loan, Inc.

Subservicing Agreement – That certain subservicing agreement, dated as of [                    ], between the Servicer and the Subservicer.

Subservicing Fee – With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Subservicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Subservicing Fee Rate – With respect to any mortgage loan, [        ]% per annum.

Substitute Mortgage Loan — A mortgage loan substituted by the Seller for a mortgage loan as to which a breach of one or more of the Seller’s representations and warranties made in the Mortgage Loan Purchase Agreement has occurred, which mortgage loan must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled monthly payment due in the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than that of (and not more than 1.00% per annum higher than that of), that of the deleted mortgage loan; (iii) have a loan-to-value ratio no higher than that of the deleted mortgage loan; (iv) have a remaining term to maturity no greater than one year more than that of (and no greater than one year less than that of) the deleted mortgage loan; and (v) comply with each representation and warranty made by the Seller in the Mortgage Loan Purchase Agreement.

Telerate Screen Page 3750 — The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trigger Event — A Trigger Event is in effect with respect to any distribution date if:

(1) the Rolling Three-Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 33.00% of the Senior Enhancement Percentage; or

(2) the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date:

Distribution Date	Loss Percentage
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] through [ ]	[ ]% plus 1/12th of [ ]% for each month thereafter
[ ] and thereafter	[ ]%

Underwriters — [                                ], [                                ], [                                ] and [                                ].

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered People’s Financial Realty Mortgage Securities Trust, Series [            ], Mortgage-Backed Certificates, Series [            ], Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of mortgage-backed pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of mortgage-backed pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Because of time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

People’s Financial Realty Mortgage Securities Trust, Series

[            ]

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation

Sponsor

$[                            ]

Mortgage-Backed Pass-Through Certificates

Series [            ]

PROSPECTUS SUPPLEMENT

[                                ]

[ ]	[ ]	[ ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the Certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

Depositor

PEOPLE’S CHOICE FINANCIAL CORPORATION

Sponsor

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;

•	home equity revolving lines of credit;

•	mortgage loans where the borrower has little or no equity in the related mortgaged property;

•	mortgage loans secured by one-to-four-family residential properties;

•	mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein.

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2006.

i

ii

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans will include sub-prime loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, interest rate or currency swaps and various forms of credit enhancement identified in this prospectus as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or similar agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty, or insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans will include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

•	Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•	Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•	Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•	Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•	Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•	Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•	Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•	Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related Pooling and Servicing Agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a Pooling and Servicing Agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”) or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•	with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•	the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•	there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•	the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•	to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related Pooling and Servicing Agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Substitute Mortgage Loan generally will, on the date of substitution:

•	have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•	have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

The master servicer or the trustee will be required under the applicable Pooling and Servicing Agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a Pooling and Servicing Agreement or a servicing agreement. A form of Pooling and Servicing Agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a Pooling and Servicing Agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related Pooling and Servicing Agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related Pooling and Servicing Agreement or servicing agreement and identify the responsibilities of the parties to that Pooling and Servicing Agreement or servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a Pooling and Servicing Agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the Pooling and Servicing Agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each Pooling and Servicing Agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the Pooling and Servicing Agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related Pooling and Servicing Agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

Under a Pooling and Servicing Agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the Pooling and Servicing Agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectibility of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related Pooling and Servicing Agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the Pooling and Servicing Agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a Pooling and Servicing Agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a Pooling and Servicing Agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related Pooling and Servicing Agreement or servicing agreement and described in the prospectus supplement.

The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related Pooling and Servicing Agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable Pooling and Servicing Agreement or servicing agreement.

If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

In accordance with the terms of each Pooling and Servicing Agreement or servicing agreement as applicable, certain transaction parties will be required to provide to the depositor and the trustee an assessment of compliance with certain of the servicing criteria identified in Item 1122(d) of Regulation AB (the “Servicing Criteria”) applicable to such transaction party. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. In addition, any subservicer or subcontractor of any of the transaction parties that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the depositor and the trustee an assessment of compliance with the Servicing Criteria related to such party’s activities. Each party that is required to deliver an assessment of compliance will also be required to deliver an attestation report from a firm of independent accountants on the related assessment of compliance. Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Pooling and Servicing Agreement or servicing agreement as applicable, will further provide that certain transaction parties will be required to provide to the depositor and the trustee, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or servicing agreement as applicable, throughout the preceding year or, if there has been a failure in the fulfillment of any obligation in any material respect, the statement will specify each failure known to such officer and the nature and status of that failure.

Copies of each of the reports referenced in this section may be obtained by securityholders without charge upon written request to the master servicer or trustee.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a Pooling and Servicing Agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each Pooling and Servicing Agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the Pooling and Servicing Agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the Pooling and Servicing Agreement or owner trust agreement:

•	the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the Pooling and Servicing Agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•	all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•	any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement” and as described in the related prospectus supplement.

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, which shall end no later than one year after the related Closing Date, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following:

•	a single class of securities;

•	two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

•	two or more classes of securities, one or more classes of which will be Strip Securities;

•	two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including “planned amortization classes” and “targeted amortization classes”), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities; or

•	other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related Pooling and Servicing Agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the Pooling and Servicing Agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•	the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•	an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related Pooling and Servicing Agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related Pooling and Servicing Agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related Pooling and Servicing Agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, the mortgage to the related trustee (or the custodian), by either (1) causing an electronic transfer of that security or (2) providing a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling and Servicing Agreement or indenture, and within the time period specified in the related Pooling and Servicing Agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related Pooling and Servicing Agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling and Servicing Agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•	any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•	to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•	any other amounts required to be deposited in the Distribution Account as provided in the related Pooling and Servicing Agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the related servicer to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1) to make distributions to the related securityholders on each distribution date;

(2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursements to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the depositor”;

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible REMIC Taxes”;

(12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related Pooling and Servicing Agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17) to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the Pooling and Servicing Agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the aggregate proceeds of the offering of the related securities. The related Pooling and Servicing Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. No transfer may occur later than one year after the related Closing Date. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related Pooling and Servicing Agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related Pooling and Servicing Agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

•	the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

•	the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

•	the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

•	the balance of the reserve fund, if any, at the close of business on the distribution date;

•	the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

•	the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

•	with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable Pooling and Servicing Agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the Pooling and Servicing Agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.”

The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the Pooling and Servicing Agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.”

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

This prospectus includes all structural features. The prospectus supplement will not include additional credit enhancement.

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable Pooling and Servicing Agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable Pooling and Servicing Agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under” Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps

The trustee on behalf of a trust fund may enter into interest rate or currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

There can be no assurance that the trustee will be able to enter into or offset swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap when it would be economically advantageous to the trust fund to do so.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•	at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•	advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•	in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Pooling and Servicing Agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the Pooling and Servicing Agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The Pooling and Servicing Agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the Pooling and Servicing Agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor is People’s Choice Home Loan Securities Corp. The depositor was incorporated in the State of Delaware on December 12, 2003 as a wholly-owned subsidiary of People’s Choice Home Loan, Inc., a Wyoming corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor maintains its principal office at 7515 Irvine Center Drive, Irvine, California 92618. Its telephone number is (949) 341-2000.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a Pooling and Servicing Agreement or other agreement specified in the related prospectus supplement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a Pooling and Servicing Agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a Pooling and Servicing Agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a Pooling and Servicing Agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The depositor”.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the Pooling and Servicing Agreement or servicing agreement.

Each Pooling and Servicing Agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each Pooling and Servicing Agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the Pooling and Servicing Agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each Pooling and Servicing Agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related Pooling and Servicing Agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a Pooling and Servicing Agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the Pooling and Servicing Agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the Pooling and Servicing Agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•	any failure by the master servicer to make a required deposit to the Distribution Account which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•	any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the Pooling and Servicing Agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•	events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related Pooling and Servicing Agreement; and

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the Pooling and Servicing Agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related Pooling and Servicing Agreement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the Pooling and Servicing Agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the Pooling and Servicing Agreement.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•	any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•	any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•	events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•	failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66- 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Pooling and Servicing Agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•	to change the timing and/or nature of deposits in the Distribution Account, provided that (1) the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (2) the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable Rating Agency,

•

if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by the Pooling and Servicing Agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

The trustee under each Pooling and Servicing Agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) of the related mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the Pooling and Servicing Agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable Pooling and Servicing Agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation “within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related Pooling and Servicing Agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling and Servicing Agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

•	Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

•	Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

•	Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related Pooling and Servicing Agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Hunton & Williams LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “Taxation of Owners of REMIC Regular Certificates Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “Taxation of Owners of REMIC Residual Certificates General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

Regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income: (a) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expect to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. In addition, the regulations require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “non-economic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “non-economic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of REMIC Regular Certificates Market Discount” and “Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction.

In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the

REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

•	any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s]

(including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a

“qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act.

The Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the amendment will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•	all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•	the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•	solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•	the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•	amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•	the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•	the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•	and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, a PTCE or an investor-based exemption, a fiduciary of a plan or other plan asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, PTCE 83-1 one of the class exemptions or section 401(c) of ERISA would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, one of the class exemptions or section 401(c) of ERISA, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Hunton & Williams LLP, Richmond, Virginia.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facility maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

STATIC POOL INFORMATION

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, may be available online at an Internet Website address specified in the applicable prospectus supplement. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an issuing entity will include information, to the extent material, presented in periodic increments, relating to:

•	payment delinquencies of the assets;

•	cumulative losses with respect to the assets; and

•	prepayments of the assets.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year): the number of securitized assets or originated or purchased assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the assets.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the assets in any issuing entity established on or after January 1, 2006, information regarding those assets for periods before January 1, 2006.

Static pool information made available via an Internet Website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

In the event that static pool information cannot be acquired by the sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations. See “Description of the Securities—Reports to Securityholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618 or by telephone at (949) 341-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security—A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller—People’s Choice Home Loan, Inc., the parent of the depositor, and their respective affiliates.

Agreement—An owner trust agreement, servicing agreement, indenture or Pooling and Servicing Agreement.

ARM Loan—A mortgage loan with an adjustable interest rate.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code—Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner—A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors—Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan’s investment in the entity.

Buydown Account—With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds—With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period—The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

CERCLA—The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream—Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date—With respect to any series of securities, the date on which the securities are issued.

Code—The Internal Revenue Code of 1986.

Commission—The Securities and Exchange Commission.

Committee Report—The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act—The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

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Contract—Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax—With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative—With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act—The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss—A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest—If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan—A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction—A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date—The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC—The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account—One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

DOL—The U.S. Department of Labor.

DOL Regulations—Regulations by the DOL promulgated at 29 C.F.R. Sections 2510.3-101.

DTC—The Depository Trust Company.

DTC Registered Security—Any security initially issued through the book-entry facilities of the DTC.

Eligible Account—An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

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Equity Certificates—With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA—The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans—Employee pension and welfare benefit plans subject to ERISA.

Exemption—An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency—Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act—The Securities Exchange Act of 1934, as amended.

Extraordinary Loss—Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss—A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount—The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule—The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act—The Garn-St Germain Depository Institutions Act of 1982.

Global Securities—The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate—A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate—A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate—A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund—A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans—Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

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High LTV Loans—Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act—The National Housing Act of 1934, as amended.

Index—With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index derived from interest rate or currency transactions and not a securities or commodities index.

Insurance Proceeds—Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary—An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS—The Internal Revenue Service.

Issue Premium—The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity—With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds—(1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio—With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home—Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required

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utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account—One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate—With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance—An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin—With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations—The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS—The Office of Thrift Supervision.

Parties in Interest—With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code.

Percentage Interest—With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments—United States government securities and other investment grade obligations specified in the related Pooling and Servicing Agreement or the related servicing agreement and indenture.

Plan Assets—“Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans—ERISA Plans and Tax Favored Plans.

Prepayment Assumption—With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall—With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss—With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

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Primary Insurance Policy—A primary mortgage guaranty insurance policy.

Primary Insurer—An issuer of a Primary Insurance Policy.

Protected Account—One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE—Prohibited Transaction Class Exemption.

Rating Agency—A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss—Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date—The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act—The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

REMIC—A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator—The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates—Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions—Sections 860A through 860G of the Code.

REMIC Regular Certificate—A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder—A holder of a REMIC Regular Certificate.

REMIC Residual Certificate—A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder—A holder of a REMIC Residual Certificate.

REMIC Regulations—The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO—The Racketeer Influenced and Corrupt Organizations statute.

Securities Act—The Securities Act of 1933, as amended.

Seller—The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

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Single Family Property—An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA—The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss—(1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security—A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Substitute Mortgage Loan—A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Tax Favored Plans—Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

TILA—The Federal Truth-in-Lending Act.

Title V—Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII—Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers—Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person—A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value—With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged

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property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

Registration Fee - Securities and Exchange Commission	$823,900
Printing and Engraving Fees	90,000
Accounting Fees and Expenses	300,000
Legal Fees and Expenses	900,000
Trustee Fees and Expenses	225,000
Rating Agency Fees	1,800,000
Miscellaneous Expenses	500,000

Total	$4,638,900

Item 15. Indemnification of Directors and Officers.

The Sale and Servicing Agreement or the Pooling and Servicing Agreement, with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement, with respect to each series of Notes, will provide that no director, officer, employee or agent of the Company is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Sale and Servicing Agreement or the Pooling and Servicing Agreement, with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement, with respect to each series of Notes, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Company is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Sale and Servicing Agreement or such Servicing Agreement, Indenture and Trust Agreement and related Securities, other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the officers and directors of People’s Choice Home Loan Securities Corp. (the “Company” or the “Registrant”) who signed this Registration Statement and certain controlling persons of the Company against certain liabilities which might arise under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement‡
3.1	Restated Certificate of Incorporation of Registrant*
3.2	By-Laws of Registrant*
4.1.1	Form of Pooling and Servicing Agreement for an Offering of Mortgage-Backed Certificates†
4.2.1	Form of Servicing Agreement for an Offering of Mortgage-Backed Notes‡
4.3	Form of Trust Agreement for an Offering of Mortgage-Backed Notes*
4.4.1	Form of Indenture for an Offering of Mortgage-Backed Notes‡
4.5	Form of Sale and Servicing Agreement for an Offering of Mortgage-Backed Notes‡
4.6	Form of Subservicing Agreement‡
5.1	Legality Opinion of Hunton & Williams LLP‡
8.1	Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure‡
8.2	Tax Opinion of Hunton & Williams LLP re: REMIC Certificates†
8.3	Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates†
8.4	Tax Opinion of Hunton & Williams LLP re: Notes†
23.1	Consent of Hunton & Williams LLP (included as part of Exhibits 5.1)
24.1	Power of Attorney*
99.1	Form of Custodial Agreement‡
99.2	Form of Administration Agreement for an Offering of Mortgage-Backed Notes‡
99.3	Form of Mortgage Loan Purchase Agreement‡

*	Incorporated by reference from Registration Statement on Form S-3 (File No. 333-119899).
+	Incorporated by reference from Registration Statement on Form S-3 (File No. 333-125734).
‡	Incorporated by reference from Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-125734).
†	Incorporated by reference from Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-125734).

Item 17. Undertakings.

(a) Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Prospectus Supplement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Undertaking in Respect of Qualification of Trust Indenture Act of 1939.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Filings Regarding Asset-Backed Securities that Provide Certain Information through an Internet Web Site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 18, 2006.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

By:	/s/ NEIL B. KORNSWIET
Name:	Neil B. Kornswiet
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ NEIL B. KORNSWIET Neil B. Kornswiet	Director and President (Principal Executive Officer)	July 18, 2006

/s/ BRAD S. PLANTIKO Brad S. Plantiko	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 18, 2006